UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
☒
 Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
VISTRA CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2025 Annual Meeting

of Stockholders and

Proxy Statement

2025 Annual Meeting of Stockholders:

Wednesday, April 30, 2025, at 9:00 a.m. (CT)

Virtual Meeting

(Register in advance at: www.proxydocs.com/VST)

Whether or not you will be able to attend the 2025 Annual Meeting,

please vote your shares promptly so that you may be represented at the meeting.

Vistra Corp. 6555 Sierra Drive Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Place: Virtual Meeting Register in advance at: www.proxydocs.com/VST	Time and Date: 9:00 a.m. (CT) Wednesday, April 30, 2025	Record Date: March 3, 2025

To the Stockholders of Vistra Corp.:

The 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Vistra Corp. (the “Company” or “Vistra”) will be held for the following purposes:

1.	To elect the 11 directors named in this proxy statement to serve on the Board of Directors (the “Board”) until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”);

2.	To approve, on a non-binding advisory basis, the 2024 compensation of the Company’s named executive officers;

3.

To approve an amendment to the Company’s certificate of incorporation (as amended and restated, the “Restated Certificate of Incorporation”) to provide for the exculpation of officers as permitted by Delaware Law;

4.	To approve an amendment to the Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the Company;

5.	To approve an amendment to the Restated Certificate of Incorporation to remove supermajority voting standards;

6.	To approve the Company’s 2025 Employee Stock Purchase Plan; and

7.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the 2025 Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

In order to attend the 2025 Annual Meeting, you must register in advance at www.proxydocs.com/VST prior to the deadline of April 25, 2025 at 5:00 p.m. (ET). Following registration, you will immediately receive a confirmation e-mail, which will include information about when you should expect to receive a unique link to gain access to the meeting. Whether or not you will be able to attend the meeting, PLEASE VOTE YOUR SHARES PROMPTLY BY EITHER SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD OR CASTING YOUR VOTE VIA TELEPHONE OR THE INTERNET AS DIRECTED ON THE PROXY CARD.

By Order of the Board of Directors,

Yuki Whitmire
Vice President, Associate General Counsel, and Corporate Secretary

March 19, 2025

Proposal 2 – Advisory Vote on 2024 Compensation of Named Executive Officers	71

Other Information	72

Beneficial Ownership of Common Stock of The Company	72

CEO Pay Ratio	74

Pay Versus Performance	75

Equity Compensation Plan Information	80

Proposal 3 – Amendment to the Company’s Restated Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law	81

Proposal 4 – Amendment to the Company’s Restated Certificate of Incorporation to Repeal Provisions Relating to the Waiver of Corporate Opportunities in Favor of Former Principal Stockholders of the Company	82

Proposal 5 – Amendment to the Company’s Restated Certificate of Incorporation to Remove Supermajority Voting Standards	83

Proposal 6 – Approve the Company’s 2025 Employee Stock Purchase Plan	84

Audit Committee Report	88

Independent Registered Public Accounting Firm	90

Principal Accountant Fees	90

Proposal 7 – Ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025	91

Questions and Answers and Additional Information	92

General Information	92

Stockholder Proposals for the 2026 Annual Meeting	98

Annex A Vistra Corp. – Non-GAAP Reconciliations	Annex A–1

Appendix A – Amended and Restated Certificate of Incorporation	Appendix A–1

Appendix B – 2025 Employee Stock Purchase Plan	Appendix B–1

2025 Proxy Statement	i

PROXY SUMMARY INFORMATION

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This is a summary only and does not contain all of the information we have included in this Proxy Statement. You should refer to the full Proxy Statement for more information about us and the proposals you are being asked to consider.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2025

The Proxy Statement and the 2024 Annual Report to Stockholders (the “Annual Report”) are available at www.proxydocs.com/VST.

ABOUT VISTRA

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in the energy transformation with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business.

2025 Proxy Statement	1

PROXY SUMMARY INFORMATION

2024 BUSINESS HIGHLIGHTS

Vistra delivered another solid year of results in 2024, exemplifying the durability of Vistra’s integrated operations, while continuing to execute against our strategic priorities. Vistra reported 2024 Net Income of $2.812 billion and Cash Flow from Operations of $4.563 billion. Vistra achieved $5.66 billion of Ongoing Operations Adjusted EBITDA* ($856 million above the original guidance midpoint) and nearly $2.9 billion of Ongoing Operations Adjusted Free Cash Flow Before Growth* (“Adj. FCFbG”) ($438 million higher than the original guidance midpoint) in 2024.1 During 2024, we successfully closed the acquisition of Energy Harbor Corp. (“Energy Harbor”), adding approximately 4,000 MW of nuclear capacity and approximately 1 million retail customers, and successfully repurchased the 15% Vistra Vision, LLC minority interest that was originally issued as part of the consideration in the Energy Harbor acquisition. Further, we announced our intention to add up to 2,000 MW of new generation in Texas, including the repowering of our Coleto Creek coal plant as a natural gas-fueled plant with up to 600 MW of capacity. We also announced the extension of our Baldwin plant through 2027. We summarize key business highlights for 2024 below.

Performance Highlights

Exceeded 2024 previously revised guidance midpoints for Ongoing Operations Adj. EBITDA* and Ongoing Operations Adj. FCFbG*	95% coal and gas fleet commercial availability for 2024
4th consecutive year year-over-year organic growth in TXU Energy Customer Counts

Strategy Execution

~116 MW of zero-carbon generation assets brought online in 2024 through our coal-to-solar initiative	Energy Harbor acquisition closed March 1, 2024
~$300 million of dividends paid in 2024	~$4.9 billion shares repurchased from Nov. 2021 through Dec. 2024

*	See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measure (as defined in Annex A).
(1)

Ongoing Operations Adj. EBITDA includes our estimated nuclear production tax credit (PTC) of $545 million. Ongoing Operations Adj. FCFbG does not include any benefit from the nuclear PTC. Original 2024 guidance excluded any benefit from the nuclear PTC.

2	2025 Proxy Statement

PROXY SUMMARY INFORMATION

Sustainability Highlights

Environmental
~15% decline in emissions intensity YoY (Scope 1 CO2e/MWh)	~7,922 MW of zero-carbon capacity currently online	~24% generation volume from zero-carbon assets
Governance
Sustainability Governance Framework ensures full Vistra Board and committee oversight of multiple initiatives		Responsible Business metrics incorporated into the employee and Executive Annual Incentive Plan
People and Communities
Disability:IN Vistra is a member of Disability:IN. Recognized as a Best Place to Work in 2024	15 Employee Resource Groups with focus on Vistra culture, business innovation, skills development for all employees, and the community	14 Facilities recognized with OSHA VPP
$10 million donated in 2024 to support communities in education, economic development, community welfare, employee involvement and sustainability		>450 Employees participating in Vistra’s mentoring program
Recognitions
Trusted Company Newsweek names Vistra one of 2024’s Most Trustworthy Companies in America	Building Company Leaders Vistra recognized by Time Magazine as one of 2024’s Best Companies For Future Leaders	Dow Jones Best-In-Class North America Index Vistra added in 2024, only top ranked companies within each industry are selected for inclusion

2025 Proxy Statement	3

PROXY SUMMARY INFORMATION

CORPORATE GOVERNANCE BEST PRACTICES

Our corporate governance policies and structures reflect best practices, including:

Annual election of directors and majority voting with a resignation policy

10 out of 11 director nominees are independent

Independent Audit, Social Responsibility & Compensation, Nominating & Governance, Sustainability & Risk, and Generation and Safety Oversight Committees

Regular executive sessions of independent directors

Separation of the Chairman of the Board (the “Chairman”) and Chief Executive Officer (“CEO”) positions

Risk oversight by full Board and committees, including Sustainability Governance Framework ensuring oversight over sustainability matters and initiatives

Annually a separate Board meeting is devoted solely to the long-term strategy of the Company, in addition to regular discussions about Company strategy at meetings throughout the year

Frequent meetings of our non-management and independent directors

Directors limited to no more than two other public company boards, and the CEO limited to no more than one other public company board

Annual Board and committee assessments, including individual director interviews and assessments facilitated by third party every other year

Tracking of Board education programs attended by directors with a recommendation that each director attend at least one Board education program every two years

Director onboarding program for new directors

Policies prohibiting pledging and hedging transactions involving the Company’s common stock, par value $0.01 per share (the “Common Stock”), by directors and executive officers

Minimum stock ownership requirements for our directors and executive officers

Board oversight of the Company’s policies, procedures, and public disclosures regarding political and lobbying contributions

Active stakeholder engagement

2024 COMPENSATION HIGHLIGHTS

In 2024, Vistra again received strong support for its executive compensation programs, with over 98% of the vote approving, on an advisory basis, our executive compensation. In 2024, as in prior years, the Social Responsibility & Compensation Committee considered input from our stockholders and other stakeholders as part of its annual review of Vistra’s executive compensation program. Based in part on discussions with stockholders, beginning in 2024, we adjusted the mix of long-term incentive (“LTI”) awards to increase performance stock units to 65% of the named executive officers’ annual LTI award.

We are committed to a pay for performance compensation philosophy, designed to:

4	2025 Proxy Statement

PROXY SUMMARY INFORMATION

Certain key features of our executive compensation program include:

Clawback policy in place for performance-based incentive awards

No tax gross-ups for executive officers (other than for relocation expenses under a program that is generally available to all employees)

Stock ownership guidelines applicable to our Chief Executive Officer and Executive Vice Presidents, including the Named Executive Officers (“NEOs”), and non-employee directors

“Double trigger” change in control benefits that require both the occurrence of a change in control and a qualifying termination of the NEO, meaning that the executive cannot trigger these benefits themselves

Independent compensation consultant hired by and reporting to Social Responsibility & Compensation Committee

SUMMARY OF DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Current Committee Memberships	Other Public Company Boards

Scott B. Helm Director, Chairman of the Board Vistra Corp.	60	2017	●

Hilary E. Ackermann Former Chief Risk Officer with Goldman Sachs Bank USA	69	2018	●	Sustainability & Risk (Chair), Generation and Safety Oversight

Arcilia C. Acosta CEO of CARCON Industries and Construction	59	2020	●	Audit, Nominating & Governance	• Magnolia Oil and Gas Corporation • Veritex Holdings, Inc.

Gavin R. Baiera Senior Managing Director, Partner and Portfolio Manager at Centerbridge Partners, L.P.	49	2016	●	Social Responsibility & Compensation, Sustainability & Risk

Paul M. Barbas Former President and Chief Executive Officer of DPL Inc.	68	2018	●	Audit, Nominating & Governance, Generation and Safety Oversight

James A. Burke President, Chief Executive Officer of Vistra Corp.	56	2022

Lisa Crutchfield Managing Principal of Hudson Strategic Advisers, LLC	61	2020	●	Social Responsibility & Compensation (Chair)	• Fulton Financial Corporation

Julie A. Lagacy Former Chief Sustainability and Strategy Officer at Caterpillar Inc.	58	2023	●	Nominating & Governance (Chair), Sustainability & Risk	• Nutrien Ltd.

John W. (Bill) Pitesa Former Chief Nuclear Officer for the Nuclear Energy Institute	67	2024	●	Generation and Safety Oversight (Chair), Social Responsibility & Compensation

2025 Proxy Statement	5

PROXY SUMMARY INFORMATION

Name	Age	Director Since	Independent	Current Committee Memberships	Other Public Company Boards

John R. (J. R.) Sult Former Executive Vice President and Chief Financial Officer of Marathon Oil Corporation	65	2018	●	Audit (Chair)	• Sitio Royalties Corp.

Robert C. Walters Former Senior Partner and Executive Committee Member at Gibson Dunn & Crutcher LLP	66	2024	●	Nominating & Governance, Sustainability & Risk

Ethnic Diversity	Female Committee Chairs	Gender Diversity	Independence

Average Tenure	Average Age

4.8 years average tenure of director nominees	61.6 years average age of director nominees

REFERENCES TO VISTRA

Unless otherwise indicated, references to “Vistra,” the “Company,” “we,” “our,” and “us” in the biographical and compensation information for directors and executive officers below refers to Board membership, employment, and compensation with respect to Vistra Corp.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 (as amended, the “Securities Act”), or the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the sections of this Proxy Statement entitled “Social Responsibility & Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing to the extent permitted by the rules of the Securities and Exchange Commission (“SEC”). Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information presented herein includes forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical facts, that are included herein, or made in presentations, in response to questions or otherwise, that address activities, events or developments that may occur in the future, including (without limitation) such matters as activities related to our financial or operational projections, business strategy, competitive strengths, goals, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including at our nuclear and natural gas plants (often, but not always, through the use of words such as “intend,” “plan,” “will,” “likely,” “believe,” “expect,” “anticipate,” “estimate,” “should,” “could,” “may,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” and “outlook”) are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on

6	2025 Proxy Statement

PROXY SUMMARY INFORMATION

reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events or circumstances.

New factors emerge from time to time, and it is not possible for us to predict them. In addition, we may be unable to assess the impact of any such event or condition or the extent to which any such event or condition, or combination of events and conditions, may cause results to differ materially from those contained in or implied by any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

2025 Proxy Statement	7

PROXY STATEMENT

PROPOSALS FOR STOCKHOLDER ACTION

	For More Information	Board Recommendation

Proposal 1: To elect the 11 Directors named in the Proxy Statement to serve on the Board until the 2026 Annual Meeting	Page 9	✓ For

Proposal 2: To approve, on a non-binding advisory basis, the 2024 compensation of our named executive officers	Page 71	✓ For

Proposal 3: To approve an amendment to the Company’s Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware Law	Page 81	✓ For

Proposal 4: To approve an amendment to the Company’s Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the Company

	Page 82	✓ For

Proposal 5: To approve an amendment to the Company’s Restated Certificate of Incorporation to remove supermajority voting standards	Page 83	✓ For

Proposal 6: To approve the Company’s 2025 Employee Stock Purchase Plan	Page 84	✓ For

Proposal 7: To ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2025	Page 91	✓ For

These materials are first being mailed or made available to stockholders on or about March 19, 2025

ANNUAL MEETING INFORMATION

Time, Date and Place:

9:00 a.m. (CT) on Wednesday, April 30, 2025 via a virtual meeting. Register in advance at: www.proxydocs.com/VST.

In order to attend the 2025 Annual Meeting, you must register in advance at www.proxydocs.com/VST prior to the deadline of April 25, 2025 at 5:00 p.m. (ET). Following registration, you will immediately receive a confirmation e-mail, which will include information about when you should expect to receive a unique link to gain access to the virtual meeting.

Record Date:	March 3, 2025

Voting Methods:	Submit your proxy using the Internet (www.proxypush.com/VST)	Submit your proxy by telephone (1-866-829-5001)	If you request a printed copy of the proxy materials, complete, sign, date and return the proxy card in the envelope provided

Requesting Copies of Materials:

Current and prospective investors can access our Annual Report, Proxy Statement, notice and other financial information through the Investor Relations section of our website at www.vistracorp.com. The Company will also provide, without charge, a copy of these materials upon request made by phone at (214) 812-4600 or by writing to the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039.

8	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEES

The Board is comprised of 11 directors, each of whom will stand for re-election at the Annual Meeting. The director nominees listed below intend to serve, if elected, on the Board as directors until the 2026 Annual Meeting and until their successors have been elected and qualified. Each of the director nominees have been recommended and nominated by the Nominating & Governance Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees to the Board listed below. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected.

Director Qualifications

Each director nominee is evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines. We require that directors possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from the Company would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive Board members. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time. For additional information, please read our Corporate Governance Guidelines.

Listed below are summaries of specific qualifications that the Nominating & Governance Committee and the Board believe should be represented on the Board among other qualifications that a director may bring.

SKILLS & EXPERIENCE

Corporate Governance/Public Board Experience Experience in serving on other public company boards; experience maintaining and upholding board and management accountability; strong understanding of governance and compliance practices that safeguard and align with the interests of investors and other relevant stakeholders.

Company Executive Experience in holding significant executive or leadership positions within a public company or large organizations.

Energy Industry Expertise In-depth knowledge and experience in the energy industry; deep understanding of energy company operations and navigating risks associated with energy operations, including safety.

Finance/Accounting Experience in corporate finance, capital management, accounting, and financial reporting; experience in assessing and overseeing financial statements, internal controls, and operating results.

Strategy/Transactional Experience in managing businesses through mergers, acquisitions, and other significant transactions that shaped or transformed the strategic direction of a company; experience in overseeing or developing business plans and strategic initiatives aimed at long-term value creation.

Regulatory/Compliance/Policy Deep understanding of regulatory affairs, government, or public policy of heavily regulated industries; includes maintaining a strong understanding of the energy markets regulatory environment.

Risk Management Experience in identifying and addressing financial or business-related risks; understanding of risks specific to the energy industry and their potential impacts on shareholder value.

Climate Change and Sustainable Strategy/Policy Expertise in climate change, climate-related risk management, and sustainability matters, including through formal certification programs or training or participating in significant continuing education on climate science and the technologies, stakeholders, and economic theories that have emerged to prevent climate change, or through a CEO position or other senior executive role with responsibility for managing climate change and its associated risks, and sustainability issues as business imperatives.

Human Capital Management Experience or expertise in cultivating a talented, motivated and inclusive workforce, including oversight of compensation, company culture, talent growth and development, succession planning and other human capital issues.

Cybersecurity, Technology and Innovation Technology experience, including implementing business transformations and improvements through new technology deployments and initiatives; experience with the design, implementation or oversight of cybersecurity policies and cyber risk mitigation.

2025 Proxy Statement	9

PROPOSAL 1 – ELECTION OF DIRECTORS

Each director nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience across these areas. The following skills matrix identifies the five primary skills and attributes that each director nominee brings to the Board and committees. The table below does not include all of the skills and attributes that each director nominee offers. While each director possesses numerous skills and attributes, we believe identifying the five most prominent skills and attributes provides a more meaningful presentation of the key contributions and value of each director.

In addition to each director’s individual qualifications, including his or her knowledge, skills and experience mentioned above, the Company believes that each of our directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Each is committed to employing his or her skills and abilities in the long-term interests of the Company and our stockholders. Collectively, our directors are knowledgeable and experienced in business, governmental, and civic endeavors, further qualifying them for service as members of the Board.

For more information concerning each director’s various qualifications, attributes, skills and experience considered important by the Board in determining that such nominee should serve as a director, as well as each nominee’s principal occupation, directorships and additional biographical information, please read the section entitled “Director Nominee Biographies” beginning on page 11.

10	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEE BIOGRAPHIES

Scott B. Helm Chairman of the Board		Key Experience, Qualifications & Skills • Corporate Governance/Public Board Experience • Energy Industry Expertise • Finance/Accounting • Strategy/Transactional • Risk Management
Director Since: 2017 Age: 60	Board Committees: None

Biographical Information:

Mr. Helm has served as Chairman of the Board since October 2017. For over a decade, Mr. Helm has been a private investor based out of Baltimore, Maryland. Previously, Mr. Helm was a founding partner of Energy Capital Partners, a private equity firm focused on investing in North American energy infrastructure. Before that, he served as Executive Vice President and Chief Financial Officer at Orion Power Holdings, Inc., a publicly listed company that owned and operated power plants. Mr. Helm began his career at Goldman, Sachs & Co., first working in the fixed income division, then moving to the investment banking division. Mr. Helm also serves on the board of the Chesapeake Shakespeare Company. Mr. Helm received a bachelor’s degree in business administration from Washington University in St. Louis.

Qualifications:

Mr. Helm has extensive financial and industry knowledge. Through his specific experience in the energy industry and significant financial and executive experience, including his service as a founding partner of an energy infrastructure private equity fund and public company chief financial officer in the utilities sector, he has strategy, transactional, and risk management expertise. His background and experience allow him to provide valuable guidance and knowledge to the Board and enable him to lead effectively in his capacity as Chairman.

2025 Proxy Statement	11

PROPOSAL 1 – ELECTION OF DIRECTORS

Hilary E. Ackermann

Key Experience, Qualifications & Skills

• Energy Industry Expertise

• Regulatory/Compliance/Policy

• Risk Management

• Climate Change and Sustainable Strategy/Policy

• Cybersecurity, Technology and Innovation

Director Since: 2018 Age: 69	Board Committees: Sustainability & Risk (Chair), Generation and Safety Oversight

Biographical Information:

Ms. Ackermann served as a director of Dynegy Inc. (“Dynegy”) from October 2012 until Dynegy’s merger with Vistra in April 2018 and joined the Board in conjunction with the Company’s acquisition of Dynegy. Ms. Ackermann was Chief Risk Officer with Goldman Sachs Bank USA from October 2008 to 2011. Ms. Ackermann began her career at Goldman Sachs in 1985 and served as Managing Director, Credit Department of Goldman, Sachs & Co., as VP, Credit Department, and as an Associate in the Credit Department prior to her role as Chief Risk Officer. Prior to joining Goldman, Ms. Ackermann served as Assistant Department Head of the Credit Department of Swiss Bank Corporation (now known as UBS). Ms. Ackermann served on the private board of directors and audit committee of Credit Suisse Holdings (USA), Inc. from January 2017 through December 2022, and served as chair of the risk committee, of Credit Suisse Holdings (USA), Inc. She currently serves on the private board and the audit committee, and serves as chair of the risk and compliance committee, of each of Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. She previously served on the public board of directors of Apollo Investment Corporation from 2015 until 2017. Ms. Ackermann received a bachelor’s degree in Russian from Georgetown University.

Qualifications:

Ms. Ackermann brings extensive experience assessing credit for major banking institutions, covering a variety of industries, including the power generation, electrical utilities and natural resources sectors, as well as in-depth coverage of commodities trading, including oil, natural gas and power as a risk manager. Ms. Ackermann currently serves as the Chair of the Sustainability & Risk Committee, where she contributes significantly to the review and evaluation of our enterprise risk assessment, risk management goals, management and tracking of environmental risks and opportunities, as well as external sustainability reporting.

12	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Arcilia C. Acosta		Key Experience, Qualifications & Skills • Corporate Governance/Public Board Experience • Energy Industry Expertise • Finance/Accounting • Strategy/Transactional • Risk Management
Director Since: 2020 Age: 59	Board Committees: Audit, Nominating & Governance

Biographical Information:

Ms. Acosta has served on the Board since 2020. Ms. Acosta has served as the CEO of CARCON Industries and Construction, a full-service construction firm, since 2000 and as the Founder and CEO of Southwestern Testing Laboratories, a geotechnical engineering and construction materials testing firm, since 2003. Ms. Acosta has served on the public boards of Magnolia Oil and Gas Corporation since 2017 and Veritex Holdings, Inc. since 2021. Prior public board service includes ten years as a director of Energy Future Holdings Corporation, Legacy Texas Financial Group, N.A. from 2015 to 2019, and ONE Gas, Incorporated from July 2018 through February 2020. In addition, Governor Abbott appointed Ms. Acosta to several prominent positions: as one of three Co-Chairs of the 2023 Texas Inaugural Committee in November 2022, to the Texas Tech University Board of Regents for a six-year term in April 2021, to the Texas Higher Education Coordinating Board for a three-year term in

March 2016, and in March 2020 to the Strike Force to Open Texas for COVID-19. Ms. Acosta’s civic boards include the Communities Foundation of Texas, Texas Institute for Women in Leadership where she serves as Chairman, and the Dallas Citizens Council where she served as Chairman from December 2023 until December 2024. Ms. Acosta graduated from Texas Tech University and completed the Harvard University Business School Corporate Governance Program.

Qualifications:

Ms. Acosta brings extensive experience in executive management, operations, safety, construction management and engineering management. In addition, she has served on the boards of other publicly traded and private companies, including oversight responsibilities on matters relating to executive compensation, corporate governance, and audit. Ms. Acosta currently serves on the Company’s Audit and Nominating & Governance Committees.

2025 Proxy Statement	13

PROPOSAL 1 – ELECTION OF DIRECTORS

Gavin R. Baiera		Key Experience, Qualifications & Skills • Corporate Governance/Public Board Experience • Energy Industry Expertise • Finance/Accounting • Strategy/Transactional • Risk Management
Director Since: 2016 Age: 49	Board Committees: Social Responsibility & Compensation, Sustainability & Risk

Biographical Information:

Mr. Baiera has served on the Board since 2016. Mr. Baiera has served as a senior managing director, partner, and portfolio manager at Centerbridge Partners, L.P., which is a multi-strategy private investment firm focused on private equity, credit, and real estate, since July 2018, and a Trustee and the CEO of Overland Advantage, a business development company focused on direct lending, since December 2023. He previously served as a managing director at Angelo, Gordon & Co., where he was the global head of the firm’s corporate credit activities and portfolio manager for its distressed funds. Mr. Baiera was also a member of the firm’s executive committee. Prior to joining Angelo, Gordon in 2008, Mr. Baiera was the co-head of the strategic finance group at Morgan Stanley, which was responsible for all origination, underwriting, and distribution of restructuring transactions. Prior to that, Mr. Baiera worked at General Electric Capital Corporation, concentrating on underwriting and investing in restructuring transactions. Mr. Baiera has served on numerous boards of directors including, most recently, MACH Gen, Orbitz Worldwide, and Travelport Worldwide. He received a bachelor’s degree in economics and finance from Fairfield University and a Master of Business Administration from the University of Southern California.

Qualifications:

Mr. Baiera has extensive experience in corporate finance and strategic business planning activities. In addition, he has served on the boards of other publicly traded and private companies, including oversight responsibilities on matters relating to executive compensation and compensation strategy, making him a valuable member of the Board and the Company’s Social Responsibility & Compensation and Sustainability & Risk Committees.

14	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Paul M. Barbas		Key Experience, Qualifications & Skills • Corporate Governance/Public Board Experience • Company Executive • Energy Industry Expertise • Strategy/Transactional • Human Capital Management
Director Since: 2018 Age: 68	Board Committees: Audit, Nominating & Governance, Generation and Safety Oversight

Biographical Information:

Mr. Barbas has served on the Board since 2018. Mr. Barbas previously served on the board of Dynegy from October 2012 until Dynegy’s merger with Vistra in April 2018 and joined the Board in conjunction with the Company’s acquisition of Dynegy. Mr. Barbas previously served as president and chief executive officer of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company (DP&L), and he also served on the boards of DPL Inc. and DP&L. While at DPL, he also had oversight of information technology functions and was responsible for several financial systems implementations during his prior career at GE. He also previously served as executive vice president and chief operating officer of Chesapeake Utilities Corporation, a diversified utility company engaged in natural gas distribution, transmission, and marketing, propane gas distribution and wholesale marketing, and other related services, and he was executive vice president of Allegheny Power. Mr. Barbas also served on the public boards of Pepco Holdings, Inc. and El Paso Electric, Inc.

Mr. Barbas also serves as a volunteer at the Scorton Creek Game Farm, helping to maintain trails and conservation land overseen by the Massachusetts Division of Fisheries and Wildlife. Mr. Barbas received a bachelor’s degree in economics from College of the Holy Cross and a Master of Business Administration in finance and marketing from the University of Massachusetts.

Qualifications:

Mr. Barbas brings extensive utility, management and oversight experience, having served in executive management positions with various utility and other companies. He also has a broad background in finance and marketing and brings a strong understanding of power operations and energy markets. He also brings to the Board substantive knowledge about a variety of issues related to the Company’s business and currently serves on the Company’s Audit, Nominating & Governance, and Generation and Safety Oversight Committees.

2025 Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

James A. Burke President & Chief Executive Officer		Key Experience, Qualifications & Skills • Company Executive • Energy Industry Expertise • Strategy/Transactional • Regulatory/Compliance/Policy • Risk Management
Director Since: 2022 Age: 56	Board Committees: None

Biographical Information:

Mr. Burke has served as the President and Chief Executive Officer since August 1, 2022. Prior to his current role he served as President and Chief Financial Officer of the Company since December 2020. Mr. Burke previously served as Executive Vice President and Chief Operating Officer of the Company since October 2016. Prior to joining the Company, he served as Executive Vice President of Energy Future Holdings Corp. (the “Predecessor”) since February 2013 and President and Chief Executive of TXU Energy, a subsidiary of the Company, since August 2005. Previously, Mr. Burke was Senior Vice President Consumer Markets of TXU Energy. Mr. Burke started his career with Deloitte Consulting, and held a variety of roles with The Coca-Cola Company, Reliant Energy and Gexa Energy prior to TXU Energy. Mr. Burke served as the Chairman of the board of directors of Marucci Sports, a privately held business which was successfully sold to private equity in 2020. Mr. Burke is currently a board member of the Nuclear Energy Institute, the Institute of Nuclear Power Operations, the United Way Foundation of Metropolitan Dallas, Ursuline Academy of Dallas, Dallas Citizens

Council, and as an advisory board member for the Tulane University Energy Institute. Mr. Burke is a graduate of Tulane University, where he earned a bachelor’s degree in economics and a master’s of business administration in finance and general management. Mr. Burke is a licensed certified public accountant and has also earned the designation as a chartered financial analyst. In addition, Mr. Burke has completed the Massachusetts Institute of Technology Nuclear Reactor Technology Course.

Qualifications:

Mr. Burke’s 20 years of serving in various senior leadership positions with the Company brings to the Board significant knowledge and understanding of the Company’s assets and operations across its generation, nuclear, retail, and renewables businesses, including climate related risk management experience. The Board believes that Mr. Burke’s service as our CEO provides the Board with an important link with management and Mr. Burke’s valuable perspectives on the Company’s business, operations, and execution of its strategic plan.

16	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Lisa Crutchfield		Key Experience, Qualifications & Skills • Corporate Governance/Public Board Experience • Company Executive • Energy Industry Expertise • Finance/Accounting • Regulatory/Compliance/Policy
Director Since: 2020 Age: 61	Board Committees: Social Responsibility & Compensation (Chair)

Biographical Information:

Ms. Crutchfield has served on the Board since 2020. Ms. Crutchfield is managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm to the energy, utility and government sectors since 2012. Prior to launching this consulting practice, she served as Executive Vice President and Chief Regulatory, Risk and Compliance Officer for the U.K.-based National Grid plc, a global energy provider, from 2008 to 2012. Ms. Crutchfield also served on the board of National Grid USA as an executive director. She has served in executive roles as Senior Vice President of Regulatory and External Affairs at PECO, an Exelon Company, from 2003 to 2008, Vice President and General Manager at TIAA-CREF, and Vice President of Energy Policy and Strategy at Duke Energy Corporation from 1997 to 2000. Ms. Crutchfield was appointed to the Pennsylvania Public Utility Commission as Vice Chairman in 1993 and served until 1997, earning the designation as an expert in liberalizing the electric and gas markets. She began her career as a commercial and investment banker. Ms. Crutchfield currently serves on the board of one other publicly traded company, Fulton Financial Corporation, since 2014. She previously served on the public boards of Unitil Corporation from 2012 to 2022 and Fortis, Inc. from 2022 to 2024. Ms. Crutchfield earned a bachelor’s degree in economics and political science from Yale

University and a Master of Business Administration with distinction in finance from Harvard Business School. Ms. Crutchfield is also a Leadership Fellow of the National Association of Corporate Directors (NACD) and an advisory board member of Protect Our Power, a non-profit advocacy organization, promoting investment in the electric power grid to ensure resiliency and reliability in light of climate-related and cybersecurity risks.

Qualifications:

Ms. Crutchfield brings extensive experience leading corporate teams and has extensive knowledge of the financial industry and business practices with expertise in finance, compliance, and regulatory matters. As demonstrated by her officer roles at Duke Energy Corporation and Exelon and as utility executive at National Grid, she has extensive experience in sustainability. In addition, she has written state and federal legislation relating to renewable energy regulation, and has advised numerous utilities on the long-term implications of a competitive energy market in their respective states. She has served on the boards of several other publicly traded and privately held companies including on their compensation, governance, and risk committees. Ms. Crutchfield currently serves as the Chair of the Social Responsibility & Compensation Committee.

2025 Proxy Statement	17

PROPOSAL 1 – ELECTION OF DIRECTORS

Julie A. Lagacy		Key Experience, Qualifications & Skills • Company Executive • Finance/Accounting • Strategy/Transactional • Climate Change and Sustainable Strategy/Policy • Cybersecurity, Technology and Innovation
Director Since: 2023 Age: 58	Board Committees: Nominating & Governance (Chair), Sustainability & Risk

Biographical Information:

Ms. Lagacy has served on the Board since 2023. Ms. Lagacy was chief sustainability and strategy officer at Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, from November 2021 through January 2023. Ms. Lagacy began her career with Caterpillar in 1988 and served as product and commercial manager from 1999 until 2004, human resources manager from 2004 until 2006, senior business resource manager (Global Mining) from 2006 until 2012, and chief financial officer (Global Mining) from 2012 until 2013. From 2013 until 2014, Ms. Lagacy served as vice president (Financial Services Division) and served as vice president of global information services and chief information officer from 2014 until 2020. Before being named Caterpillar’s chief sustainability and strategy officer, she served as vice president of enterprise strategy from 2020 to October 2021. Ms. Lagacy previously served on the public board of RPM International Inc., provider of specialty coatings, sealants, building materials and related services, from

2017 to 2023. Ms. Lagacy currently serves on the board of directors of Nutrien Ltd., a leading provider of crop inputs and services. Ms. Lagacy also serves on the board of the Illinois Cancer Care Charitable Foundation. She earned dual bachelor’s degrees in Management and Economics from Illinois State University, an M.B.A. degree from Bradley University, and is a Certified Management Accountant.

Qualifications:

Ms. Lagacy brings extensive executive management experience, including financial, strategic, technology, cybersecurity, sustainability, management development, acquisitions, and capital allocation. Specifically with regard to cybersecurity matters, Ms. Lagacy earned a Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute. She currently serves as the Chair of the Nominating & Governance Committee and a member of the Sustainability & Risk Committee.

18	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

John W. (Bill) Pitesa		Key Experience, Qualifications & Skills • Company Executive • Energy Industry Expertise • Human Capital Management
Director Since: 2024 Age: 67	Board Committees: Generation and Safety Oversight (Chair), Social Responsibility & Compensation

Biographical Information:

Mr. Pitesa was appointed to the Board in March 2024. Mr. Pitesa has spent his entire career in the nuclear industry. From 2020 until the acquisition of Energy Harbor in March 2024, Mr. Pitesa served on the board of directors of Energy Harbor, a nuclear generation and retail electricity supplier, where he was the chair of the Nuclear Committee of Energy Harbor. He retired in 2018 after working at the Nuclear Energy Institute (NEI) as chief nuclear officer. Previously, Mr. Pitesa served as chief nuclear officer for Duke Energy where he first joined in 1980 and served in numerous management positions, including serving two years as a loaned employee to the Institute of Nuclear Power Operations (INPO). During that time, he also supported the International Atomic Energy Agency (IAEA) and the World Association of Nuclear Operators (WANO) by serving on nuclear plant review teams. Mr. Pitesa holds a Bachelor of Science degree in electrical engineering from Auburn University. He is a registered professional engineer in North Carolina and a graduate of Harvard’s Advanced Management Program.

Qualifications:

Mr. Pitesa, through his 38 years of experience at Duke Energy, including executive experience as chief nuclear officer, brings expertise in energy industry operations and in particular the nuclear energy field and in leading highly-technical organizations through complex tactical and strategic decisions. His specific experiences integrating the Progress Energy and Duke Energy nuclear organizations and processes into a single, high performing nuclear fleet and serving on the Energy Harbor board of directors make him uniquely well-qualified to provide oversight to our nuclear operations and to Chair our Generation and Safety Oversight Committee. He also serves on the Company’s Social Responsibility & Compensation Committee.

2025 Proxy Statement	19

PROPOSAL 1 – ELECTION OF DIRECTORS

John R. (J. R.) Sult		Key Experience, Qualifications & Skills • Corporate Governance/Public Board Experience • Company Executive • Energy Industry Expertise • Finance/Accounting • Strategy/Transactional
Director Since: 2018 Age: 65	Board Committees: Audit (Chair)

Biographical Information:

Mr. Sult has served on the Board since 2018. Mr. Sult previously served on the board of Dynegy and joined the board in conjunction with the Company’s acquisition of Dynegy. Previously, he was executive vice president and chief financial officer of Marathon Oil Corporation from 2013 to 2016. Prior to that, Mr. Sult was executive vice president and chief financial officer of El Paso Corporation and served in other senior executive financial positions at El Paso Corporation from 2005 to 2012. Prior to joining El Paso, Mr. Sult served as vice president and controller of Halliburton Energy Services. Prior to joining Halliburton, Mr. Sult was an audit partner with Arthur Andersen LLP. Mr. Sult currently serves on the board and is chair of the nominating and corporate governance committee of Sitio Royalties Corp., a public company, joining the board in December 2022 following the company’s merger with Brigham Minerals, Inc., a public company, where he previously served on the board from 2018 to 2022. In addition, from 2017 to 2020, Mr. Sult previously served as a director of Jagged Peak Energy, Inc., a public company, as well as the general partner of El Paso Pipeline Partners, L.P., a public company. Mr. Sult serves as a member of the Board of Boys and Girls Country of Houston, Inc., a non-profit entity. Mr. Sult received a bachelor’s degree with special attainments in commerce from Washington & Lee University and is a licensed certified public accountant in the State of Texas.

Qualifications:

Mr. Sult, through his experience in senior executive financial positions with large public companies, brings significant knowledge of accounting, financial reporting and internal controls, capital markets, corporate finance, capital allocation and strategic planning to the Board. Mr. Sult has extensive knowledge of the energy industry. As a CFO, he also has had leadership responsibility for the information technology organization in a Fortune 500 company. Further, he has served as an audit partner at a major accounting firm, which, in addition to his other experience, qualifies him as an “audit committee financial expert.” He currently serves as the Chair of the Audit Committee, where he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

20	2025 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Robert C. Walters		Key Experience, Qualifications & Skills • Company Executive • Energy Industry Expertise • Strategy/Transactional • Regulatory/Compliance/Policy • Risk Management
Director Since: 2024 Age: 67	Board Committees: Nominating & Governance, Sustainability & Risk

Biographical Information:

Mr. Walters has served on the Board since December 2024. Mr. Walters retired from Gibson Dunn & Crutcher LLP in 2023, where he served as senior partner and as a member of the firm’s worldwide executive committee. Walters is an experienced and skilled professional with over four decades of experience in an array of industries and regulatory arenas, including serving as an executive vice president and general counsel of the Predecessor. In the course of his career, Mr. Walters has had deep exposure to the electric utility and power sectors and success in building elite enterprises, recruiting and leading high-performance professionals, developing and executing regional and worldwide strategic initiatives, negotiating and closing major transactions, orchestrating federal and state regulatory, legislative, and policy initiatives, litigating and resolving large competition and commercial disputes, and advising boards of directors on business and governance matters, restructuring efforts, activist initiatives, governmental investigations, and antitrust and competition regulatory matters. Mr. Walters received a bachelor’s degree and law degree from the University of Texas at Austin.

Qualifications:

Mr. Walters, with his deep experience in the power industry, extensive regulatory expertise at the federal and state levels, as well as active civic and non-profit leadership, provides valuable perspectives to the Board and the Company as it continues to lead in a dynamic and transformative energy industry. He brings substantial legal and regulatory expertise as a member of the Nominating & Governance and Sustainability & Risk Committees.

The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees to the Board.

2025 Proxy Statement	21

CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

Director Selection Process

The Nominating & Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors of the Company. The Nominating & Governance Committee’s policy is to consider recommendations for such director nominees, including those submitted by current directors, members of management, or by stockholders, on the bases described below. In this regard, stockholders may recommend director nominees by writing to the Nominating & Governance Committee c/o the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039. Any such relevant recommendations from stockholders received by the Corporate Secretary of the Company will be promptly provided to the Nominating & Governance Committee. Recommendations to be considered by the Nominating & Governance Committee for the 2026 Annual Meeting should be submitted as described under “Advance Notice Stockholder Proposals or Nominations” on page 99.

The Nominating & Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and range of backgrounds and perspectives required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

In anticipation of the acquisition of Energy Harbor, the Nominating & Governance Committee undertook a detailed and thorough director nomination process and engaged the assistance of a third party executive search firm to identify, interview, and evaluate potential director candidates specifically with nuclear industry experience who also had executive and/or public company/corporate board experience. Following this process, in March 2024, the Nominating & Governance Committee recommended the appointment of Mr. Pitesa to the Board and the conversion of the Company’s existing Nuclear Oversight Advisory Board to a standing committee of the Board, renamed the Nuclear Oversight Committee (subsequently renamed the Generation and Safety Oversight Committee), with Mr. Pitesa serving as Chair. Mr. Pitesa’s leadership, experience, and expertise in the nuclear energy field are valuable to the Board’s continued oversight of the safe and efficient operation of the Company’s expanded nuclear fleet. In addition, following a robust review of board composition and pipeline of potential director candidates with the assistance of a third party executive search firm, in December 2024 the Nominating & Governance Committee recommended the appointment of Mr. Walters to the Board. The Nominating & Governance Committee identified Mr. Walters as a valuable addition to the Board with his extensive industry, legal, and regulatory expertise, as well as active civic leadership.

Identification of Candidates

The Nominating & Governance Committee identifies director nominees in various ways. The Nominating & Governance Committee assesses the contributions, time commitments, and independence of incumbent directors in determining whether to recommend them for reelection to the Board. In identifying and evaluating director nominees, the Nominating & Governance Committee may consult with members of the Board, Company management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating & Governance Committee assesses the requisite skills and qualifications of director nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs.

Such assessments will be consistent with the Board’s criteria for membership, including: (i) not less than a majority of directors shall satisfy the New York Stock Exchange’s (“NYSE”) independence requirements; (ii) all directors shall possess judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (iii) business, governmental, civic or other relevant experience; and (iv) consideration will be given to the extent to which the director nominee’s qualifications and background, experience and viewpoints interplay with those of other Board members to build a Board that is effective, in light of the Company’s business and structure. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all Board members. The Nominating & Governance Committee will consider a range of criteria based on the perceived needs of the Board and aim to include varied backgrounds and perspectives. All candidates are considered and evaluated based on their potential contributions to the Board and their ability to provide unique perspectives and points of view that allow for robust and effective governance.

22	2025 Proxy Statement

CORPORATE GOVERNANCE

Board of Directors and Committee Evaluation Process

The Board recognizes that a rigorous evaluation process is an essential component of strong corporate governance practices and promoting ongoing Board and Committee effectiveness. Consistent with best practice, the Company’s Corporate Governance Guidelines and each of the Committees’ Charters, the Nominating & Governance Committee oversees the annual evaluation of the performance of the Board and the Committees, with the Chairman and the Chair of the Nominating & Governance Committee maintaining a substantial role in facilitating discussion among the Board and the Committees. For the 2024 evaluation year, the Nominating & Governance Committee incorporated individual director interviews facilitated by a third party which are designed to assess overall Board effectiveness as well as individual director performance. All of the director nominees who served on the Board during 2024 participated in the 2024 Board and Committee evaluation process.

1 *Review of Evaluation Process*

Nominating & Governance Committee reviews evaluation process annually

2 *Advanced Questionnaire*

Covers:

- Board and Committee efficiency and effectiveness
- Board and Committee composition, including tenure, leadership, and individual skillsets
- Board processes and best practices
- Oversight responsibilities and Committee duties
- Focus on risk management and strategic matters
- Quality and frequency of meetings
- Quality of information and materials provided to Board
- Board culture

3 *One-on-One Interviews*

- One-on-one interviews conducted every other year by independent, third-party facilitator with each director
- Provides additional feedback on overall Board effectiveness, individual director performance, strengths and contributions, and Board development goals

4 *Evaluation Results*

- To protect anonymity and integrity of evaluation process, Company's legal counsel compiles report of evaluation responses, which is initially provided to Chairman and Chair of the Nominating & Governance Committee
- Report, including evaluation results and specific areas of focus for Board and Committees, is presented to each Committee and full Board in executive session to encourage candid discussion and feedback
- Discussion of specific areas where the Board would like to focus to enhance its effectiveness

Feedback Incorporated

After receiving feedback from the Chairman and Chair of the Nominating & Governance Committee, the Corporate Secretary monitors any action items resulting from the Board and Committee discussions, and utilizes the results to facilitate, together with the CEO and executive management, workplans, director succession plans, committee leadership and membership refreshment plans, and board candidate evaluations for the upcoming year and thereafter. The results of the 2024 Board evaluation process were used to inform the Nominating & Governance Committee’s Board composition review, which resulted in the appointments of Messrs. Pitesa and Walters.

2025 Proxy Statement	23

CORPORATE GOVERNANCE

Generation and Safety Oversight Committee

In addition, following the Board’s discussion of the results of the 2024 Board evaluation process and feedback provided therein, the Board determined to convert the Nuclear Oversight Committee to the Generation and Safety Oversight Committee. In March 2025, the Board approved the renaming and expansion of the Nuclear Oversight Committee to the Generation and Safety Oversight Committee to provide oversight over the Company’s generation operations, including nuclear, and to delegate specific committee oversight over safety and environmental policies and performance.

CORPORATE GOVERNANCE OVERVIEW

The following summarizes key elements of our corporate governance practices:

Board Independence

•  10 out of 11 directors standing for election are independent (CEO is sole member of management serving on the Board)

•  All members of the Audit, Social Responsibility & Compensation, Nominating & Governance, Sustainability & Risk, and Generation and Safety Oversight Committees are independent

•  Separate Chairman and CEO roles

•  Outside board service requires approval from the Nominating & Governance Committee and a limit on the number of total boards on which any director may serve concurrently to two other public company boards, or one other public company board in the case of the CEO. Personal loans or other extensions of credit to or for any director or executive officer are prohibited

Director Elections

•  Annual election of directors

•  Majority voting in uncontested elections and plurality voting in contested elections, with director resignation policy

•  If a director does not receive the vote of a majority of votes cast, the director is obligated to promptly tender his or her resignation to the Nominating & Governance Committee, which will become effective upon acceptance by the Board in its sole discretion within 90 days following certification of the election results

Board Best Practices

•  Nominating & Governance Committee annually reviews composition of the Board, ensuring the Board reflects an appropriate balance of knowledge, experience, backgrounds and perspectives, skills and expertise

•  Routine assessment by Nominating & Governance Committee of overall corporate governance profile and potential enhancements thereto

•  Annual Board and committee self-evaluation process, with identification and tracking of specific follow up actions for continuous improvement. Individual director interviews and assessments performed every other year facilitated by a third party to further assess Board effectiveness as well as individual director performance

•  Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate

•  Director onboarding and continuing education program, including Company site visits and information sessions with Company management

•  Tracking of Board education programs attended by directors with a recommendation that each director attend at least one Board education program every two years

24	2025 Proxy Statement

CORPORATE GOVERNANCE

Regular Board Engagement

•  Formal Board and Committee meetings each quarter, including an annual strategic planning meeting, and frequent telephonic meetings on emerging matters in the interim

•  Committee Chairs have regular engagement with management liaison (e.g., Audit Chair with Chief Financial Officer (“CFO”), Controller, and Vice President of Internal Audit)

•  Regular executive sessions of independent directors

Board Oversight

•  Sustainability Governance Framework ensuring Board and committee oversight over sustainability strategy and initiatives

•  Board oversight of the Company’s policies, procedures, and public disclosures regarding political and lobbying contributions

•  Specific committee oversight of cybersecurity risk assigned to Sustainability & Risk Committee

•  Ongoing succession planning for the CEO and other senior management

Stock Ownership Requirements

•  Prohibitions against directors and executive officers:

   -  holding our securities in a margin account or pledging our securities; or

   -  engaging in any hedging transaction with respect to our securities held by them (as further described under “Insider Trading    Policy and Prohibition on Hedging and Pledging” on page 40 of this Proxy Statement)

•  Minimum stock ownership requirements for our directors and executive officers

•  Clawback policy relating to performance-based incentive compensation of our executives following a restatement that impacts the achievement of performance targets relating to that compensation

Stockholder and Stakeholder Engagement

•  Annual advisory vote to approve executive compensation

•  Regular, transparent communication with our stockholders and other stakeholders

•  Our investor relations team regularly meets with stockholders, prospective stockholders and investment analysts, and frequently includes our CEO, CFO, or other members of management; the Chairman of the Board also periodically attends meetings with stockholders

•  Members of our management team regularly engage with stockholders and other stakeholders to discuss our sustainability strategy and initiatives, corporate governance, and executive compensation practices, Company culture, human capital management, and to solicit feedback on these and a variety of other topics of interest

•  Directors expected to attend all annual stockholder meetings absent unusual circumstances

2025 Proxy Statement	25

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

We follow the NYSE’s requirements for determining director independence. Based on the application of these standards and pursuant to the requirements of the NYSE and the SEC, the Board has determined that:

(i)	The following directors are independent: Mses. Ackermann, Acosta, Crutchfield, and Lagacy, and Messrs. Baiera, Barbas, Helm, Pitesa, Sult, and Walters.

(ii)

The Board has determined that each of Ms. Acosta and Messrs. Barbas and Sult qualify as an “Audit Committee Financial Expert” as defined in Item 401(h) of Regulation S-K promulgated under the Securities Act.

(iii)

The Board has determined that each of Ms. Acosta and Messrs. Barbas and Sult, members of the Audit Committee, possesses the necessary level of financial literacy required to enable each of them to serve effectively as an Audit Committee member and satisfies the heightened independence requirements under NYSE and SEC requirements for Audit Committee members.

(iv)

The Board has determined that each of Ms. Crutchfield and Messrs. Baiera and Pitesa, members of the Social Responsibility & Compensation Committee, satisfies the heightened independence requirements under NYSE and SEC standards for compensation committee members.

BOARD LEADERSHIP STRUCTURE

As set forth in our Corporate Governance Guidelines, the Board does not have a policy with respect to the separation of the offices of the Chairman and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue any time it elects a new CEO and thereafter as deemed appropriate.

During 2024, the Company maintained separate CEO and Chairman roles. The Company has determined this to be the appropriate leadership structure at this time to maintain independent Board leadership that can still benefit from the insight of our CEO. The Chairman, among other things, (a) exercises the rights and discharges the obligations of the Chairman as set forth in the Company’s Bylaws, including presiding at meetings of stockholders and the Board, (b) collaborates with the Board and the CEO on the schedule for Board meetings and agenda items, including gathering the Board’s input on agenda items and information needs associated with those agenda items, and approves meeting schedules, agendas and associated information sent to the Board, (c) establishes agendas for executive sessions of the Board, in consultation with the CEO, (d) presides at executive sessions of the Board and coordinates feedback to the CEO regarding issues discussed in executive session, (e) coordinates new director searches, in conjunction with the Nominating & Governance Committee and CEO, and presents candidates for consideration to the Nominating & Governance Committee and the Board, (f) serves as an information resource for other directors and acts as liaison between directors, committee chairs, and management, (g) develops a positive, collaborative relationship with the CEO, (h) if requested by major stockholders, is available for consultation and direct communication, and (i) performs such other duties and responsibilities as requested by the Board.

If a different determination is made in the future regarding the separation of the Chairman and CEO positions, such that the CEO is the Chairman, a Lead Director shall be elected by the non-management directors of the Board to: (i) serve as a liaison between the Chairman and the independent directors, (ii) lead executive sessions of the Board, (iii) have authority to call meetings of the independent directors, (iv) approve Board meeting schedules, agendas and associated information sent to the Board, (v) lead the Board in discussions concerning the CEO’s employment and performance and CEO succession, (vi) if requested by major stockholders, be available for consultation and direct communication, and (vii) perform such other duties and responsibilities as requested by the Board.

26	2025 Proxy Statement

CORPORATE GOVERNANCE

MEETINGS OF THE BOARD AND ITS COMMITTEES

The standing Committees of the Board and the current membership of each Committee are shown below. The Nominating & Governance Committee reviews the composition of the committees at least annually and determines if any changes should be recommended to the Board.

Meeting Attendance and Executive Sessions

During the 2024 fiscal year, there were seven meetings of the Board. Each of the current directors attended more than 75% of the total number of Board meetings and meetings of the Committees on which they served. In accordance with our Corporate Governance Guidelines, directors are expected to attend all scheduled Board meetings and meetings of the Committees of the Board on which they serve. In addition, directors are expected to attend all other Committee meetings when possible. Non-management directors meet regularly in executive sessions, and the Chairman presides over those executive sessions.

As detailed in our Corporate Governance Guidelines, Board members are expected to attend each annual meeting of stockholders absent unusual circumstances. All ten directors that were members of the Board at the time attended the 2024 annual meeting of stockholders.

Committee Membership, Independence, and Qualifications

The Nominating & Governance Committee recommends committee memberships and chairpersons to the Board and considers periodically rotating directors among the committees. The current membership of the Committees of the Board with respect to the director nominees is shown in the table below.

	Audit Committee	Social Responsibility & Compensation Committee	Nominating & Governance Committee	Sustainability & Risk Committee	Nuclear Oversight Committee(1)

Independent Directors:

Hilary E. Ackermann				Chair	Member

Arcilia C. Acosta(2)	Member		Member

Gavin R. Baiera		Member		Member

Paul M. Barbas(2)	Member		Member		Member

Lisa Crutchfield		Chair

Scott B. Helm(3)

Julie A. Lagacy			Chair	Member

John W. (Bill) Pitesa		Member			Chair

John R. (J. R.) Sult(2)	Chair

Robert C. Walters(4)			Member	Member

Employee Directors:

James A. Burke

Number of Meetings in 2024	4	5	3	4	4

(1)	In March 2025, the Nuclear Oversight Committee was renamed and converted to the Generation and Safety Oversight Committee.
(2)

“Audit committee financial expert,” as defined by the SEC and NYSE, and as determined by the Board. Background information on each audit committee financial expert can be found in the director nominee biographies beginning on page 11.

(3)	Mr. Helm serves as Chairman of the Board.
(4)	Mr. Walters was appointed to the Board in December 2024.

2025 Proxy Statement	27

CORPORATE GOVERNANCE

Board Committees

The Board has the following five standing Committees: (i) Audit, (ii) Social Responsibility & Compensation, (iii) Nominating & Governance, (iv) Sustainability & Risk, and (v) Generation and Safety Oversight (each, a “Committee”). The functions of each Committee are described below.

Audit Committee Members: John R. (J. R.) Sult (Chair) Arcilia C. Acosta Paul M. Barbas

Primary Responsibilities: Appoints, retains, oversees, evaluates and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; reviews significant matters regarding accounting principles and financial statement presentations; oversees the performance of the Company’s internal audit function; oversees the system, and annual audit, of internal controls over financial reporting; oversees accounting, legal and regulatory compliance, and ethics (including reviewing the Company’s Code of Conduct at least annually).

The Audit Committee is a separately designated standing audit committee as required by SEC regulations and NYSE rules. For more information about the Audit Committee please see the Audit Committee Report on page 88.

Nominating & Governance Committee Members: Julie A. Lagacy (Chair) Paul M. Barbas Arcilia C. Acosta Robert C. Walters

Primary Responsibilities: Reviews and recommends director candidates to the Board for election at each annual meeting of stockholders, periodically reviews the Corporate Governance Guidelines and recommends changes to the Board, reviews and recommends Committee composition and Chairs and recommends changes to the Board and provides guidance to the Board with respect to governance related matters.

The Nominating & Governance Committee, among its other responsibilities, (i) identifies individuals qualified to become directors and recommends to the Board the nominees to stand for election as directors; (ii) oversees and assumes a leadership role in the governance of the Company including recommending periodic updates to the Corporate Governance Guidelines for the Board’s consideration; (iii) participates with the Chairman in the Board’s annual evaluation of its performance and of the Committees; (iv) recommends to the Board the director nominees for each annual stockholder meeting and for each Committee; and (v) oversees the orientation process for new directors and ongoing education for directors.

Social Responsibility & Compensation Committee Members: Lisa Crutchfield (Chair) Gavin R. Baiera John W. (Bill) Pitesa

Primary Responsibilities: Reviews and oversees the Company’s overall compensation philosophy, reviews and oversees the development and implementation of compensation, policies and programs intended to be aligned with the Company’s business strategy, and reviews and oversees the Company’s policies and practices related to human resources, inclusion and workforce development, talent management, organizational culture and corporate citizenship.

With respect to compensation, the Social Responsibility & Compensation Committee

(i) reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives, and determines and recommends to the Board the CEO’s compensation based on this evaluation; (ii) oversees the evaluation of executive officers (other than the CEO) and other senior officer-level direct reports of the CEO, and reviews, determines and approves their compensation levels; (iii) oversees and makes recommendations to the Board with respect to the adoption, amendment or termination of incentive compensation, and equity-based and other executive compensation and benefits plans, policies and practices; (iv) reviews and discusses with the Board executive management succession planning; (v) makes recommendations to the Board with respect to the compensation of the Company’s outside directors; and (vi) produces the Social Responsibility & Compensation Committee’s report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.

With respect to social responsibility, the Social Responsibility & Compensation Committee (i) oversees and monitors the Company’s culture and core principles, including periodically reviewing employee engagement; (ii) oversees and monitors the Company’s strategies, initiatives, and programs relating to human capital management and talent retention; (iii) reviews the Company’s inclusion and workforce development initiatives including programs relating to employees, community, and suppliers; and (iv) reviews the Company’s practices and strategies to further its corporate citizenship, including corporate social responsibility initiatives in support of charitable and community service organizations.

28	2025 Proxy Statement

CORPORATE GOVERNANCE

Sustainability & Risk Committee Members: Hilary E. Ackermann (Chair) Gavin R. Baiera Julie A. Lagacy Robert C. Walters

Primary Responsibilities: With respect to risk, assists the Board in fulfilling its responsibilities with respect to (i) the oversight of the enterprise risk management process, including coordination, where necessary, with other Committees, (ii) the assessment of certain enterprise risks, (iii) the review and assessment of market, commercial and risk management matters of the Company, and (iv) oversight of the Company’s management of risks related to cybersecurity and information security.

With respect to sustainability, the Committee: (i) reviews and discusses with management the Company’s strategies, policies, and practices to assist in addressing public sentiment and shaping policy to manage the Company’s sustainability efforts;

(ii) at least annually, reviews and discusses with management the Company’s assessment of greenhouse gas-related risks, including transition, regulatory, reputational, and/or market risks related to climate change and management’s process for the identification, evaluation, and mitigation of transition risks related to climate change; (iii) oversees and monitors the Company’s core vision and values and advises the Board and management on sustainability policies, including the Company’s publicly stated targets and aspirational goals for company-wide reductions of greenhouse gas emissions from its power generation operations; and (iv) provides oversight with respect to any sustainability reporting to the public or governmental agencies.

Generation and Safety Oversight Committee Members: John W. (Bill) Pitesa (Chair) Hilary E. Ackermann Paul M. Barbas

Primary Responsibilities: Provides oversight of and makes periodic reports and, as necessary, recommendations to the Board with respect to the Company’s (i) non-nuclear generation operations, including its natural gas, solar, battery energy storage and coal generation facilities, and any other future generation facilities; (ii) nuclear generation operations; and (iii) safety and environmental policies and performance.

The Committee (i) reviews and monitors the operational performance of the generation operations; (ii) reviews reports from, and significant interactions with, external nuclear regulators and oversight groups; (iii) reviews and monitors overall safety performance and safety culture; (iv) monitors significant safety and operational events or incidents at the Company’s generation facilities; (v) reviews and monitors the Company’s compliance with environmental laws and regulations; (vi) oversees the potential effects of emerging policies, technologies, and trends on the generation operations; and (vii) periodically conducts a physical review of the generation facilities.

For further discussion of each of the Committees’ oversight duties related to risk, see the discussion of “Board Risk Oversight” on page 33.

OUR COMMITMENT TO SUSTAINABILITY

Vistra strives to balance reliability, affordability, and sustainability in that order. Our sustainability initiatives are a key part of our business strategy and strengthen our resiliency, positioning us to generate long-term value for our stakeholders. We consider all stakeholders—investors, customers, suppliers, local communities, employees, contractors and the environment, among others—in our decisions, processes, and activities. We know that prioritizing our stakeholders leads to higher customer satisfaction, more community involvement and support, and committed employees and suppliers, which in turn leads to a more resilient and successful company. Vistra continues to leverage accepted sustainability frameworks and standards to provide transparent disclosures to all our stakeholders. For more information about our sustainability efforts, targets and disclosures, please visit the Sustainability section of our website at www.vistracorp.com/sustainability/.

2025 Proxy Statement	29

CORPORATE GOVERNANCE

Sustainability Governance

Vistra’s policies and initiatives are interconnected and collectively contribute to our long-term sustainability. Given this interconnectedness, ultimately the oversight of our sustainability initiatives are governed by the full Board, with oversight of subject matter-specific components delegated to applicable Board committees, as reflected in the following Sustainability Governance Framework. The Board continues to reassess oversight of sustainability and could adjust oversight responsibilities or involve other committees as regulatory reporting requirements develop.

BOARD OF DIRECTORS

SUSTAINABILITY
AND RISK COMMITTEE

Oversees cyber security
and corporate risk
management, including
the management and
tracking of environmental
risks and opportunities,
including climate change,
as well as external
sustainability reporting

NOMINATING AND GOVERNANCE COMMITTEE Oversees corporate governance framework	GENERATION AND SAFETY OVERSIGHT COMMITTEE Oversees the Company’s non-nuclear generation operations, nuclear generation operations, and safety and environmental policies and performance	AUDIT COMMITTEE Oversees financial statements and reporting processes, including sustainability disclosures

SOCIAL RESPONSIBILITY
AND COMPENSATION
COMMITTEE

Oversees Vistra’s social responsibility initiatives, including inclusion and workforce development, talent management, compensation, organizational culture and community

PRESIDENT & CHIEF EXECUTIVE OFFICER Responsible for all sustainability strategy including the setting and achievement of long-term emission reduction targets

CHIEF STRATEGY & SUSTAINABILITY OFFICER AND
EXECUTIVE VICE PRESIDENT OF PUBLIC AFFAIRS

Responsible for Vistra’s corporate strategy, M&A, sustainability, regulatory and government affairs, communications, community engagement, and corporate development

The Sustainability & Risk Committee provides oversight with respect to the Company’s sustainability policies and practices. In addition, the full Board oversees the Company’s policies, procedures, and public disclosures regarding lobbying and political contributions. Further, the full Board focuses extensively on our efforts to balance reliability, affordability, and sustainability and takes an active role with management to review and oversee the development and execution of Vistra’s long-term corporate strategy. In particular, the Board regularly reviews climate-related risks and opportunities—including the transformation of our generation portfolio and investments in zero-carbon resources—given their significance to and interconnectedness with capital deployment, business strategy, and other Board decisions.

Vistra is led by a team of industry veterans with expertise across all areas of the energy and retail businesses, and the Board brings relevant experience to support our sustainability strategy (see more information about each director’s skills and experience on page 10). At a management level, the Chief Strategy and Sustainability Officer leads the Sustainability Management Committee to ensure the appropriate resources and stakeholders are implementing sustainability efforts.

30	2025 Proxy Statement

CORPORATE GOVERNANCE

Our Pillars

Vistra’s five responsible business pillars provide a foundation for the Company’s sustainability strategy, and through our Sustainability Governance Framework, each pillar is guided by appropriate Board and/or committee oversight:

Environmental Stewardship and Compliance

Vistra is committed to responsible environmental practices that include an ambition for cleaner air, water, and land, a reduction of waste, and conservation of natural resources. One element of our overall sustainability strategy is a focus on mitigation and prevention of climate-related risks, management of our interactions with the environment, and a commitment to engage with our stakeholders to reliably and affordably meet the growing demand for power. We are targeting net-zero by 2050 (assuming necessary advancements in technology and supportive market constructs and public policy) and are advancing our transformation via planned retirements of fossil-fuel plants and investments in solar and batteries, as well as nuclear through our acquisition of Energy Harbor in 2024.

We do business the right way — we are committed to continuous improvement of environmental protection measures, building on our strict compliance with environmental laws and regulations. Vistra’s corporate environmental team assists and guides compliance at each power plant, where all permits are reviewed to ensure compliance. Vistra is committed to minimizing collateral or transitory impacts of our operations as well as to maintaining and enhancing the biodiversity on our land. Vistra seeks to ensure that our operations leave land as good or better than before our activities began.

Human Capital Management

We are one team, a group of talented and dedicated employees. We maintain a welcoming workplace environment where differences are valued, and all are respected. Vistra recognizes the value of having a workforce where employees feel comfortable to voice their ideas and opinions. Our employees reflect the communities we serve, ranging in age, gender, ethnicity, physical appearance, thoughts, styles, religions, nationality, education, and numerous other traits. Vistra’s employee resource groups (ERGs) play an imperative role in building our culture, attracting top talent, and providing career development and networking opportunities. As distinct as our employees, each of our 15 ERGs has a unique purpose.

We believe employee development at all levels is critical to Vistra’s current and future success. We have launched key programs to develop leaders at all levels of the organization including: online learning courses, management system courses, webinars and presentations, self-paced development, and employee-specific skill training.

The goal of Vistra’s performance management process is to guide the development of individuals and to continuously improve the results of the business. All full-time employees, other than those represented by a collective bargaining unit, receive a formal performance review. As part of the program, employees set objectives, have check-ins and ongoing dialogues with their manager, and receive a final year-end performance review.

2025 Proxy Statement	31

CORPORATE GOVERNANCE

Safety and Health

Our people are our greatest resource, which is why safety — above all else — is our top priority. Vistra’s goal is to provide each employee with essential training and resources to help ensure their safety and health while planning or conducting onsite activities. Promoting continuous learning throughout the fleet and removing latent organizational weaknesses are the cornerstone pieces of Vistra’s safety philosophy and Best Defense safety program. Also, reporting of all incidents, no matter how inconsequential, is critical for learning, and we ask that each individual report safety incidents and hazards to assist in proper identification and remediation.

All Vistra employees are covered by our Best Defense safety program, and all personnel at Vistra locations are encouraged to be actively involved in the safety process. We believe safety training is most effective when it is incorporated into standard operating procedures, workplace practices, and individual job performance requirements. We structure employee development and learning so that our employees have the knowledge and skills needed to do their work safely, avoid creating hazards that could place themselves or others at risk, and ensure that each employee knows how to put up Best Defenses for job assignments.

Vistra provides a comprehensive and integrated emergency management system that coordinates on- and off-site resources to protect lives, property, and the environment through education, training, assessment, preparedness, response, and mitigation from all hazards that may impact our company and community.

At Vistra, we believe a healthy workforce leads to greater well-being at work and at home. Our healthcare plans are designed to reward employees for completing annual physicals and cancer screenings. Vistra offers onsite clinics at various locations for non-emergency attention and provides annual immunization clinics for seasonal illnesses.

Supporting Communities & Customers

We strive to be good corporate citizens and strengthen the communities where we do business, where we have customers, and where our employees call home. At Vistra, we make a genuine effort to better the communities where we live, work, and serve. As referenced in Vistra’s corporate giving policy, the key focus areas for our community involvement and corporate giving are: Education, Community Welfare, Environment/Sustainability, Employee Involvement, Economic Development.

Vistra and our subsidiaries have also engaged local communities as we address the potential impacts of our operations. Vistra’s Energy Aid program is one the most extensive energy bill-payment assistance programs in the nation, providing more than $140 million in assistance over the last 40 years. To keep our communities informed about our operations and new Vistra Zero projects, Vistra regularly hosts in-person and virtual meetings to answer resident questions and receive community feedback. Regular emergency response team training and outreach is conducted at our largest generating sites, including our utility-scale solar and battery energy storage facilities and our nuclear plants.

Vistra is one of the largest competitive electric retailers in the U.S. Vistra Retail is the natural off-taker to our generation fleet and this integrated nature of our business is a core competitive advantage that provides stable financial earnings. The growth of our zero-carbon generation portfolio will provide the renewable electricity Vistra Retail needs to support the rise in renewable product offerings customers are actively seeking.

Responsible Business Practices

We conduct business the right way, with the utmost integrity, holding ourselves and our suppliers to high ethical standards and conducting all business in compliance with laws and regulation. Vistra has a robust, centralized, strategic supply chain organization with a global supply chain supporting electric power generation, retail electric sales, and corporate shared services. We ask that our suppliers reflect our values and agree to our Supplier Code of Conduct, found on our website. Every purchase order links to our Supplier Code of Conduct through its Terms & Conditions and by acknowledging the purchase order, suppliers agree to abide by the code. This includes our commitment to responsible sourcing practices. In addition, Vistra’s dynamic supply chain identifies suppliers of all sizes across our markets that are able to provide the best quality products and services to the business.

In order to identify and mitigate material Information Security risks, among other things, our Information Security program includes: operating a Cyber Security Operations Center, raising employee awareness through annual general

32	2025 Proxy Statement

CORPORATE GOVERNANCE

and job-specific cybersecurity trainings and employee phishing simulations, maintaining defined cyber incident response plans, enhancing security measures to protect our systems and data, evolving monitoring capabilities to improve early detection and rapid response to potential cyber threats, and adapting to new work environments that include off-site work through mitigation of remote network risk to our internal systems, assets, or data. In addition to an internal security program, we strive to stay ahead of the threat landscape by actively monitoring and conducting due diligence on key third-party vendors’ Information Security programs and risks. This includes qualitative assessments to gain a deeper understanding of their security posture and potential vulnerabilities. Various other mitigation practices are in place and our Chief Information Officer (“CIO”) reports to the Sustainability & Risk Committee at least quarterly on our Information Security program, including on cybersecurity risks and threats (including the emerging threat landscape), an assessment of our Information Security program, and the status of projects to strengthen our Information Security program. See also “Board Risk Oversight—Information Security Risk Oversight.”

Vistra lobbies by advocating for legislation and regulations that will enhance value for our customers, communities, the environment, employees, and shareholders. We recognize that public policy decisions can greatly impact our business and industry, now and in the future. Vistra reviews its lobbying efforts at least annually to ensure adherence to applicable laws and Vistra’s core principles.

BOARD RISK OVERSIGHT

In the normal course of business, the Company is exposed to a variety of risks. For a complete description of the risk factors associated with our business, see Part I, Item 1A “Risk Factors” of our 2024 Annual Report on Form 10-K, which is included in our Annual Report, and any subsequently filed Quarterly Reports on Form 10-Q.

The Board has ultimate responsibility for protecting stockholder value. Among other things, the Board is ultimately responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, establishing policies and procedures that monitor and manage defined risks and measuring management’s performance against the strategy. The Committees—including the Audit Committee, Sustainability & Risk Committee, Social Responsibility & Compensation Committee, and Generation and Safety Oversight Committee—play an important role in support of the Board’s oversight function. Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company. To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, capital markets transactions, financings, capital allocation and capital structure.

The Board conducts its risk oversight function in several ways. The Board monitors, reviews and responds to strategic, commercial, market, financial, sustainability, corporate, and safety risks facing the Company by receiving periodic reports from the management team, and through the Committees. In addition, for further information about our sustainability governance, see “Our Commitment to Sustainability” above. While the Committees each have their delegated responsibilities for identifying and addressing risks, the Board primarily conducts this oversight function through the Sustainability & Risk Committee, which oversees the enterprise risk management process and assesses certain enterprise risks and market, commercial, cybersecurity and risk management matters; the Audit Committee, which oversees risks relating to accounting, internal audit and controls; and the Generation and Safety Oversight Committee, which oversees risks relating to our nuclear and non-nuclear operations, as well as safety and environmental performance. On an annual basis, the Board reviews a detailed enterprise risk report. Additionally, on a quarterly basis, the Sustainability & Risk Committee reviews any significant changes to the enterprise risk assessment and provides a report thereof to the Board. Further, the Board conducts periodic reviews of risks on an ongoing and as- needed basis and receives updates from management during the year on any particular matters relating to risk management or risk controls that management believes need to be brought to the attention of the Board.

The Sustainability & Risk Committee maintains oversight over the Company’s cybersecurity and incident response program, which is designed to assess, identify, and manage material risks from cybersecurity threats, including matters related to the cybersecurity of the Company’s critical infrastructure, data, or information technology systems and the Company’s actions to prepare for, identify, assess, respond, mitigate and remediate material cyber, information security or technology risks (collectively, “Information Security”). Ms. Lagacy serves as lead director on behalf of the Board to interface and coordinate with the CIO on cybersecurity reports to the Board. For additional information, see “—Information Security Risk Oversight” below.

2025 Proxy Statement	33

CORPORATE GOVERNANCE

The table below summarizes the significant roles the various Board Committees play in carrying out the risk oversight function.

Audit Committee	Social Responsibility & Compensation Committee

•  Oversees and assesses financial risks, which includes reviewing and discussing with management the Company’s risk disclosures in the Company’s annual reports to the SEC

•  Reviews and discusses the risk of fraud with management, the internal audit executive and the independent auditor and reviewing the implementation of controls to mitigate fraud risk

•  Considers the risk of management’s ability to override the Company’s internal control

•  Oversees legal and regulatory compliance

•  Oversees significant tax risks and issues affecting the Company

•  Oversees risks related to our compensation policies and
practices and succession planning, with input from
management and the Social Responsibility &
Compensation Committee’s independent outside
compensation consultant

•  Periodically reviews and assesses the Company’s
culture and employee engagement

•  Reviews human capital management

•  Reviews the Company’s inclusion and workforce
development initiatives

Sustainability & Risk Committee	Generation and Safety Oversight Committee

•  Oversees certain enterprise risks and other risks related to commercial, credit, liquidity and market risks, including our trading of fuel, transportation, energy and related products and services and regulatory compliance, and the Company’s assessment and management of the risks associated with such activities

•  Oversees management of cybersecurity and information security risk

•  Oversees greenhouse-gas related risks, including transition, regulatory, reputational, and/or market risks related to climate change, and management’s process for the identification, evaluation, and mitigation of transition risks related to climate change

•  Oversees risks related to our nuclear and non-nuclear
generation operations

•  Reviews and monitors the Company’s safety and
environmental policies and performance

•  Oversees the potential effects of emerging policies,
technologies, and trends on generation operations, and
reviews changes to the long-term strategies of the
generation operations

Directors typically attend all Committee meetings when possible, and otherwise receive a report on matters reviewed by the respective Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role.

34	2025 Proxy Statement

CORPORATE GOVERNANCE

In addition to the above-described Board committee structure, the Company has three standing committees that comprise the primary governance forums for day-to-day management of the Company and are complementary and critical to the risk management process: Executive Committee, Commitments Committee, and Risk Management Committee.

	Members	Meeting Occurrence	Function
EXECUTIVE COMMITTEE	• CEO • CEO’s direct reports	Weekly

Provides the forum for discussion and decision-making related to general strategy and policy items, operational updates, information sharing, prioritization, and cross-business and cross-functional coordination

COMMITMENTS COMMITTEE

Voting members:

•  CEO (chair)

•  CFO

•  General Counsel

•  Chief Administrative Officer

•  President of Vistra Retail

•  Chief Strategy & Sustainability Officer

Standing invitees:

•  Other direct reports of CEO

•  Other key functional and operational leaders

		Weekly	Provides operational oversight of Vistra’s material commitment activities, ensuring that an appropriate level of analysis, review, and approvals are performed prior to committing or deploying capital, approving transactions within transaction authority limits delegated by the Board
RISK MANAGEMENT COMMITTEE

•  CEO

•  CFO (chair)

•  Chief Risk Officer

•  SVP of Commercial Operations

•  General Counsel / Chief Compliance Officer

•  President of Vistra Retail

•  Chief Strategy & Sustainability Officer

•  Chief Accountant and Controller

•  Treasurer

•  SVP of Planning

•  VP of Wholesale Strategy

		Weekly	Provides risk management oversight, monitoring, control, and guidance for all risk management activities at Vistra, approving risk management activities within limits delegated by the Board

The Company’s Chief Risk Officer oversees our risk management efforts and regularly reports to the Sustainability & Risk Committee regarding enterprise risk management and assessment matters. The Chief Risk Officer administers our Risk Management Policy which in turn governs the Risk Management Committee. The Risk Management Policy establishes guidelines necessary for the Company to effectively manage the market, credit, operative and regulatory risk of its commodities portfolios.

In addition to the oversight role performed by the Risk Management Committee, the Board has delegated certain authority, subject to various term/tenor and dollar value thresholds, to the Company’s Commitments Committee as further set forth in the Company’s Commitments Policy. The Board periodically reviews and revises the delegation of authority thresholds to appropriately balance business needs and its oversight function.

2025 Proxy Statement	35

CORPORATE GOVERNANCE

Information Security Risk Oversight

In 2024, the Board delegated oversight responsibility over the Company’s Information Security program to the Sustainability & Risk Committee. Ms. Lagacy, with extensive cybersecurity experience, is lead director on behalf of the Board to interface and coordinate with the CIO on cybersecurity reports to the Board. The Company has a dedicated CIO who ensures Information Security is built into the Company’s larger technology strategy and oversees our Chief Information Security Officer (CISO). The CISO and his Information Security team are responsible for leading the enterprise-wide Information Security strategy, policy, standards, architecture and processes. Our Cyber Incident Response Teams under the CISO are responsible for monitoring and analyzing the Company’s cybersecurity posture in partnership with the Company’s risk and legal departments.

The CIO and CISO collaborate with our internal audit department and external consultants to review information technology-related risks (based upon the National Institute of Standards and Technology (NIST) Cybersecurity Framework) as part of the overall Vistra cyber risk management process. For further information on oversight and details of the Company’s Information Security program, see Part I, Item 1C “Cybersecurity” of our 2024 Annual Report on Form 10-K, which is included in our Annual Report.

Executive Compensation and Oversight of Risks Related to Compensation Policies

The primary responsibilities of the Social Responsibility & Compensation Committee are to:

•

determine and oversee the compensation philosophy, objectives, and program of the Company and our subsidiaries, including making recommendations to the Board with respect to the adoption, amendment or termination of executive compensation and benefits plans, arrangements, policies and practices covering executives;

•	evaluate the performance of the CEO;

•

recommend the compensation of the CEO to the full Board and approve compensation of the executive officers (other than the CEO) and other senior officer-level direct reports of the CEO based on the evaluations of their performance; and

•	oversee and monitor the Company’s culture and core principles, including the human capital management strategy, inclusion and workforce development, and corporate citizenship practices.

As described above, the Social Responsibility & Compensation Committee is responsible for overseeing risks related to our compensation policies, practices, and programs for all employees. To assist the Social Responsibility & Compensation Committee with determining whether the Company’s compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Social Responsibility & Compensation Committee periodically evaluates, including seeking input from management and our independent compensation consultant, our compensation strategy to ensure:

•	base salaries are market-based and a sufficient component of total compensation to discourage risk taking;

•

earnings goals under the Company’s Annual Incentive Plan (“AIP”) are based upon the Company’s audited financial statements and the Company believes that the goals are sufficiently rigorous but attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

•

executive officers who receive performance-based incentive awards under the AIP and the Vistra Corp. 2016 Omnibus Incentive Plan (as amended and restated, the “2016 Incentive Plan”) are required to reimburse the Company (commonly referred to as a “clawback”) if the Company has to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirements under the federal securities laws;

•

the Company uses awards under the 2016 Incentive Plan, such as the Performance Stock Unit (“PSU”) awards that are based in part upon factors that affect total stockholder return over three-year periods, which mitigates short-term risk taking;

•

because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the executive stock ownership guidelines, which expose those officers subject to the guidelines—namely the President and CEO and each Executive Vice President—to loss of the value of the retained equity if stock appreciation is jeopardized; and

•	the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

36	2025 Proxy Statement

CORPORATE GOVERNANCE

STOCKHOLDER AND STAKEHOLDER ENGAGEMENT

We believe that regular, transparent communication with our stockholders and other stakeholders is essential to Vistra’s long-term success. Members of our sustainability and investor relations team and management team engage with stockholders and other stakeholders year-round, and these meetings regularly involve our CEO and CFO and may periodically include the Chairman of our Board. In advance of the 2025 Annual Meeting, we initiated a stockholder governance engagement plan, contacting 10 of our largest stockholders to offer meetings and met with 6 of those stockholders, representing approximately 30% of our stockholder base, to discuss our strategy, corporate governance, sustainability initiatives, and other matters of interest to the investors.

Further, Vistra seeks to enhance its stakeholder engagement through various peer networking groups, trade associations, and sustainability-focused organizations that provide opportunities to discuss and research insights on best practices, industry trends, advancements in climate change technologies and disclosures, and human capital management initiatives, among others.

2025 Proxy Statement	37

CORPORATE GOVERNANCE

We value the views of our stockholders and other stakeholders, and the input that we receive from them is a key consideration in our corporate governance practices. For example, informed in part by the dialogue and collaboration with our stockholders and other stakeholders in recent years, we:

Governance

•  Amended our Bylaws to provide proxy access for stockholders

•  Committee oversight of cybersecurity risk assigned to Sustainability & Risk Committee

•  Nuclear Oversight Committee expanded to cover oversight of non-nuclear generation operation, and safety and environmental policies and performance and renamed Generation and Safety Oversight Committee

•  Developed a Sustainability Governance Framework which ensures full Vistra Board and committee oversight of sustainability matters and initiatives

•  Enhanced and refined the Board’s and Committees’ roles with respect to various initiatives, including expanding purview of the Social Responsibility & Compensation Committee to oversee our policies and practices related to culture and core principles, human capital management, inclusion and workforce development, talent management, and corporate citizenship

•  Published voluntary, annual report of Vistra’s employee PAC contributions, corporate political contributions, and membership dues to trade organizations

Sustainability

•  Accelerated our GHG emissions reduction targets in 2020, increasing our 2030 target by 20% and adopting a net-zero target by 2050 (assuming necessary advancements in technology and supportive market constructs and public policy)

•  Established leading role in energy transition with over 7,900 MW of zero-carbon generation online now and further planned growth of our zero-carbon generation portfolio, supporting the broader energy transition of the nation, maintaining the reliability and affordability of electricity, and enhancing Vistra’s long-term sustainability

•  Adopted a Green Finance Framework in 2021 and issued $1.0 billion in Series B Green Perpetual Preferred Stock (“Green Perpetual Preferred Stock”) to fund new or existing projects that support renewable energy and energy efficiency to further align with our sustainability strategy

•  Enhanced sustainability-related disclosures, incorporating GRI standards, SASB standards, and TCFD recommendations in our sustainability-related reporting, while also receiving third-party assurance of our Scope 1 and Scope 2 GHG emissions by an independent audit firm

Compensation and Human Capital Management

•  Adjusted the mix of LTI awards to increase performance stock units to represent 65% of each NEO’s LTI award

•  Continued to evaluate and implement adjustments to the overall executive compensation program, focused on linking executive compensation with performance and stockholder value

•  Continued the use of metrics in our AIP scorecard to align management’s compensation with the Company’s important sustainability goals

•  Evaluated the Company’s human capital management strategy and implemented many initiatives to ensure a workforce with employees who are engaged, have numerous development and training opportunities, and are offered generous benefits and wellness programs

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may communicate with the directors individually or as a group, including all non-management or independent directors and the Chairman of the Board, by writing to them c/o the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039. The Company’s Corporate Secretary will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication is substantial or material and falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a Committee or to an executive officer of the Company,

38	2025 Proxy Statement

CORPORATE GOVERNANCE

then the Company’s Corporate Secretary may forward the communication to the executive officer of the Company or the chair of the Committee to which the matter has been delegated.

CORPORATE GOVERNANCE DOCUMENTS

The Company maintains certain corporate governance documents on our website at www.vistracorp.com. The Company’s Corporate Governance Guidelines and charters of the standing Committees of the Board, including the Audit Committee, the Nominating & Governance Committee, the Social Responsibility & Compensation Committee, the Sustainability & Risk Committee, and the Generation and Safety Oversight Committee, in each case as currently in effect, can be accessed by selecting the tab labeled “Governance” on the home page of the Company’s website.

The Company’s Code of Conduct that applies to the Company’s employees, officers, including both the CEO and CFO, and directors, is also available on the Company’s website. In accordance with SEC regulations, any amendments to the Code of Conduct will be posted on the Company’s website.

The Board has adopted a written policy regarding transactions with related parties, which is included in the Corporate Governance Guidelines available on the Company’s website.

Printed copies of the corporate governance documents that are posted on the Company’s website are also available to any stockholder upon request to the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039.

CODE OF CONDUCT

Our Code of Conduct applies to all of our directors, officers and employees. The key principles of this code include acting legally and ethically, notifying appropriate persons upon becoming aware of issues, obtaining confidential advice and dealing fairly with our stakeholders. A copy of our Code of Conduct is available on the Company’s website at www.vistracorp.com/code-of-conduct.

COMPLAINT AND REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

Our Whistleblower Policy provides for (1) the receipt, retention and treatment of complaints, questions, and concerns regarding accounting, internal accounting controls, financial reporting, auditing matters, or compliance with federal laws and (2) the confidential, anonymous submission of complaints, questions, and concerns by employees regarding questionable accounting or auditing matters, in each case relating to Vistra. Complaints may be made anonymously through an “Ethics and Compliance Helpline” telephone number or website, operated by an independent third party. Complaints received are logged by our Chief Compliance Officer, reviewed and investigated by Internal Audit, and, if applicable, our Chief Compliance Officer, and communicated to our Audit Committee. In accordance with applicable law, the Whistleblower Policy and other procedures we use to address complaints prohibits retaliation, in any form, against an employee submitting a good faith complaint, question or concern. A copy of our Whistleblower Policy is available on the Company’s website at www.vistracorp.com/corporate-governance.

BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS POLICY

As set forth in the Corporate Governance Guidelines, the Board has adopted a written policy relating to the approval of transactions with related persons. In general, for purposes of our policy, a related party transaction is a transaction to which we are a participant and with respect to which a related person will have a direct or indirect material interest. As set forth in our policy, a “related person” is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity.

Our policy requires that a related person transaction will only be permitted if: (i) the Audit Committee approves or ratifies the transaction in accordance with the policy (which requires that the transaction be on terms comparable to

2025 Proxy Statement	39

CORPORATE GOVERNANCE

those that could be obtained in arm’s length dealings with an unrelated third party), (ii) another independent body of the Board reviews and approves the transaction or (iii) the transaction involves compensation approved by the Social Responsibility & Compensation Committee. In reviewing and approving any related person transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related person’s relationship and interest and as to the material facts of the transaction and must determine that the related person transaction is in, or not inconsistent with, the interests of the Company and its stockholders, as the Audit Committee determines in good faith.

Since January 1, 2024, there have been no related person transactions. A copy of our related person transactions policy is included in our Corporate Governance Guidelines and is available on the Company’s website at www.vistracorp.com/corporate-governance.

CHARITABLE CONTRIBUTIONS

During 2024, we did not make any contributions to any charitable organization in which an independent director served as an executive officer in 2024.

INSIDER TRADING POLICY AND PROHIBITION ON HEDGING AND PLEDGING

Vistra has adopted an insider trading policy that governs transactions in our securities by our directors, officers, employees and their respective related persons, as well as transactions by Vistra, that Vistra believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards.

Under Vistra’s insider trading policy, members of the Board and all of Vistra’s officers and employees, together with their respective related persons, shall not engage, directly or indirectly, in any derivative transactions involving any securities of Vistra, including pledges of Vistra securities as collateral or short sales thereof. This policy includes, without limitation, hedging transactions, pledging Vistra securities as collateral or engaging in short sales of Vistra securities.

40	2025 Proxy Statement

MANAGEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table and biographies set forth information regarding our current executive officers as of the date hereof, except for Mr. Burke, whose information is listed above.

Name	Age	Position / Office

Kristopher E. Moldovan	53	Executive Vice President and Chief Financial Officer

Stacey Doré	52	Chief Strategy & Sustainability Officer, Executive Vice President of Public Affairs

Scott A. Hudson	61	Executive Vice President and President Vistra Retail

Carrie Lee Kirby	57	Executive Vice President and Chief Administrative Officer

Stephanie Zapata Moore	51	Executive Vice President, General Counsel, and Chief Compliance Officer

Kristopher E. Moldovan Executive Vice President and Chief Financial Officer

Mr. Moldovan has served as the Executive Vice President and Chief Financial Officer of the Company since August 2022. Mr. Moldovan has been with Vistra and its predecessor companies since 2006 and, from 2017 to 2022, served as Senior Vice President and Treasurer, where he was responsible for all treasury-related activities, including financing activities and assuring the availability of liquidity and cash resources, among other responsibilities. From 2010 to 2017, he was the Company’s Assistant Treasurer. Mr. Moldovan originally joined the Company as Senior Counsel, where much of his work focused on finance and mergers and acquisitions. Before joining Vistra, he was an attorney for Gibson, Dunn & Crutcher, LLP in Dallas and for Wildman, Harrold, Allen & Dixon in Chicago, where he gained extensive experience in M&A, finance, and general corporate advisory. Mr. Moldovan holds a bachelor’s degree in engineering from the University of Illinois, a juris doctor from Duke University School of Law, and a graduate finance certificate from Southern Methodist University Cox School of Business.

Stacey Doré Chief Strategy & Sustainability Officer, Executive Vice President of Public Affairs

Ms. Doré has served as Chief Strategy & Sustainability Officer and Executive Vice President of Public Affairs since August 2022. In this role, Ms. Doré is responsible for corporate strategy, M&A, sustainability, regulatory and government affairs, communications, community engagement, and corporate development. Prior to joining Vistra, Ms. Doré most recently served as president and chief executive officer of Hunt Utility Services and Sharyland Utilities, an electric utility within the Electric Reliability Council of Texas market, from 2019 to 2021. There, she set the strategic direction of the company and led a seasoned team of professionals in developing, operating, and constructing the company’s electric transmission assets safely and reliably. Prior to that role, she was senior vice president and general counsel for publicly traded InfraREIT, Inc., an electric transmission and distribution company structured as a real estate investment trust, from 2016 to 2019. Ms. Doré originally joined Vistra’s predecessor companies in 2008 as part of the legal team where she served in several leadership roles, including executive vice president and general counsel and co-restructuring counsel. She began her career as an attorney at Vinson & Elkins, LLP in 1997.

Outside of her responsibilities at Vistra, Ms. Doré is a member of the board of directors for Williams, a leading energy infrastructure company with operations across the natural gas value chain, where she serves on both the audit committee and the governance and sustainability committee. She is also an active member of the United Way Women of Tocqueville, the Dallas Assembly, and the International Women’s Forum. Ms. Doré serves on the executive committee of the University of Texas Center for Women in Law and the advisory board of the University of Texas KBH Energy Center, and is a graduate of the Dallas Regional Chamber’s Leadership Dallas. Ms. Doré received her juris doctor from Harvard Law School and a bachelor’s degree in journalism from University of Southwestern Louisiana.

2025 Proxy Statement	41

MANAGEMENT

Scott A. Hudson Executive Vice President and President Vistra Retail

Mr. Hudson has served as the President Vistra Retail since February 2020 and was promoted to Executive Vice President in January 2022. In that role he oversees all of the Company’s retail electricity brands including TXU Energy, Ambit, Value Based Brands, Dynegy Energy Services, Homefield Energy, TriEagle Energy, Public Power and US Gas & Electric. Prior to that, Mr. Hudson served as the Senior Vice President of Vistra Corporate Services Company since October 3, 2016 and President of TXU Energy since March 2017. Prior to joining the Company, he served as Chief Operating Officer of TXU Energy since 2011 with responsibility for sales, marketing, product development, operations, and business technology organizations. Previously, Mr. Hudson held senior leadership positions with MBNA America, ChoicePoint, and LexisNexis and practiced as a commercial lawyer working in the energy industry for Troutman Sanders LLP. Mr. Hudson sits on the board of directors for the United Way of Metropolitan Dallas and the Dallas Regional Chamber, and previously served on the board of trustees of the Dallas Children’s Theatre. Mr. Hudson received a bachelor’s degree in history from Yale University and a law degree from the University of North Carolina at Chapel Hill.

Carrie Lee Kirby Executive Vice President and Chief Administrative Officer

Ms. Kirby has served as the Executive Vice President and Chief Administrative Officer of the Company since October 3, 2016. Prior to this, Ms. Kirby was the Executive Vice President of Human Resources for the Predecessor, leading the human resources functions across the Predecessor and its subsidiaries, Luminant and TXU Energy since 2012. From 2008 to 2012, she was Vice President of Human Resources at TXU Energy, where she was originally recruited in 2006 as a Human Resources Director to support the power generation business in its construction and expansion efforts. Prior to joining TXU Energy, Ms. Kirby was Director of Human Resources at Delinea Corporation, a software services company targeting the energy industry. Before that, she was Director of Human Resources for Netrake, a startup voice-over intellectual property hardware development company. She began her career in the executive search business as a consultant for Ray & Berndtson, supporting the technology practice. In addition to her service at the Company, Ms. Kirby is chair emeritus of the board of the Teaching Trust, an education policy and leadership development organization focused on developing urban school leaders. Ms. Kirby is also a member of the Patient Advocacy Committee for Presbyterian Hospital of Dallas and sits on the executive committee of the Women’s Business Council Southwest. Ms. Kirby received both a bachelor’s degree in marketing and a Master of Business Administration from Texas Christian University.

Stephanie Zapata Moore Executive Vice President, General Counsel, and Chief Compliance Officer

Ms. Moore has served as the Executive Vice President and General Counsel of the Company since October 2016, and as Chief Compliance Officer since April 2019. Prior to joining the Company, Ms. Moore served as Vice President and General Counsel of Luminant, a Company subsidiary, since April 2012. Ms. Moore joined the company in November 2005 and served as Counsel and Senior Counsel in the legal department prior to being named Luminant’s General Counsel. Prior to joining the company, Ms. Moore was an associate at Gardere Wynne Sewell LLP (now Foley & Lardner LLP) where she engaged in a corporate and securities practice from 1998 to 2005. Ms. Moore is the chair of the board of directors of Girls Inc. of Metropolitan Dallas. Ms. Moore received a bachelor’s degree in English from Duke University and a law degree from William and Mary Law School.

42	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The objectives of our executive compensation program are to align executives’ interests and those of our stockholders in accordance with the Company’s compensation philosophy. This Compensation Discussion and Analysis (“CD&A”) describes the elements, implementation, and results of our 2024 executive compensation program.

Compensation Philosophy

Vistra has a strong pay-for-performance compensation philosophy, which places an emphasis on “pay-at-risk,” such that a significant portion of our executive officers’ compensation is comprised of variable compensation. Vistra’s executive compensation program is intended to attract, motivate, and retain top-talent executive officers as leaders and compensate executive officers appropriately for their contribution to the attainment of Vistra’s financial, operational and strategic objectives. In addition, Vistra believes it is important to retain our top-tier talent and strongly align their interests with those of our stockholders by emphasizing incentive-based compensation. To achieve the goals of our compensation philosophy, Vistra believes that:

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stockholder value;

•	the overall compensation program should place an increased emphasis on pay-at-risk with increased levels of responsibility;

•	the overall compensation program should attract, motivate, engage and retain top-talent executive officers to serve in key roles; and

•

an executive officer’s individual compensation level should be based upon both a quantitative and qualitative assessment of the performance of the executive’s area of responsibility as well as the executive officer’s individual performance.

2024 Named Executive Officers

Name	Title

James A. Burke	President & Chief Executive Officer

Kristopher E. Moldovan	Executive Vice President & Chief Financial Officer

Stephen J. Muscato(1)	Former Executive Vice President & President Wholesale Operations and Development

Scott A. Hudson	Executive Vice President & President Vistra Retail

Stacey Doré	Chief Strategy and Sustainability Officer & Executive Vice President, Public Affairs

(1)	Mr. Muscato resigned from his position as Executive Vice President & President Wholesale Operations and Development effective January 1, 2025.

These individuals are Vistra’s named executive officers for 2024 (“Named Executive Officers” or “NEOs”)—while this Proxy Statement specifically discusses the compensation relating to Vistra’s Named Executive Officers, the practices and programs described herein generally extend more broadly across Vistra’s executive leadership team.

PERFORMANCE OVERVIEW

In this section, Vistra provides highlights of our performance in 2024, reflecting factors considered by the Social Responsibility & Compensation Committee in assessing variable pay outcomes for the Named Executive Officers.

2024 Performance Highlights

Through the continued focus on and execution against our strategic priorities including our capital allocation program, we delivered solid performance results in 2024. The Company reported 2024 Net Income of $2.812 billion and Cash Flow from Operations of $4.563 billion. Despite significant headwinds from mild weather in our major end markets, Vistra achieved Ongoing Operations Adjusted EBITDA of $5.66 billion (including nuclear PTC revenues of

2025 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

$545 million), which was $856 million above the original guidance midpoint (which did not include an estimate for nuclear PTC revenues), and Adjusted Free Cash Flow before Growth (“FCFbG”) $438 million higher than the original guidance midpoint. See also “2024 Business Highlights” beginning on page 2 of this Proxy Statement for additional highlights of Vistra’s strategy execution and sustainability initiatives. In addition, Vistra’s strong financial performance translated into significant stockholder value, delivering a relative total stockholder return of 291%, putting it in the 100th percentile as compared to stock performance of the S&P 500 index constituents for 2024, and a relative total stockholder return of 627%, putting it in the 100th percentile as compared to stock performance of the S&P 500 index constituents, for the three-year period ended 2024.

Vistra’s Executive Annual Incentive Plan, or EAIP, places the greatest weighting on a combination of (i) Adjusted EBITDA, (ii) Adjusted FCFbG and (iii) other metrics, including total cost. Together, these metrics are designed to drive the organization’s focus on achieving business results while exercising discipline in cost decisions. As seen below, Vistra’s above-target performance on Adjusted EBITDA and Adjusted FCFbG contributed to strong incentive plan payouts for 2024.

2024 EAIP Performance Summary; Select Metrics	Target	Performance	EAIP Results Achieved

Adjusted EBITDA(1) *($ m)	$4,705	$4,994	200%

Total Cost(2) ($ m)	$4,354	$4,541	60%

Adjusted FCFbG(3) *($ m)	$2,250	$2,747	200%

*	See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measure (as defined in Annex A).
(1)

Adjusted EBITDA means Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time consistent with Vistra’s earnings releases. Although the nuclear production tax credit (PTC) is included in the Company’s consolidated Adjusted EBITDA results for 2024, the PTC is excluded from the calculation of Adjusted EBITDA for purposes of the 2024 EAIP scorecard results, as the scorecard metrics were set based on performance targets excluding the PTC.

(2)

Total Cost is calculated as the sum of total costs to operate Vistra’s business units, including (i) selling, general and administrative (SG&A) expenses, (ii) operating and maintenance (O&M) expenses, (iii) cash spend associated with capital projects, (iv) growth capital and (v) other costs incurred to operate the business.

(3)

Adjusted FCFbG means cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures for growth investments, other net investment activities, and other items described from time to time consistent with Vistra’s earnings releases.

Over the last three years, Vistra has consistently met or exceeded its financial and business goals. As an example, in 2024, Vistra continued to achieve growth through the completion of the acquisition of Energy Harbor and exceeded the synergy and business targets for the acquisition. Vistra’s strong performance during the three-year performance period ended 2024 for the 2022 PSUs supported an above-target Adjusted FCFbG per share performance, which resulted in payouts of the 2022 PSUs at 200% of target.

Say-on-Pay Vote and Stockholder Engagement

In May 2024, Vistra’s stockholders were asked to approve, on an advisory basis, the 2023 compensation paid to Vistra’s NEOs. A substantial majority (over 98%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The “say-on-pay” advisory vote serves as a tool to guide the Board and the Social Responsibility & Compensation Committee in ensuring alignment of Vistra’s executive compensation programs with stockholder interests. The Social Responsibility & Compensation Committee believes that these results reaffirm Vistra’s stockholders’ support of Vistra’s approach to executive compensation.

The Social Responsibility & Compensation Committee will continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and believes it is critical to maintain regular stockholder engagement, communication and transparency. Reflecting this commitment, members of our sustainability, investor relations and management teams regularly engage with stockholders and other stakeholders to discuss our sustainability strategy and initiatives, human capital management, company culture, corporate governance, and executive compensation practices in order to solicit feedback on these and a variety of other topics of interest. In advance of the 2025 Annual Meeting, our management team contacted our largest stockholders to offer meetings to discuss our overall strategy, corporate governance, sustainability strategy and initiatives, and other matters of interest to the investors. Please refer to page 37 of this Proxy Statement for more information regarding our stockholder and stakeholder engagement efforts.

44	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Emphasis on “At Risk” / Performance-Based Pay

Base salary and other fixed elements of compensation are essential to any compensation program and relevant to the recruitment and retention of top talent. However, we believe that “at risk” compensation for our most senior executives should represent a significant portion of their pay mix. Our 2024 executive compensation program reflects this philosophy. For 2024, 89% of our CEO’s total compensation and, on average, 86% of our other Named Executive Officers’ total compensation (i.e., base salary, short-term incentives and long-term incentives) was “at risk” compensation directly contingent on performance. Actual short-term incentives (i.e., EAIP) and long-term incentive awards are subject to the achievement of pre-established performance targets and/or are designed to link directly to enhanced stockholder value. Beginning in 2021, the Company no longer grants stock options as part of its compensation program.

Base Salary	Annual Bonus Plan (EAIP)	Performance Stock Units (PSUs) Performance-Based	Restricted Stock Units (RSUs) Time-Based
Short-Term Element		Long-Term Element
Not at risk	Performance-Based (at risk)		Value Based on Stock Price (at risk)

To enhance the performance-based element of our Named Executive Officers’ total compensation, the Social Responsibility & Compensation Committee increased the weighting of PSUs for the NEOs’ total 2024 long-term incentive (“LTI”) grants. Our CEO and other Named Executive Officers received 65% (increased from 60% for the CEO and 55% for the other NEOs in 2023) of their respective target LTI grants in PSUs.

The following charts illustrate the 2024 pay mix for our CEO and the average pay mix for the other Named Executive Officers. Additional detail regarding the 2024 compensation of our Named Executive Officers is provided in the Summary Compensation Table and throughout this CD&A.

2024 Named Executive Officer Compensation Overview *

Chief Executive Officer(1) Annualized 2024 Pay Mix	Average Other Named Executive Officers(2) Annualized 2024 Pay Mix

11%
Base
Salary
26%
Annual
Bonus
63%
Equity
Awards
89%
Performance
Based / “At
Risk”

14%
Base
Salary
21%
Annual
Bonus
65%
Equity
Awards
86%
Performance
Based / "At
Risk"

*	Please see “Summary Compensation Table—2024” beginning on page 61 for details regarding the 2024 compensation of the Named Executive Officers.
(1)	Reflects Pay Mix for our CEO, Mr. Burke, based on 2024 base salary, actual EAIP payout, and target LTI award.
(2)	Reflects Pay Mix for our NEOs, excluding Mr. Burke, based on 2024 base salary, actual EAIP payout, and target LTI award.

2025 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

CORPORATE GOVERNANCE PRACTICES

In this section, Vistra provides details of its corporate governance framework, procedures and practices as they relate to Named Executive Officer compensation.

Role of the Social Responsibility & Compensation Committee

Vistra’s Social Responsibility & Compensation Committee is currently comprised of three independent directors—Lisa Crutchfield (Chair), Gavin R. Baiera, and John W. (Bill) Pitesa—whose primary responsibilities are to, among other things:

•	Determine and oversee the compensation philosophy, objectives, and program of Vistra, including making recommendations to the Board with respect to the adoption, amendment or termination of executive compensation and benefits plans, arrangements, policies and practices covering executives;

•	Evaluate the performance of Vistra’s executive officers;

•	Approve the compensation of Vistra’s executive officers (other than the CEO) and other senior-level officer direct reports to the CEO based on the evaluation of their performance, together with the CEO’s recommendations;

•	Recommend CEO compensation to the full Board for approval;

•	Oversee succession planning process;

•	Oversee risks arising from Vistra’s compensation policies and practices;

•	Oversee and monitor the Company’s culture and core principles;

•	Oversee and monitor the Company’s human capital management strategy and initiatives;

•	Review the Company’s inclusion and workforce development initiatives in coordination with management and the Vice President of Workforce Development and Inclusion; and

•	Review the Company’s corporate citizenship strategy and practices.

Governance Structure

The Social Responsibility & Compensation Committee’s charter can be found on Vistra’s website at: www.vistracorp.com/corporate-governance

Advisors to the Social Responsibility & Compensation Committee

The Social Responsibility & Compensation Committee has the sole authority to approve the fees, terms and engagement of each independent compensation consultant. During 2024, the Social Responsibility & Compensation Committee approved the continued engagement of Mercer (the “Compensation Consultant”) to provide advisory services to Vistra and the Social Responsibility & Compensation Committee on various aspects of Vistra’s executive compensation practices, including, but not limited to, the development of the compensation structure. For fiscal year 2024, the aggregate fees paid to the Compensation Consultant for executive compensation services totaled approximately $580,000. In addition, management of the Company directly engages affiliates of Mercer to provide other services outside of executive compensation. For fiscal year 2024, the Company paid to affiliates of the Compensation Consultant approximately $2.8 million for non-executive compensation related services, consisting of

46	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

$200,000 for human resources-related consulting engagements and $2.6 million for insurance brokerage-related services performed for the Company, excluding insurance premiums that are paid through such affiliates to insurance carriers on behalf of us and our affiliates. These affiliates are separate from the entity that provides executive compensation consulting services to the Company.

For 2024, the Social Responsibility & Compensation Committee discussed the independence of the Compensation Consultant and whether its relationship with the Social Responsibility & Compensation Committee created a conflict of interest. In doing so, the Social Responsibility & Compensation Committee considered each of the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and NYSE rules. As part of its review, the Social Responsibility & Compensation Committee received a letter from the Compensation Consultant that discussed its independence and provided relevant disclosure regarding the Exchange Act and NYSE factors. In accordance with its charter, the Social Responsibility & Compensation Committee determined that the Compensation Consultant is sufficiently independent to appropriately advise the Social Responsibility & Compensation Committee on compensation matters and that its relationship with the Compensation Consultant does not give rise to any conflict of interest.

2025 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Best Practices

We Do...	We Do Not...

✓  Pay for Performance using a compensation structure that includes performance-based EAIP and long-term incentive plan awards that are designed to be aligned with stockholder interests

✓  Provide long-term incentive plan awards that are at-risk and performance-based and include PSUs with a multi-year performance period

✓  Engage in a rigorous process to establish total direct compensation and its components, including reviewing market and survey data sourced from our peer group of companies and our industry

✓  Have change in control benefits that are subject to “double trigger” provisions, requiring both the occurrence of a change in control event and a qualifying termination (e.g., involuntary termination without cause or resignation for good reason)

✓  Maintain stock ownership requirements for our CEO and other NEOs that require attainment of specified ownership levels before equity transactions can occur

✓  Have a clawback policy in place

✓  Have an independent compensation consultant that reports directly to the Social Responsibility & Compensation Committee

✓  Conduct an annual risk assessment to ensure that the structure and design of our compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company

✓  Listen to stockholders by holding an advisory vote on executive compensation annually and taking the results of such vote into account when setting and reviewing our compensation practices and policies. We have had very positive results from our advisory vote on executive compensation each year the vote has been held

✓  Conduct stockholder outreach efforts to discuss topics of interest, including our executive compensation programs

×   Offer supplemental executive retirement plan benefits

×   Engage in option backdating or re-pricing

×   Permit hedging or pledging of our Common Stock by directors, employees (including the Named Executive Officers), or their related persons

×   Encourage excessive risk or inappropriate risk taking through our incentive programs

×   Guarantee annual bonuses

×   Provide any material perquisites to executives, other than reimbursement for relocation expenses, executive physicals, and financial planning and tax advice

×   Provide excise tax gross-ups upon a change in control

×   Provide loans from the Company to any executives or directors

×   Permit liberal share counting or “recycling” of shares

48	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements

In 2024, Vistra utilized the following elements of compensation to achieve our compensation objectives:

Compensation Element	Summary and Linkage to Philosophy

Base Salary	• A fixed element of compensation to provide a stable source of income • Provides market competitive compensation to attract and retain talent

Annual Incentive (EAIP)

•  A cash-based award that encourages executives to focus on specific corporate, business unit and individual performance goals

•  Earned only if threshold financial, operational and/or strategic objectives are met

•  Encourages executives to stay focused on near-term goals

Restricted Stock Units (RSUs) (Time-Based Awards)	• Rewards long-term stockholder value creation • Enhances executive stock ownership and promotes retention via three-year vesting schedule

Performance Stock Units (PSUs) (Performance-Based Awards)

•  Rewards long-term stockholder value creation and encourages executives to focus on long-term performance goals

•  Emphasizes long-term view with three-year horizon

•  Earned only if threshold financial objectives are met

Benefits	• Keeps program competitive and provides protection for executives

Perquisites	• Perquisites are limited in amount and use

Compensation Determination Process

Use of Market Data

Vistra establishes target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual incentives and long-term incentives, as well as with the Social Responsibility & Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of our compensation programs, Vistra reviews compensation practices and pay opportunities through the use of survey data for the general industry and energy services industry, including but not limited to independent power producers and utilities as well as data from a selection of our publicly traded peer companies used as the compensation peer group. Vistra attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in our relevant labor markets.

Specifically, during 2024, Vistra used survey data and information regarding the pay practices of the energy services industry and general industry companies provided by our Compensation Consultant, regressed to Vistra’s revenue size. Vistra believes that revenue is an appropriate indicator of the size and complexity of an organization, which should be one of the considerations in determining compensation levels. The compensation data resulting from this analysis was a significant factor considered by the Social Responsibility & Compensation Committee with respect to its executive compensation decisions for the Named Executive Officers.

During 2024, Vistra utilized the company-specific data from the compensation peer group as an additional reference point when determining executive compensation, pay practices, pay magnitude, and pay evaluation. This peer group consisted of a select group of companies that the Social Responsibility & Compensation Committee believes is representative of the industry, revenue size, and talent market in which Vistra competes. In 2023, the Social Responsibility & Compensation Committee reviewed Vistra’s peer group and approved changes for 2024 to help ensure the peer group continued to represent companies of comparable scale and scope. Based on this review, Exelon Corporation (“Exelon”) was removed and Constellation Energy Corp. (“Constellation”) was added reflecting the spin-off of Constellation, Exelon’s former power generation and competitive energy business, from Exelon in 2022.

2025 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

Vistra’s compensation peer group consisted of the following companies for 2024:

The AES Corporation	Constellation Energy Corp.	Entergy Corporation
NRG Energy, Inc.	Public Service Enterprise Group Incorporated	UGI Corporation

The Social Responsibility & Compensation Committee does not target any particular level of total compensation or individual component of compensation against the peer group or relevant survey data; rather, the Social Responsibility & Compensation Committee considers the range of total compensation provided by Vistra’s peers, together with information from published surveys, in determining the appropriate mix and level of total compensation for our executives.

Compensation of the CEO

In determining the compensation of the CEO, the Social Responsibility & Compensation Committee annually follows a thorough and detailed process. At the end of each year, the Chair of the Social Responsibility & Compensation Committee requests a formal written assessment of the CEO’s performance from all of the Board members. The Social Responsibility & Compensation Committee reviews a summary of these assessments, prepared by the Chief Administrative Officer, along with a report from the CEO outlining performance against objectives, and the performance of Vistra’s businesses. In addition, the Social Responsibility & Compensation Committee meets—with and without the CEO—to evaluate and discuss the CEO’s performance and the performance of Vistra’s businesses.

The Social Responsibility & Compensation Committee balances multiple factors in determining its recommendation for the CEO’s compensation, including ensuring that a substantial portion of the CEO’s compensation is directly linked to his performance and the performance of Vistra’s businesses and is strongly aligned with stockholders’ interests, and that his compensation is competitive with compensation paid to similarly performing executive officers with similar responsibilities in companies in our compensation peer group, and against the compensation survey data provided by the Compensation Consultant. The CEO does not make recommendations regarding his own compensation.

The Social Responsibility & Compensation Committee recommends compensation for the CEO to the full Board for consideration and approval. The full Board has a fulsome discussion with the Social Responsibility & Compensation Committee regarding the recommendation and supporting data.

Compensation of Other Named Executive Officers

In determining the compensation of each of Vistra’s Named Executive Officers (other than the CEO), the Social Responsibility & Compensation Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each of the other Named Executive Officers and assesses the Named Executive Officer’s performance against the relevant business unit (or area of responsibility) and individual goals and objectives. The CEO reviews these assessments with the Social Responsibility & Compensation Committee and makes recommendations for the compensation of the Named Executive Officers. With that context, the Social Responsibility & Compensation Committee determines and approves the compensation for each Named Executive Officer.

Role of the Compensation Consultant

To add rigor to the Social Responsibility & Compensation Committee process, the Compensation Consultant provides the Social Responsibility & Compensation Committee with an update on historical and forward-looking executive compensation trends for discussion. In 2024, the Compensation Consultant also provided the Social Responsibility & Compensation Committee with survey market data and peer analysis, which the Social Responsibility & Compensation Committee referenced when determining compensation for executive officers. The Social Responsibility & Compensation Committee authorized the Compensation Consultant to interact with Vistra’s management, as needed, on behalf of the Social Responsibility & Compensation Committee.

50	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION OVERVIEW

Base Salary

Vistra believes that base salary should reflect the scope and complexity of each executive officer’s position and the level of responsibility required to perform his or her job. It also believes that a competitive level of base salary is required to attract, motivate and retain qualified talent. Vistra seeks to ensure our cash compensation is competitive and sufficient to incentivize executive officers to remain with Vistra, recognizing our high-performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives.

The Social Responsibility & Compensation Committee regularly reviews base salaries and annually engages its independent Compensation Consultant to conduct analyses to seek to ensure the base salaries are market-competitive, while also serving as an effective retention tool. The Social Responsibility & Compensation Committee may also review an executive officer’s base salary from time to time, including if the executive officer is given a promotion or if his or her responsibilities are significantly modified.

As set forth in the employment agreements with Messrs. Burke, Moldovan, Hudson and Muscato and Ms. Doré, which are described under “Employment Arrangements and Severance Benefits” on page 59, the Social Responsibility & Compensation Committee may consider adjustments to base salaries for any of the Named Executive Officers at any time based on updated market data, updated roles and responsibilities and the CEO’s recommendation (for all other NEOs). The Social Responsibility & Compensation Committee may change base salaries for any of the NEOs, subject to Board approval to change the base salary for the Chief Executive Officer.

The 2024 base salary for each Named Executive Officer is reflected in the table below.

Name	2024 Base Salary

James A. Burke President & Chief Executive Officer	$1,350,000

Kristopher E. Moldovan EVP & Chief Financial Officer	$648,900

Stephen J. Muscato Former EVP & President Wholesale Operations and Development	$790,500

Scott A. Hudson EVP & President Vistra Retail	$636,710

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	$638,729

Annual Incentive Plan

Summary

The EAIP provides an annual performance-based cash bonus for the successful attainment of certain financial and operational performance targets that are established annually by the Social Responsibility & Compensation Committee. Under the terms of the EAIP, performance against these targets, which are set at challenging levels to incentivize exceptional performance (while at the same time balancing the needs for safety and investment in Vistra’s business), drives bonus funding.

Performance Framework

As a general matter, target-level performance is based on Vistra’s Board-approved financial and operational plan (the Financial Plan) for each upcoming year. The Social Responsibility & Compensation Committee sets high expectations for Vistra’s executive officers and therefore annually selects a target performance level that constitutes above average performance for the business based on the Financial Plan. Threshold and superior levels are for performance levels that are below and above Financial Plan-based expectations, respectively. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

2025 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Target Opportunity (as a % of Salary)

Target cash bonus awards are set for each Named Executive Officer as a percentage of his or her base salary. Performance payouts on financial metrics are equal to, for any particular metric, 100% if the target level is achieved, 50% if the threshold level is achieved and 200% if the superior level is achieved. Actual performance payouts are interpolated on a linear basis for performance falling between the specified performance levels, with a maximum performance payout for any particular metric equal to 200%. The sum of these results determines the corporate performance payout percentage, which is then adjusted by an individual performance modifier as described below. The total maximum opportunity including the effects of the individual performance modifier is capped at 200% of target.

Name	2024 EAIP Target %(1)

James A. Burke President & Chief Executive Officer	140%

Kristopher E. Moldovan EVP & Chief Financial Officer	85%

Stephen J. Muscato Former EVP & President Wholesale Operations and Development	100%

Scott A. Hudson EVP & President Vistra Retail	90%

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	85%

(1)	Described as a percentage of base salary.

Setting of Financial and Operational Performance Targets for 2024

Consistent with its annual practice, the Social Responsibility & Compensation Committee conducted a robust process of evaluating the scorecard metrics for the 2024 EAIP to seek to ensure executives are effectively incentivized across all key aspects of the business.

The Social Responsibility & Compensation Committee approved scorecard metrics for the 2024 EAIP in December of 2023. The majority of the metrics under the 2024 EAIP are focused on financial parameters that align with stockholder value: Adjusted EBITDA, Total Costs, and Adjusted FCFbG. The targets for Adjusted EBITDA and Adjusted FCFbG were set consistent with the midpoint of Vistra’s initial 2024 guidance, which was issued in November 2023. In addition to these financial metrics, the Social Responsibility & Compensation Committee set goals to help ensure that the management team was continuing to drive the performance of each of the key business units: Generation (via the Generation Operating Index) and Retail (via the Retail Operating Index), and the Company’s ESG initiatives (via the ESG Index). The metrics comprising the Generation Operating Index consist of core processes that lead to consistent and safe operations while also driving the Generation portion of Vistra’s financial metrics. The metrics comprising the Retail Operating Index focus on core customer operations that drive both high customer satisfaction and high performance of the Retail portion of Vistra’s financial metrics. To align management’s compensation with the Company’s important sustainability goals, the metrics comprising the ESG Index are defined and assessed qualitatively and include: GHG emissions reduction targets tracking to achieve 60% reduction by 2030 and net-zero by 2050; GHG-related advocacy efforts; the Company’s Science Based Targets initiative; initiatives aimed at creating an inclusive work environment, including the implementation of various programs focused on recruiting, training, talent development, and supplier engagement.

52	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table provides a summary (including relevant weighting) of the actual results and payout levels for the 2024 scorecard under the EAIP for Vistra, including the Named Executive Officers:

Named Executive Officer EAIP Scorecard Metrics	Weight	Target	Performance	Results Achieved	Weighted Average Funding

Adjusted EBITDA(1) *($ m)	25%	$4,705	$4,994	200%	50%

Total Cost ($ m)(2)	10%	$4,354	$4,541	60%	6%

Adjusted FCFbG(3) *($ m)	25%	$2,250	$2,747	200%	50%

Generation Operating Index (%)	20%	100%	125%	125%	21%

Retail Operating Index (%)	10%	100%	180%	180%	18%

ESG Index (%)	10%	100%	100%	100%	10%

Total	100%				154.6%

*	See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measure (as defined in Annex A).
(1)

Adjusted EBITDA means Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time consistent with Vistra’s earnings releases. Although the nuclear PTC is included in the Company’s consolidated Adjusted EBITDA results for 2024, the PTC is excluded from the calculation of Adjusted EBITDA for purposes of the 2024 EAIP scorecard results, as the scorecard metrics were set based on performance targets excluding the PTC.

(2)

Total Cost is calculated as the sum of total costs to operate Vistra’s business units, including (i) selling, general and administrative (SG&A) expenses, (ii) operating and maintenance (O&M) expenses, (iii) cash spend associated with capital projects, (iv) growth capital and (v) other costs incurred to operate the business. The Total Cost metric was unfavorable to target, primarily driven by additional strategic nuclear fuel purchases, higher spend for opportunistic growth projects, and higher AIP accrual.

(3)

Adjusted FCFbG means cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures for growth investments, other net investment activities, and other items described from time to time consistent with Vistra’s earnings releases.

Individual Performance Highlights

After determining and approving the corporate performance payout percentages based on actual Company performance against the applicable performance metrics under the EAIP, the Social Responsibility & Compensation Committee and the CEO review the performance of each of Vistra’s executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, as determined by the Social Responsibility & Compensation Committee in its sole discretion, including the CEO’s recommendations (with respect to all executive officers other than himself), the Social Responsibility & Compensation Committee approves an individual performance modifier for each executive officer. The individual performance modifier is determined on a basis independent of the corporate performance payout calculations.

In accordance with the terms of the EAIP, the individual performance modifier can range from an “outstanding performance” rating (120%) to a “partially successful” rating (35%). To calculate an executive officer’s final EAIP bonus, the corporate performance payout percentages are multiplied by the executive officer’s target incentive amount, which is computed as a percentage of annualized base salary, and then further multiplied by the executive officer’s individual performance modifier, with the maximum bonus opportunity subject to the aggregate cap of 200% of such executive officer’s target bonus under the employment agreements.

Additionally, certain executives, including the Named Executive Officers, are subject to an “executive limiter” in which the EAIP is capped at 50% of each executive’s target bonus if Vistra’s Adjusted EBITDA did not meet the Adjusted EBITDA threshold performance level. In the event that such Adjusted EBITDA threshold performance level is not met, the Board has complete discretion on any final EAIP bonus paid to such executives. The Social Responsibility & Compensation Committee evaluated the Company’s performance against the Adjusted EBITDA target approved in the scorecard to determine whether the executive limiter was triggered. In 2024, because Adjusted EBITDA exceeded the threshold performance level based on the scorecard, no “executive limiter” was applicable.

Actual Awards

The Social Responsibility & Compensation Committee and the Board (as applicable) certified financial results for 2024 and approved the individual performance modifiers for all Named Executive Officers, and they were paid their approved

2025 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

bonuses in March 2025. Based on its review of the results of 2024 performance, the Social Responsibility & Compensation Committee made no adjustments to the 2024 actual performance outcomes. The discussion below highlights key factors of each NEO’s individual performance used in determining the individual performance ratings.

Mr. Burke, President & Chief Executive Officer: 2024 was a transformational year for Vistra. Mr. Burke successfully led the closing of the Energy Harbor acquisition and subsequent integration, with synergies exceeding targeted levels in 2024. In addition, Mr. Burke led all aspects of the Company to exceed the Adjusted EBITDA and Adjusted FCFbG metrics, as well as both retail and generation operating metrics. These achievements were made possible through a culture cultivated by Mr. Burke that appreciates teamwork, collaboration, and a One Team approach that creates a high-performance environment. As a result of Mr. Burke’s strong performance as CEO, the Board of Directors approved an above target EAIP payment for 2024.

Mr. Moldovan, EVP & Chief Financial Officer: Mr. Moldovan was critical to the achievement of the financial targets set for 2024. The financing of the Energy Harbor acquisition, and subsequent buy out of the Vistra Vision minority interest were led by Mr. Moldovan. In addition, Mr. Moldovan continued to successfully lead the execution of Vistra’s capital allocation strategy while also leading the efforts to integrate the Energy Harbor organization into the financial forecasts and disclosures. As a result of Mr. Moldovan’s strong performance as CFO, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2024.

Mr. Muscato, Former EVP and President, Wholesale Operations and Development: Mr. Muscato led the Commercial, Generation, and Development teams to a strong year in 2024, contributing to the successful financial and operational performance of the company. The generation team exceeded operational metrics, while the development team brought new renewable projects online. The commercial team was able to capture value that exceeded goals while integrating the three new nuclear facilities coming from Energy Harbor. For these and other reasons, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2024.

Mr. Hudson, EVP & President Vistra Retail: Mr. Hudson led the Vistra retail organization to an outstanding year. The retail team continues to develop market leading products and provide compelling options to both residential and large and industrial customers. The retail team also successfully integrated the Energy Harbor retail business. For these and other reasons, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2024.

Ms. Doré, Chief Strategy and Sustainability Officer & EVP, Public Affairs: Ms. Doré successfully closed the Energy Harbor transaction and led the efforts for the needed approvals. Ms. Doré led the public affairs team to significant positive outcomes in a variety of legislative sessions across the country and acted as the primary spokesperson in numerous legislative and industry-related forums. For these and other reasons, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2024.

The table below provides a summary of the 2024 performance-based cash bonus for each NEO under the EAIP, applying the corporate performance payout percentage and each NEO’s respective individual performance modifier.

Name	2024 Target (% of salary)	2024 Target Award ($ Value)(1)	2024 Actual Award ($)

James A. Burke	140%	$1,857,602	$3,159,039

Kristopher E. Moldovan	85%	$549,326	$934,185

Stephen J. Muscato	100%	$788,340	$1,340,651

Scott A. Hudson	90%	$571,473	$971,847

Stacey Doré	85%	$540,716	$919,542

(1)	Value of target award based on 2024 salary.

Long-Term Incentive

Equity awards made under the 2016 Incentive Plan are intended to serve as a retention and motivational tool and align the interests of Vistra’s executive officers with the interests of Vistra’s stockholders. Targeted grant values are

54	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

determined based on an evaluation of internal pay equity, and compensation levels for comparable positions among peer companies, the energy services industry and general industry. Award values are benchmarked against overall market data and proxy data from Vistra’s peer group.

In March 2024, the Compensation Consultant evaluated the long-term incentive program for executive officers. The Social Responsibility & Compensation Committee considered this evaluation and approved a change in the mix of awards in the LTI program for 2024 to better align with market practices and enhance the performance-based element of the LTI program. As reflected in the following graphs, the weighting toward PSUs in the LTI mix has increased each year since 2022.

LTI Awards Granted in 2024

Name	Total Target Value(1)

James A. Burke	$7,000,000

Kristopher E. Moldovan	$3,000,000

Stephen J. Muscato	$3,600,000

Scott A. Hudson	$2,400,000

Stacey Doré	$2,950,000

(1)	Reflects annual LTI awards approved by the Social Responsibility & Compensation Committee in February and March 2024.

Performance Stock Units

For 2024, the targeted equity value in the form of PSUs for the annual LTI awards for each of the NEOs was 65%. The number of target PSUs awarded to each executive in 2024 was determined by dividing the targeted PSU value for each executive by the closing price of the Common Stock on the trading day immediately prior to the date of grant as reported on the NYSE.

For the 2024 PSU grants, the Social Responsibility & Compensation Committee approved the following performance metrics and weightings for the 2024-2026 performance period:

Performance Stock Units Metrics Summary	Weight

Adjusted FCFbG (per share)	100%

Relative TSR Modifier(1)	+/- 25%

(1)	Based on Vistra stock performance relative to S&P 500 index constituents.

2025 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

The PSUs have a single performance metric of Adjusted FCFbG per share with a Relative Total Stockholder Return (“TSR”) modifier, with a three-year performance period (2024-2026) for both financial and Relative TSR metrics. The Relative TSR Modifier measures the Company’s performance relative to the S&P 500 index constituents, and applies a modifier to amounts earned based on the Adjusted FCFbG per share performance outcome as follows:

Relative Performance	RTSR Modifier

75th%ile or higher	1.25x

>25th%ile to <75th%ile	No modification

25th%ile or lower	0.75x

If Vistra’s Absolute TSR is negative for the three-year performance period, payouts will be capped at 100% of the target number of PSUs granted regardless of actual performance. The forward-looking targeted levels for Adjusted FCFbG per share are not disclosed due to the competitively sensitive nature of this information but will be disclosed following the completion of the performance period.

Based on its review with the Compensation Consultant, the Social Responsibility & Compensation Committee believes these metrics appropriately align and incentivize Vistra’s management team’s focus on long-term stockholder value creation in support of its capital allocation priorities.

The 2024 PSUs will vest on March 5, 2027 and are settled in shares of Common Stock based on the certification of the results of the performance metrics following the performance period. The overall maximum payout cap for each NEO (including the effects of the Relative TSR Modifier) is 200% of his or her target PSU award based on actual performance against the target levels set by the Social Responsibility & Compensation Committee.

Restricted Stock Units

For 2024, targeted equity value in the form of RSUs for the annual LTI awards for each of the NEOs was 35%. The RSUs vest ratably over a three-year period to promote long-term executive retention and alignment with stockholders. Each RSU represents the right to receive one share of Common Stock as of the vesting date for the award. The number of RSUs awarded to each executive in 2024 was determined by dividing the targeted RSU value for each executive by the closing price of the Common Stock on the trading day immediately prior to the date of grant as reported on the NYSE.

2024 Equity Awards

The values included in the following table reflect the total value of long-term incentive awards, including the number of restricted stock units and the target number of performance stock units, granted to each Named Executive Officer in 2024.

Name	Target Value of 2024 Long-Term Incentive Award(1)	Number of Restricted Stock Units	Number of Performance Stock Units

James A. Burke	$7,000,000	42,989	79,838

Kristopher E. Moldovan	$3,000,000	18,424	34,216

Stephen J. Muscato	$3,600,000	22,109	41,059

Scott A. Hudson	$2,400,000	14,739	27,373

Stacey Doré	$2,950,000	18,117	33,646

(1)	Reflects annual LTI awards approved by the Social Responsibility & Compensation Committee in February 2024.

2022 PSU Results

In February 2025, the Social Responsibility & Compensation Committee evaluated the results of 2024 performance, the final year in the 2022-2024 measurement period for the PSUs granted in 2022. Adjusted FCFbG per share

56	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

performance targets were set for each year in the three-year performance period consistent with the Company’s annual budget and strategic plan, and PSU performance results are measured on a cumulative basis over a three-year period. Notably, the Company’s superior performance (200% of target) in each year of the performance period resulted in a payout of 200% of target related to the Adjusted FCFbG per share metric. Vistra’s relative TSR performance was measured cumulatively over a three-year period, and the Company achieved a relative TSR of 627%, putting it in the 100th percentile as compared to S&P 500 index constituents over the three-year period, which would have resulted in a 1.25x modifier being applied to the amounts earned pursuant to the Adjusted FCFbG per share metric. However, given that the maximum payout is capped at 200%, the 1.25x modifier did not change the final payout.

Based on this review, the Social Responsibility & Compensation Committee made no adjustments to the actual performance results and certified the performance results of the 2022 PSUs for the Named Executive Officers as set forth below.

2022 PSUs Scorecard Metrics	Weight	Target	Performance(1)	Performance Payout

Adjusted FCFbG per share ($)	100%	$14.98	$19.81	200%

Relative TSR modifier(2)	+/-25%	>25th%ile to <75th%ile	100th%ile	—

Total				200%

(1)	Reflects the cumulative performance for the three-year performance period of 2022-2024, with final results reviewed and certified by the Social Responsibility & Compensation Committee.
(2)	Based on Vistra stock performance relative to S&P 500 index constituents. Since the maximum payout is capped at 200%, the 1.25x modifier was not applied.

The following table sets forth the final number of 2022 PSUs earned by each Named Executive Officer, which is determined by multiplying the original target award for such Named Executive Officer by the cumulative payout performance percentage. The 2022 PSUs vested on February 24, 2025 and were settled in shares of Common Stock.

Name	Target Award for 2022 PSUs	Final Number of PSUs Earned

James A. Burke	132,449	264,898

Kristopher E. Moldovan	6,727	13,454

Stephen J. Muscato	72,080	144,160

Scott A. Hudson	48,053	96,106

Stacey Doré(1)	—	—

(1)	Ms. Doré held no 2022 PSUs, which were granted to our other Named Executive Officers prior to her start date in August 2022.

2025 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

The Social Responsibility & Compensation Committee and the Board require our President and Chief Executive Officer and each of our Executive Vice Presidents to hold Common Stock with a value equal to a multiple of their base salary as set forth in the table below with respect to the Named Executive Officers. We believe that a significant ownership stake by the Named Executive Officers leads to a stronger alignment of interests between executive officers and stockholders and supports our corporate governance focus. The current stock ownership for each of our Named Executive Officers (other than Mr. Muscato who resigned from his position as Executive Vice President & President Wholesale Operations and Development effective January 1, 2025) is shown below, based on the 60-day average share price of $161.17 as of March 5, 2025:

Title	Target Ownership Level	Actual Ownership Multiple

James A. Burke	6x base salary	106x base salary

Kristopher E. Moldovan	3x base salary	40x base salary

Scott A. Hudson	3x base salary	76x base salary

Stacey Doré	3x base salary	26x base salary

For purposes of calculating compliance with the stock ownership requirements, ownership includes shares of Common Stock beneficially owned directly or indirectly and unvested RSUs. Unvested PSUs and stock options (whether vested or unvested) are not counted toward the ownership requirement. Named Executive Officers have five years after becoming subject to the stock ownership requirements to achieve compliance. Until the ownership requirement is met, each Named Executive Officer is expected to retain any shares of stock acquired with the exercise of options or upon the vesting of other equity awards, net of funds necessary to pay the exercise price of stock options and for payment of applicable taxes. At the end of the five-year period, if any Named Executive Officer fails to attain the required level of common stock ownership, action may be taken, in the discretion of the Social Responsibility & Compensation Committee considering all factors it deems relevant, including awarding annual incentive cash bonuses in the form of restricted shares or requiring a Named Executive Officer to refrain from disposing of any vested equity awards and shares realized from any option exercise.

Compensation Risk Analysis

The Company’s management team annually conducts an internal risk review and assessment process relative to general compensation plan risk factors (or the potential for unintended consequences), which is reviewed by the Compensation Consultant. The assessment of our compensation policies and practices includes, among other things, a review of:

•	our overall compensation structure;

•	the overall mix of compensation vehicles, including target and maximum compensation with respect to each plan;

•	the structure of the incentive plans;

•	other company pay plans;

•	the mix of cash and equity payouts at various compensation levels;

•	the performance time horizons used by our plans;

•	the use of multiple financial and operational performance metrics that are readily monitored and reviewed;

•	the incorporation of both operational and financial goals and individual performance modifiers;

•	the inclusion of maximum caps and other plan-based mitigants on the amount of our awards;

•	the risk of earnings manipulation posed by the incentive structure;

•	the extent to which the Named Executive Officer pay program rewards short-term decisions at the risk of long-term performance;

•	governance for oversight of program design and administration; and

58	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

multiple levels of review and approval of awards (including approval of the Social Responsibility & Compensation Committee with respect to awards to executive officers and awards to other employees that exceed monetary thresholds).

The Company also generally considered other compensation policies (such as clawback and anti-hedging policies), other compensation plans relating to severance and change-in-control benefits, and compensation governance.

Following their assessment, our management team prepares a report, which is provided to the Social Responsibility & Compensation Committee for review. The Social Responsibility & Compensation Committee reviews the report, which is also made available to the full Board. For 2024, we concluded that there were no material issues regarding our executive pay programs, and that the design of the Company’s incentive pay plans has, overall, a low-risk profile. Based on the foregoing, the Social Responsibility & Compensation Committee and the Company’s management concluded that the risks arising from our overall compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Benefits and Perquisites

Benefits

Vistra’s executive officers generally have the opportunity to participate in certain of Vistra’s broad-based employee compensation plans, including Vistra’s Thrift (401(k)) Plan (the “Thrift Plan”), and health and welfare plans. Please refer to the footnotes to the Summary Compensation Table below for more information.

Perquisites

Vistra provided our executives with financial planning and tax advice and executive physicals during 2024.

Employment Arrangements and Severance Benefits

Vistra has entered into employment agreements with each of the Named Executive Officers. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration of the agreement or an earlier termination of the Named Executive Officer’s employment under certain circumstances, including a termination without cause, a resignation for good reason and a qualifying termination of employment within a fixed period of time following a change in control of Vistra.

The change in control severance benefits for the Named Executive Officers are “double trigger” benefits, requiring both (i) a change in control of Vistra and (ii) a qualifying termination of employment before any applicable Named Executive Officer is entitled to receive any change in control severance payment. In addition, Vistra does not pay excise tax gross-ups associated with any change in control severance payment.

Vistra believes that these provisions are important in order to attract, motivate and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in Vistra’s and our stockholders’ best interests, even if such changes could result in the executive officers’ termination of employment.

Other Compensation Policies

Potential Impact of Restatements and Ability to Claw Back Compensation Awards

The Social Responsibility & Compensation Committee has adopted a clawback policy to address any restatements, if they occur, that may impact our key financial metrics and our financial performance in accordance with the requirements of NYSE. The Social Responsibility & Compensation Committee will seek to recover amounts paid to executive officers with respect to performance-based awards to the extent such specified performance targets were not achieved in light of a restatement. We believe this policy allows for remedial action to be taken if executive compensation is awarded for achievement of financial performance that is later determined not to have been achieved and further aligns the Named Executive Officers’ interests with those of our stockholders.

2025 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS

Insider Trading Policy and Prohibition on Hedging and Pledging
Under Vistra’s insider trading policy, members of the Board and all of Vistra’s officers and employees, together with their respective related persons, are prohibited from engaging in any hedging transactions or otherwise pledging Vistra securities as collateral or engaging in short sales of Vistra securities.
Accounting, Tax and Other Considerations
Accounting Considerations
Vistra follows ASC 718 for our stock-based compensation awards, and the compensation that it pays to our executives is expensed in Vistra’s financial statements as required by U.S. Generally Accepted Accounting Principles (“GAAP”). As one of many factors, the Social Responsibility & Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, executive compensation.
Income Tax Considerations
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. We have historically retained, and expect to continue to retain, flexibility to award compensation that is consistent with our corporate objectives even if it does not qualify for a tax deduction.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Vistra’s directors who currently serve, or during the past year have served, as members of the Social Responsibility & Compensation Committee is, or has, at any time, been one of Vistra’s officers or employees. None of Vistra’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Social Responsibility & Compensation Committee.
SOCIAL RESPONSIBILITY & COMPENSATION COMMITTEE REPORT

Our executive compensation program is administered and reviewed by the Social Responsibility & Compensation Committee. The
Social
Responsibility & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Social Responsibility & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report is submitted by the members of the Social Responsibility & Compensation Committee as of March 19, 2025.
Social Responsibility & Compensation Committee
Lisa Crutchfield (Chair)
Gavin R. Baiera
John W. (Bill) Pitesa

60	2025 Proxy Statement
OTHER INFORMATION

COMPENSATION TABLES

Summary Compensation Table—2024

The following table provides information for the fiscal years ended December 31, 2024, 2023, and 2022 regarding the aggregate compensation paid to Vistra’s Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value & Non-qualified Deferred Compensation ($)	All Other Compensation ($)(3)	Total ($)

James A. Burke President & Chief Executive Officer	2024	1,337,885	—	7,704,880	—	3,159,039	—	34,240	12,236,044
	2023	1,262,596	—	5,999,985	—	3,158,105	—	32,690	10,453,376
	2022	1,014,847	—	6,061,159	—	1,453,551	—	30,267	8,559,824

Kristopher E. Moldovan EVP & Chief Financial Officer	2024	645,847	—	3,302,081	—	934,185	—	35,860	4,917,973
	2023	627,519	—	2,799,990	—	1,022,383	—	38,384	4,488,276
	2022	451,731	—	1,462,183	—	387,373	—	29,166	2,330,453

Stephen J. Muscato Former EVP & President Wholesale Operations and Development	2024	787,996	—	3,962,495	—	1,340,651	—	20,308	6,111,450
	2023	772,296	—	3,499,988	—	1,497,300	—	23,065	5,792,649
	2022	630,552	—	3,448,936	—	800,378	—	21,750	4,901,616

Scott A. Hudson EVP & President Vistra Retail	2024	634,693	—	2,641,666	—	971,847	—	34,031	4,282,237
	2023	621,707	—	2,399,985	—	991,429	—	36,396	4,049,517
	2022	604,427	—	2,303,013	—	690,592	—	30,937	3,628,969

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	2024	635,724	—	3,247,068	—	919,542	—	31,434	4,833,768
	2023	617,624	150,000	2,749,995	—	1,006,276	—	30,676	4,554,571

(1)

Amounts reported with respect to RSUs and PSUs granted to the Named Executive Officers reflect the grant date fair value of the award computed in accordance with ASC 718. Assuming maximum performance of the 2024 PSUs, the total maximum potential value of the equity awards granted to each NEO in 2024 would be as follows: Mr. Burke, $11,549,878; Mr. Moldovan, $4,949,923; Mr. Muscato, $5,939,897; Mr. Hudson, $3,959,950; and Ms. Doré, $4,867,459.

(2)	The amounts reported as “Non-Equity Incentive Plan Compensation” were earned by the respective Named Executive Officers under the EAIP.
(3)	The amounts for 2024 reported as “All Other Compensation” are attributable to the Named Executive Officer’s receipt of compensation as described in the table below.

Name and Principal Position	Year	Matching Contribution to Thrift Plan ($)(a)	Financial Planning ($)(b)	Executive Physical ($)	Total ($)

James A. Burke President & Chief Executive Officer	2024	20,700	13,540	—	34,240

Kristopher E. Moldovan EVP & Chief Financial Officer	2024	19,284	11,870	4,706	35,860

Stephen J. Muscato Former EVP & President Wholesale Operations and Development	2024	20,308	—	—	20,308

Scott A. Hudson EVP & President Vistra Retail	2024	20,491	13,540	—	34,031

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	2024	13,188	13,540	4,706	31,434

For purposes of preparing this table, all perquisites are valued on the basis of the actual cost to Vistra.

(a)

Vistra’s Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, Vistra matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution, not to exceed 6% of the Named Executive Officer’s salary (with the salary capped at the annual IRS compensation limit). All matching contributions are invested in Thrift Plan investments as directed by the participant.

2025 Proxy Statement	61

COMPENSATION TABLES

(b)

Vistra offers to pay for our executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which Vistra considers especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, Vistra believes that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

Grants of Plan-Based Awards—2024

The following table sets forth information regarding grants of compensatory awards to the Named Executive Officers for 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Numbers of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James A. Burke	—	—	945,000	1,890,000	3,780,000	—	—	—	—	—
	3/5/2024	3/1/2024	—	—	—	39,919	79,838	159,676	—	5,254,937
	3/5/2024	2/21/2024	—	—	—	—	—	—	42,989	2,449,943

Kristopher E. Moldovan	—	—	275,783	551,565	1,103,130	—	—	—	—	—
	3/5/2024	3/1/2024	—	—	—	17,108	34,216	68,432	—	2,252,097
	3/5/2024	2/21/2024	—	—	—	—	—	—	18,424	1,049,984

Stephen J. Muscato	—	—	395,250	790,500	1,581,000	—	—	—	—	—
	3/5/2024	3/1/2024	—	—	—	20,530	41,059	82,118	—	2,702,503
	3/5/2024	2/21/2024	—	—	—	—	—	—	22,109	1,259,992

Scott A. Hudson	—	—	286,519	573,039	1,146,077	—	—	—	—	—
	3/5/2024	3/1/2024	—	—	—	13,687	27,373	54,746	—	1,801,691
	3/5/2024	2/21/2024	—	—	—	—	—	—	14,739	839,975

Stacey Doré	—	—	271,460	542,919	1,085,839	—	—	—	—	—
	3/5/2024	3/1/2024	—	—	—	16,823	33,646	67,292	—	2,214,580
	3/5/2024	2/21/2024	—	—	—	—	—	—	18,117	1,032,488

(1)

Based on annualized salary rate for each NEO at the end of 2024. Represents the threshold, target, and maximum amounts (where applicable) available to be earned under the EAIP for 2024 for each Named Executive Officer based on achievement of company performance metrics, which would be subject to an individual performance modifier, as determined by the Board in the case of the CEO, and by the Social Responsibility & Compensation Committee with respect to the other NEOs, to arrive at the final payout amount. Actual payments are reported in the Summary Compensation Table in the year earned under the heading “Non-Equity Incentive Plan Compensation” and described under “Annual Incentive Plan” on page 51.

(2)

Represents the threshold, target and maximum amounts of PSUs granted pursuant to the 2016 Incentive Plan. As described in further detail under the section entitled “Long-Term Incentive Plan,” the 2024 PSUs require performance goals to be attained over a three-year period scheduled to end on December 31, 2026. The 2024 PSUs are payable in Common Stock based on the results of market, performance, and time-based criteria and will vest on March 5, 2027.

(3)	Represents RSUs granted pursuant to the 2016 Incentive Plan.
(4)	Represents the grant date fair value of RSUs and PSUs as computed in accordance with ASC 718.

For a discussion of certain material terms of the employment agreements and other agreements with certain Named Executive Officers, please see “Compensation Philosophy” beginning on page 43 and “Potential Payments upon Termination or Change in Control” beginning on page 64.

62	2025 Proxy Statement

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End—2024

The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers at fiscal year-end for 2024.

		Option Awards				Restricted Stock Units				Performance Stock Units

Name	Year	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock that have Vested (#)	Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Unearned Shares or Units of Stock that have not Vested (#)		Market Value of Unearned Shares or Units of Stock that have not vested ($)(1)

James A. Burke	2024	—	—	—	—	—	42,989	(2)	$5,926,893	79,838	(5)	$11,007,265
	2023	—	—	—	—	35,555	71,111	(3)	$9,804,074	160,000	(6)	$22,059,200

	2022	—	—	—	—	75,404	37,703	(4)	$5,198,113	132,449	(7)	$18,260,744

	2021	—	—	—	—	76,385	—		—	—		—

	2020	145,687	—	$22.98	2/25/2030	32,637	—		—	—		—

	2019	99,364	—	$26.56	2/26/2029	28,237	—		—	—		—

	2018	567,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	86,633	—	$18.90	10/3/2027	33,333	—		—	—		—

	2016	421,053	—	$14.03	10/11/2026	122,324	—		—	—		—

Kristopher E. Moldovan	2024	—	—	—	—	—	18,424	(2)	$2,540,117	34,216	(5)	$4,717,360
	2023	—	—	—	—	18,666	37,334	(3)	$5,147,239	68,444	(6)	$9,436,374

	2022	—	—	—	—	34,117	17,060	(4)	$2,352,062	6,727	(7)	$927,451

	2021	—	—	—	—	9,607	—		—	—		—

	2020	20,775	—	$22.98	2/25/2030	6,205	—		—	—		—

	2019	14,169	—	$26.56	2/26/2029	5,368	—		—	—		—

	2018	45,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	10,313	—	$18.90	10/3/2027	5,291	—		—	—		—

	2016	49,668	—	$13.26	10/25/2026	—	—		—	—		—

Stephen J. Muscato	2024	—	—	—	—	—	22,109	(2)	$3,048,168	41,059	(5)	$5,660,804
	2023	—	—	—	—	23,333	46,667	(3)	$6,433,797	85,555	(6)	$11,795,468

	2022	—	—	—	—	48,053	24,027	(4)	$3,312,602	72,080	(7)	$9,937,670

	2021	—	—	—	—	65,473	—		—	—		—

	2020	122,377	—	$22.98	2/25/2030	27,415	—		—	—		—

	2019	79,491	—	$26.56	2/26/2029	22,590	—		—	—		—

	2018	166,417	—	$19.68	4/9/2027	—	—		—	—		—

	2017	—	—	—	—	21,164	—		—	—		—

	2016	—	—	—	—	30,581	—		—	—		—

Scott A. Hudson	2024	—	—	—	—	—	14,739	(2)	$2,032,066	27,373	(5)	$3,773,916
	2023	—	—	—	—	16,000	32,000	(3)	$4,411,840	58,666	(6)	$8,088,281

	2022	—	—	—	—	32,035	16,018	(4)	$2,208,402	48,053	(7)	$6,625,067

	2021	—	—	—	—	32,409	—		—	—		—

	2020	81,585	—	$22.98	2/25/2030	18,276	—		—

	2019	53,656	—	$26.56	2/26/2029	15,248	—		—	—		—

	2018	112,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	—	—	—	—	21,164	—		—	—		—

	2016	—	—	—	—	30,581	—		—	—		—

Stacey Doré	2024	—	—	—	—	—	18,117	(2)	$2,497,791	33,646	(5)	$4,638,774

	2023	—	—	—	—	18,333	36,667	(3)	$5,055,279	67,222	(6)	$9,267,897

	2022	—	—	—	—	26,957	13,479	(8)	$1,858,350	—		—

(1)

The amount listed in this column represents the product of the closing market price of the Common Stock on December 31, 2024 of $137.87 multiplied by the number of shares of stock subject to the award as reflected in the previous column.

2025 Proxy Statement	63

COMPENSATION TABLES

(2)	Includes awards granted on March 5, 2024 and vesting ratably on the first three anniversaries of March 5, 2024.
(3)	Includes awards granted on February 24, 2023 and vesting ratably on the first three anniversaries of February 24, 2023.
(4)

Includes awards granted on February 24, 2022 and vesting ratably on the first three anniversaries of February 24, 2022. For Messrs. Burke and Moldovan, also includes RSUs granted on August 1, 2022 in connection with their respective promotions to Chief Executive Officer and Chief Financial Officer, which RSUs vest ratably on the first three anniversaries of August 1, 2022.

(5)

The 2024 PSUs require performance goals to be attained over a three-year period scheduled to end on December 31, 2026. The 2024 PSUs are payable in Common Stock based on the results of market, performance, and time-based criteria and vest on March 5, 2027. In the table above, the number and market value of the units that vest reflect target performance.

(6)

The 2023 PSUs require performance goals to be attained over a three-year period scheduled to end on December 31, 2025. The 2023 PSUs are payable in Common Stock based on the results of market, performance, and time-based criteria and vest on February 24, 2026. In the table above, the number and market value of the units that vest reflect target performance.

(7)

The 2022 PSUs required performance goals to be attained over a three-year period ended December 31, 2024. The 2022 PSUs were paid in Common Stock based on the results of market, performance, and time-based criteria and vested on February 24, 2025. In the table above, the number and market value of the units that vest reflect target performance. In February 2025, the Social Responsibility & Compensation Committee certified the performance payout of the 2022 PSUs. See “2022 PSU Results” on page 56 for further details.

(8)	Includes RSUs granted on August 23, 2022, which RSUs vest ratably on the first three anniversaries of August 23, 2022.

Option Exercises and Stock Vested—2024

The following table sets forth information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Dividend Value Realized on Vesting ($)	Value Realized on Vesting ($)	Total Value Realized on Vesting(2) ($)

James A. Burke	—	—	216,351	395,098	10,641,070	11,036,168

Kristopher E. Moldovan	—	—	46,894	66,718	2,622,398	2,689,117

Stephen J. Muscato	207,100	29,964,570	170,013	319,285	8,143,379	8,462,664

Scott A. Hudson	201,517	20,314,730	92,730	168,067	4,447,821	4,615,887

Stacey Doré	—	—	31,812	37,013	2,047,444	2,084,457

(1)	The number of shares acquired on vesting are pre-tax and do not account for shares sold or withheld to pay taxes.
(2)

The amounts shown include (i) value realized on vesting based on the closing stock price of Common Stock on the date of vesting, and (ii) the amount of the quarterly regular dividends that accrued with respect to such awards prior to vesting.

Potential Payments upon Termination or Change in Control

For the reasons discussed in the CD&A, the Company has entered into certain agreements with the Named Executive Officers, which commit the Company to make payments to the Named Executive Officers under special circumstances. Generally, these circumstances involve changes in corporate control of the Company and a qualifying termination of the Named Executive Officer’s employment.

In accordance with SEC instructions, these quantitative disclosures assume that a change in control took place on December 31, 2024. In fact, no change in control of the Company occurred on that date and no Named Executive Officer’s employment terminated on that date due to a change in control. If such an event were to occur in the future, actual payments would likely be different from those presented here based on various factors, including the Common Stock price at such time.

The following tables and narrative below describe payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his or her termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or in connection with a change in control of Vistra.

64	2025 Proxy Statement

COMPENSATION TABLES

Employment Arrangements with Contingent Payments

As of December 31, 2024, each of Messrs. Burke, Moldovan, Hudson and Muscato and Ms. Doré had an employment agreement with change in control and severance provisions. With respect to these agreements, a change in control is generally defined as (i) a transaction that results in the acquisition of 30% or more of the Common Stock; (ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period cease to constitute a majority of the Board; (iii) the approval by the stockholders of Vistra of a plan of complete dissolution or liquidation of Vistra; or (iv) a transaction that results in a merger or sale of substantially all of Vistra’s assets or capital stock to another person who is not an affiliate of Vistra.

Each agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with Vistra or solicit Vistra’s customers or employees for his or her own personal benefit during the term of the agreement and 24 months after the agreement expires or is terminated. As summarized below, each agreement also provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

•	In the event of the NEO’s resignation without good reason or termination for cause:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination; and
-	unreimbursed business expenses incurred through the date of termination.

•	In the event of the NEO’s death or termination due to disability:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination;
-	unreimbursed business expenses incurred through the date of termination;
-	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
-	a prorated annual bonus earned under the EAIP for the year of termination;
-	accelerated vesting of the portion of his or her outstanding RSUs and stock option awards that would have vested in the 12 months following termination had the NEO remained employed; and
-

accelerated time vesting of 100% of his or her outstanding 2022 PSUs, 66.66% of his or her outstanding 2023 PSUs and 33.33% of his or her outstanding 2024 PSUs (subject to the Company’s satisfaction of performance-based vesting conditions).

•	In the event of the NEO’s termination without cause or resignation for good reason:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination;
-	unreimbursed business expenses incurred through the date of termination;
-	subject to delivery of a release agreement:
•	severance pay in an aggregate amount equal to 2.00 times the sum of the NEO’s (x) annualized base salary plus (y) annual bonus target;
•	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
•	a prorated annual bonus earned under the EAIP for the year of termination;
•	certain continuing health care benefits;
•	accelerated vesting of the portion of his or her outstanding RSUs and stock option awards that would have vested in the 12 months following termination had the NEO remained employed; and
•

accelerated time vesting of 100% of his or her outstanding 2022 PSUs, 66.66% of his or her outstanding 2023 PSUs and 33.33% of his or her outstanding 2024 PSUs (subject to the Company’s satisfaction of performance-based vesting conditions).

•	In the event of the NEO’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination;
-	unreimbursed business expenses incurred through the date of termination;
-	subject to delivery of a release agreement:
•	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
•	a lump sum payment equal to 2.99 times the sum of his or her (i) annualized base salary and (ii) annual bonus target under the EAIP;

2025 Proxy Statement	65

COMPENSATION TABLES

•

a lump sum payment equal to the product of (i) his or her annual bonus target under the EAIP and (ii) a percentage, determined based on the number of days of his or her employment in the fiscal year prior to his or her termination;

•	certain continuing health care benefits; and
•

accelerated time vesting of all of his or her outstanding RSU and PSU awards (subject to the Company’s satisfaction of performance-based vesting conditions) and certain stock option awards upon termination.

66	2025 Proxy Statement

COMPENSATION TABLES

The following tables describe payments to which each Named Executive Officer is entitled under the agreement, as applicable, assuming termination of employment as of December 31, 2024. The values of the equity awards are calculated based on the closing price of the Common Stock on December 31, 2024 of $137.87.

Name	Benefit	Voluntary / For Cause ($)	Death ($)		Disability ($)		Without Cause or For Good Reason ($)		Without Cause or For Good Reason in Connection With Change in Control ($)

James A. Burke	Cash Severance	—	—		—		6,480,000	(1)	9,687,600	(2)
	EAIP	—	2,921,940	(3)	2,921,940	(3)	2,921,940	(3)	1,890,000	(4)
	Unvested RSU Awards(5)	—	12,075,620		12,075,620		12,075,620		20,929,080
	Dividend Amounts(6)	—	1,031,673		1,031,673		1,031,673		1,193,566
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	54,894,871	(8)	54,894,871	(8)	54,894,871	(8)	69,587,952	(9)
	Health & Welfare(10)	—	—		—		60,030		60,030
	Totals	—	70,924,104		70,924,104		77,464,134		103,348,228

Kristopher E. Moldovan	Cash Severance	—	—		—		2,400,930	(1)	3,589,390	(2)
	EAIP	—	852,719	(3)	852,719	(3)	852,719	(3)	551,565	(4)
	Unvested RSU Awards(5)	—	5,772,341		5,772,341		5,772,341		10,039,418
	Dividend Amounts(6)	—	225,166		225,166		225,166		294,477
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	9,717,486	(8)	9,717,486	(8)	9,717,486	(8)	16,008,637	(9)
	Health & Welfare(10)	—	—		—		38,009		38,009
	Totals	—	16,567,712		16,567,712		19,006,651		30,521,496

Stephen J. Muscato	Cash Severance	—	—		—		3,162,000	(1)	4,727,190	(2)
	EAIP	—	1,222,113	(3)	1,222,113	(3)	1,222,113	(3)	790,500	(4)
	Unvested RSU Awards(5)	—	7,545,487		7,545,487		7,545,487		12,794,750
	Dividend Amounts(6)	—	600,731		600,731		600,731		685,837
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	29,624,944	(8)	29,624,944	(8)	29,624,944	(8)	37,331,611	(9)
	Health & Welfare(10)	—	—		—		60,030		60,030
	Totals	—	38,993,275		38,993,275		42,215,305		56,389,918

Scott A. Hudson	Cash Severance	—	—		—		2,419,496	(1)	3,617,147	(2)
	EAIP	—	885,918	(3)	885,918	(3)	885,918	(3)	573,039	(4)
	Unvested RSU Awards(5)	—	5,091,677		5,091,677		5,091,677		8,652,308
	Dividend Amounts(6)	—	403,831		403,831		403,831		461,489
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	19,899,629	(8)	19,899,629	(8)	19,899,629	(8)	25,112,331	(9)
	Health & Welfare(10)	—	—		—		60,290		60,290
	Totals	—	26,281,055		26,281,055		28,760,841		38,476,604

Stacey Doré	Cash Severance	—	—		—		2,363,296	(1)	3,533,128	(2)
	EAIP	—	839,353	(3)	839,353	(3)	839,353	(3)	542,919	(4)
	Unvested RSU Awards(5)	—	5,218,517		5,218,517		5,218,517		9,411,420
	Dividend Amounts(6)	—	181,008		181,008		181,008		249,118
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	—		—		—		13,906,671	(9)
	Health & Welfare(10)	—	—		—		60,030		60,030
	Totals	—	6,238,878		6,238,878		8,662,204		27,703,286

(1)	Calculated as 2.00 times the sum of the NEO’s (x) annualized base salary plus (y) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of such NEO’s (i) annualized base salary plus (ii) annual bonus target under the EAIP.

2025 Proxy Statement	67

COMPENSATION TABLES

(3)	Reflects the payout level of such NEO’s 2024 EAIP, using annualized salary rate for each NEO at the end of 2024, based on achievement of the corporate performance metrics.
(4)	Reflects the target value of such NEO’s 2024 EAIP based on annualized salary rate for each NEO at the end of 2024.
(5)

The value realized of unvested RSU awards represents the product of (i) the closing price of the Common Stock on December 31, 2024 times (ii) the number of unvested RSUs held by such NEO as of December 31, 2024 that would be accelerated upon the triggering event.

(6)	The dividend amount reflects the amount of the applicable quarterly regular dividend accrued under the awards.
(7)	As of December 31, 2024, the NEOs held no unvested stock options.
(8)

Each of the time-based and performance-based conditions, must be satisfied for the PSUs to vest. Upon a termination of the NEO’s employment due to death or disability, by the Company without cause or by the NEO for good reason, the time-based condition is deemed satisfied as to 100% of the NEO’s outstanding 2022 PSUs, 66.66% of the NEO’s outstanding 2023 PSUs and 33.33% of the NEO’s outstanding 2024 PSUs, in each case at target. Satisfaction of the market- and performance-based conditions does not occur until the Social Responsibility & Compensation Committee has certified financial results at the end of the three-year performance period; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 31, 2024 for all PSUs for which the time-based condition has been deemed satisfied.

(9)

Upon the occurrence of, and determined as of immediately preceding, a change in control of Vistra, (i) the time-based conditions are deemed satisfied as to all outstanding PSUs and (ii) the performance-based conditions and, as applicable, the market-based conditions, are deemed satisfied at (x) the target level of performance or (y) the actual level of performance, whichever results in the greater number of PSUs vesting. This amount is calculated as of the closing price of a share of Common Stock on December 31, 2024 multiplied by the target number of PSUs, multiplied by the actual or target level of performance, as applicable.

(10)	Includes COBRA amounts for medical, dental, and vision.

Compensation of Non-Employee Directors

The Board establishes the level of compensation for Vistra’s non-employee directors, based on the recommendation of the Social Responsibility & Compensation Committee. Directors who also are current employees of Vistra receive no additional compensation for service as directors.

The Social Responsibility & Compensation Committee periodically, but no less than every other year, engages its compensation consultant to provide market-based compensation surveys to facilitate the Social Responsibility & Compensation Committee’s review of the compensation of our Board and the Committees. As part of this process, the Social Responsibility & Compensation Committee reviews the compensation provided to our non-employee directors as compared to other comparable U.S. peer companies, with the objective of ensuring that non-employee director compensation is both market-competitive in terms of annual compensation value and consistent with emerging market practices and trends.

In May 2024, the Social Responsibility & Compensation Committee reviewed the compensation structure for directors with its Compensation Consultant. Based on this review, the Social Responsibility & Compensation Committee recommended, and the Board approved, an update to the director compensation structure to increase the amount of the annual equity grant in order to position it near the median of the market, noting that the last change to director compensation occurred in 2022.

Board Retainers and Equity Awards

The table below sets forth information regarding Vistra’s non-employee directors’ compensation, approved by the Social Responsibility & Compensation Committee in May 2024.

	Annual Retainer ($)	Committee Chair Retainer ($)	Committee Retainer ($)		Total Annual Retainer ($)	Equity Award (RSUs) ($)	Total Annual Compensation ($)

Chairman	205,000	—	—		205,000	285,000	490,000

Chair of Audit Committee and the Generation and Safety Oversight Committee	100,000	25,000	10,000	*	135,000	180,000	315,000

Chairs of other Committees	100,000	20,000	10,000	*	130,000	180,000	310,000

All other Committee members	100,000	—	10,000	*	110,000	180,000	290,000

Board member not on any Committee	100,000	—	—		100,000	180,000	280,000

*	per Committee

68	2025 Proxy Statement

COMPENSATION TABLES

Non-Employee Director Stock-Based Compensation

Under the 2016 Incentive Plan, the Company may grant each non-employee director of Vistra annual awards of stock- based compensation. Pursuant to the terms of the 2016 Incentive Plan, as approved by Vistra stockholders, the annual value of equity awards provided to any one non-employee director is limited to $750,000 in any calendar year. RSUs granted to the non-employee directors vest one year after the date of grant and are then settled as shares of Common Stock. RSUs also will vest and be settled upon the director’s death or disability, or if there is a change in control (as defined in the 2016 Incentive Plan). Non-employee directors also may elect to defer settlement of vested RSUs in accordance with the terms of the Deferred Compensation Plan (as defined below).

Under our stock ownership guidelines, each non-employee director of Vistra is required to own shares of Common Stock having a dollar value of at least six times the value of each member’s then-applicable annual cash board retainer. Directors have six years from the date they first became a member of the Board to achieve the stock ownership requirements. Ownership includes beneficial ownership of shares of Common Stock held directly or indirectly, as well as RSUs. These requirements were adopted to more closely align the interests of directors and our stockholders. As of December 31, 2024, each of our non-employee directors has either met or is on track to achieve these ownership guidelines within the six-year compliance period.

Deferral of Board Annual Equity Awards

In November 2018, the Social Responsibility & Compensation Committee approved the adoption of the Vistra Equity Deferred Compensation Plan for Certain Directors (the “Deferred Compensation Plan”), effective January 1, 2019. Under the Deferred Compensation Plan, certain directors of Vistra may elect to defer settlement of the Common Stock to be received in respect of all or a portion of their vested equity awards (designated in 10% increments). The primary purpose of the Deferred Compensation Plan is to provide flexibility for eligible directors to defer the receipt of Common Stock they are entitled to receive in consideration of their service as Directors, and to encourage their ownership of Common Stock.

Retirement and Other Benefits from Vistra

The non-employee directors of the Board are not provided health, retirement or pension benefits.

2024 Director Compensation Table

The table below sets forth information regarding the aggregate compensation earned by or paid to the non-employee members of the Board during the year ended December 31, 2024. Vistra also reimburses directors for reasonable expenses incurred in connection with their services as directors. Mr. Burke does not receive additional compensation for his services as a director of the Company.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Other Compensation ($)(2)	Total ($)

Hilary E. Ackermann	147,500	180,000	—	327,500

Arcilia C. Acosta	120,000	180,000	5,801	305,801

Gavin R. Baiera	120,000	180,000	5,801	305,801

Paul M. Barbas	144,148	180,000	—	324,148

Lisa Crutchfield	130,000	180,000	—	310,000

Brian K. Ferraioli(3)	69,890	—	35,609	105,499

Scott B. Helm	205,000	285,000	9,246	499,246

Jeff D. Hunter(3)	69,890	—	37,185	107,075

Julie A. Lagacy	128,352	180,000	5,801	314,153

John W. (Bill) Pitesa(4)	81,772	180,000	—	261,772

John R. (J. R.) Sult	135,000	180,000	—	315,000

Robert C. Walters(5)	—	—	—	—

2025 Proxy Statement	69

COMPENSATION TABLES

(1)

Reflects the grant date fair value of RSUs awarded in 2024 determined in accordance with ASC 718. These awards vest on May 15, 2025. Pursuant to the Deferred Compensation Plan, Messrs. Barbas, Pitesa, Sult, and Mses. Ackermann, Crutchfield, and Lagacy, elected to defer settlement of 100% of their respective 2024 equity awards, with such RSUs, to the extent they become vested, being settled upon such Director’s separation of service as a director. For each director who defers his or her equity award, any associated dividend payments are accrued and will be distributed upon delivery of such deferred shares. As of December 31, 2024, each of the directors, other than Messrs. Helm and Walters, held 1,967 unvested RSUs, and Mr. Helm held 3,115 unvested RSUs.

(2)	Reflects cash payments with respect to accrued dividends distributed to such director upon the vesting and delivery of equity awards.
(3)	Messrs. Ferraioli and Hunter’s respective terms of service as a director expired at the annual meeting of stockholders on May 1, 2024.
(4)	Mr. Pitesa was appointed to the Board on March 7, 2024.
(5)	Mr. Walters was appointed to the Board on December 24, 2024.

70	2025 Proxy Statement

PROPOSAL 2 – ADVISORY VOTE ON 2024 COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, and the related rules of the SEC, a proposal will be presented at the 2025 Annual Meeting asking stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this Proxy Statement. Please see our “Compensation Discussion and Analysis” section beginning on page 43, for a discussion of our compensation program for the Named Executive Officers.

We currently conduct advisory say-on-pay votes annually and expect to conduct the next advisory say-on-pay vote in 2026.

The advisory vote on the following resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company’s Named Executive Officers, as well as the philosophy, policies, and practices described in this Proxy Statement. You can vote for, against or abstain from voting on the following resolution relating to executive compensation.

RESOLVED, that the compensation paid to Vistra Corp.’s Named Executive Officers as set forth in the Summary Compensation Table of this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

Although your vote on executive compensation is not binding on the Company, the Board values the views of the stockholders. The Board and the Social Responsibility & Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Board of Directors recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the 2024 compensation of the Named Executive Officers.

2025 Proxy Statement	71

OTHER INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

The following table sets forth information, as of March 3, 2025 (unless noted otherwise), regarding the beneficial ownership of our Common Stock by: (1) each of our current directors and nominees for director; (2) each of our Named Executive Officers; (3) all of our directors and current executive officers as a group; and (4) each person or entity we know that beneficially owns more than 5% of our outstanding shares of Common Stock.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares that the stockholder has the right to dispose of or acquire within 60 days of March 3, 2025. Common stock subject to options, regardless of whether such arrangement is currently in the money, that are currently exercisable within 60 days of March 3, 2025, are deemed to be outstanding and beneficially owned by the holder of the options, and Common Stock issuable upon vesting of restricted stock units (“RSUs”) that are vested, or will vest within 60 days of March 3, 2025, is deemed to be outstanding and beneficially owned by the holder of such RSUs. The shares underlying any outstanding options or RSUs, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Amount and Nature of Shares Beneficially Owned(1)
Name	Number	Percent of Class

5% Stockholders

The Vanguard Group, Inc.(2)	42,522,598	12.5%

BlackRock, Inc.(3)	28,343,531	8.3%

FMR LLC(4)	22,872,039	6.7%

Directors, Director Nominees, and Executive Officers

Hilary E. Ackermann(5)	64,454	*

Arcilia C. Acosta(6)	43,209	*

Gavin R. Baiera(7)	47,243	*

Paul M. Barbas(8)	49,096	*

Lisa Crutchfield(9)	30,221	*

Scott B. Helm(10)	340,235	*

Julie A. Lagacy(11)	16,988	*

John W. (Bill) Pitesa	0	*

John R. (J. R.) Sult(12)	97,816	*

Robert C. Walters	0	*

James A. Burke(13)	2,172,721	*

Stacey Doré(14)	50,346	*

Scott A. Hudson(15)	523,057	*

Kristopher E. Moldovan(16)	251,866	*

Stephen J. Muscato(17)	718,326	*

All Directors, Director Nominees and current Executive Officers as a group (16 persons)	4,151,733	1.2%

*	Percentage ownership of less than one percent.

72	2025 Proxy Statement

OTHER INFORMATION

(1)

Percentages of beneficial ownership are based on 340,157,073 shares of Common Stock outstanding as of March 3, 2025. Except as disclosed in the footnotes below, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. All percentages and share amounts are approximate based on current information available to us. The information available to us may be incomplete.

(2)	Based on Schedule 13G/A filed on February 13, 2024. Reflects shares of Common Stock held as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Based on Schedule 13G/A filed on November 8, 2024. Reflects shares of Common Stock held as of September 30, 2024. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	Based on Schedule 13G filed on November 12, 2024. Reflects shares of Common Stock held as of September 30, 2024. The address of FMR, LLC is 245 Summer Street, Boston, MA 02210.
(5)	All of the shares reported are shares of Common Stock owned directly by Ms. Ackermann.
(6)	All of the shares reported are shares of Common Stock owned directly by Ms. Acosta.
(7)	All of the shares reported are shares of Common Stock owned directly by Mr. Baiera.
(8)	All of the shares reported are shares of Common Stock owned directly by Mr. Barbas.
(9)	All of the shares reported are shares of Common Stock owned directly by Ms. Crutchfield.
(10)	All of the shares reported are shares of Common Stock owned directly by Mr. Helm.
(11)	16,923 of the shares reported are shares of Common Stock owned directly by Ms. Lagacy. 65 of the shares reported are shares of Common Stock owned indirectly by Ms. Lagacy in a trust.
(12)	All of the shares reported are shares of Common Stock owned directly by Mr. Sult.
(13)

Of these reported shares, 334,632 are shares of Common Stock owned directly by Mr. Burke, 259 are shares of Common Stock owned indirectly by Mr. Burke in an irrevocable trust of his spouse, 469,764 are shares of Common Stock owned indirectly by Mr. Burke in a limited partnership that is jointly owned by Mr. Burke and his spouse, 34,000 are shares of Common Stock owned indirectly by Mr. Burke in an irrevocable trust, 14,329 are unvested RSUs that vested on March 5, 2025, and 1,319,737 are vested stock options.

(14)	Of these reported shares, 44,307 are shares of Common Stock owned directly by Ms. Doré, and 6,039 are unvested RSUs that vested on March 5, 2025.
(15)	Of these reported shares, 270,903 are shares of Common Stock owned directly by Mr. Hudson, 4,913 are unvested RSUs that vested on March 5, 2025, and 247,241 are vested stock options.
(16)	Of these reported shares, 105,800 are shares of Common Stock owned directly by Mr. Moldovan, 6,141 are unvested RSUs that vested on March 5, 2025, and 139,925 are vested stock options.
(17)	Of these reported shares, 342,672 are shares of Common Stock owned directly by Mr. Muscato, 7,369 are unvested RSUs that vested on March 5, 2025, and 368,285 are vested stock options.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2024, we believe that all filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with for the fiscal year ended December 31, 2024, except that, due to a delay in receiving EDGAR filing codes from the SEC, an initial Form 3 report was filed late for Robert C. Walters.

2025 Proxy Statement	73

OTHER INFORMATION

CEO PAY RATIO

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees.

For 2024, the total compensation of Mr. Burke, our CEO, was $12,236,044 as reported in the “Total” column of the Summary Compensation Table. The total compensation of our median employee was $132,568. The ratio of CEO pay to median worker pay for Vistra was 92:1.

We calculated the ratio of the pay of our CEO to that of our median employee in a manner consistent with Item 402(u) of Regulation S-K. For purposes of determining the median employee, we identified 2024 base salary, target bonus and target long-term incentive plan equity awards obtained from internal payroll records for all employees, excluding our CEO, who were employed by us on December 31, 2024. We included and analyzed the total compensation of all employees as of December 31, 2024, whether employed on a full-time or part-time basis. We believe that the ratio of CEO pay to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

74	2025 Proxy Statement

PAY VERSUS PERFORMANCE
The following table sets forth information regarding the Company’s performance and the “Compensation Actually Paid” (“CAP”) to our Named Executive Officers, as calculated in accordance with SEC disclosure rules. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
and other relevant valuation date stock prices, various accounting valuation assumptions, and projected performance modifiers, as well as the impact of year-to-year
changes in these valuation assumptions. As a result, the total CAP amounts do not reflect actual amounts realized and paid to our NEOs in each year shown, and the Social Responsibility & Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our NEOs. For a discussion of how the Social Responsibility & Compensation Committee assessed Vistra’s performance and our NEOs’ pay each year, see the section titled “Compensation Discussion and Analysis” in this Proxy Statement covering 2024 and in our proxy statements covering fiscal years 2020, 2021, 2022, and 2023.

Year (1)	Summary Compensation Table Total (2)		Compensation Actually Paid (3)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based On: (5)		Net Income (Loss) ($ 000,000)	Adjusted EBITDA ($ 000,000) (7)
	PEO 1 James A. Burke ($)	PEO 2 Curtis A. Morgan ($)	PEO 1 James A. Burke ($)	PEO 2 Curtis A. Morgan ($)			Vistra Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (6)

2024	12,236,044	N/A	104,409,420	N/A	5,036,357	41,319,866	683.46	137.73	2,659	5,539

2023	10,453,377	N/A	30,741,208	N/A	4,721,253	11,784,665	189.05	111.59	1,493	4,101

2022	8,559,824	11,852,513	14,390,474	22,523,112	3,372,114	5,415,367	110.73	120.09	(1,227)	2,994

2021	N/A	10,075,626	N/A	4,395,128	3,425,261	1,512,908	105.38	118.24	(1,274)	1,908

2020	N/A	10,875,562	N/A	11,977,950	3,459,668	3,548,942	88.13	100.48	636	3,685

(1)	The Principal Executive Officer(s) (“PEO”) and other NEOs for the indicated years were as follows:

2020	2021	2022	2023-2024

Curtis A. Morgan (PEO)	Curtis A. Morgan (PEO)	Curtis A. Morgan (PEO through July 31, 2022)	James A. Burke

James A. Burke	James A. Burke	James A. Burke (PEO effective August 1, 2022)	Kristopher E. Moldovan

Stephen J. Muscato	Stephen J. Muscato	Kristopher E. Moldovan	Stephen J. Muscato

Scott A. Hudson	Scott A. Hudson	Stephen J. Muscato	Scott A. Hudson

Stephanie Zapata Moore	Stephanie Zapata Moore	Scott A. Hudson	Stacey Doré

David A. Campbell		Stephanie Zapata Moore

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the indicated year for Mr. Burke and Mr. Morgan, as applicable, and (ii) the average of the total compensation reported in the Summary Compensation Table for the indicated year for the Company’s other NEOs.

(3)
Amounts reported in this column reflect the total compensation reported in the Summary Compensation Table for Mr. Burke and Mr. Morgan, as applicable, in the indicated fiscal year, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests and are incorporated as applicable in the table below. The dollar amounts reflected in this column do not reflect the actual amount of compensation earned by or paid to Mr. Burke and Mr. Morgan during the indicated year.

(4)
Amounts reflect the average total compensation for the Company’s NEOs, other than the PEO, for the indicated fiscal year, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests and are incorporated as applicable in the table below. The dollar amounts reflected in this column do not reflect the actual amount of compensation earned by or paid to such NEOs during the indicated year.

(5)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)
The Peer Group Total Shareholder Return (“TSR”) set forth in this table utilizes the S&P 500 Utilities (Sector) Index (S&P Utilities), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2024. Such peer index was selected in accordance with SEC rules and is not necessarily indicative of the Company’s peer group due to, among other factors, the Company’s exposure to commodities. For a discussion of the Company’s selected peer group used in connection with its executive compensation program, see “Compensation Discussion and Analysis—Corporate Governance Practices—Compensation Determination Process.”

(7)
As noted in the Compensation Discussion and Analysis, the Social Responsibility & Compensation Committee selected Adjusted EBITDA as one of the key metrics for evaluating and rewarding management’s performance in the 2024 annual incentive compensation program (i.e., EAIP).

2025 Proxy Statement	75

OTHER INFORMATION

Adjusted EBITDA is defined above under the heading “Setting of Financial and Operational Performance Targets for 2024.” Given the importance of Adjusted EBITDA as discussed further in the Compensation Discussion and Analysis (i.e., if Adjusted EBITDA did not meet the Adjusted EBITDA threshold performance level, the NEOs’ awards under the 2024 EAIP would have been subject to a certain “executive limiter”), the Company has determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2024.
Reconciliation of Compensation Actually Paid Adjustments
Compensation Actually Paid Adjustments

YEAR	Summary Compensation Table Total ($) (a)	Minus Fair Value of Equity Awards Granted in Fiscal Year ($) (b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year ($) (c)	Plus/ (Minus) Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($) (d)	Plus Fair Value at Vesting of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (f)	Minus Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (g)	Equals Compensation Actually Paid ($)

PEO 1—James A. Burke

2024	12,236,044	7,704,880	28,147,496	69,671,080	—	2,059,680	—	104,409,420

2023	10,453,377	5,999,985	13,432,774	11,798,881	—	1,056,161	—	30,741,208

Average Other NEOs (h)

2024	5,036,357	3,288,328	12,012,911	26,613,874	—	945,052	—	41,319,866

2023	4,721,253	2,862,489	6,282,874	3,234,488	—	408,539	—	11,784,665

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average Other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock option and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes. Accordingly, for awards subject to performance-based vesting conditions, they are based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock option and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the fair value at vesting of the stock option and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	See footnote 1 above for the NEOs included in the average for each year.

76	2025 Proxy Statement

OTHER INFORMATION

Relationship Between Pay and Performance
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy that utilizes a number of short-term and long-term performance measures, not all of which are presented in the table above or graphs below. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to illustrate the relationships between information presented in the Pay versus Performance table.
Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, as well as the relationship between the Company’s cumulative TSR and the Peer Group’s TSR over such period.

Compensation Actually Paid vs. VST and Peer Group TSR
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Value of Fixed $100 Investment
$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Compensation Actually Paid ($000s)
2020
2021
2022
2023
2024
Fiscal Year
VST Former CEO
VST Current CEO
Avg. Other VST NEOs
VST TSR
S&P 500 Utilities

2025 Proxy Statement	77

OTHER INFORMATION

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the five most recently completed fiscal years.

Compensation Actually Paid vs. VST Net Income
VST Net Income ($millions)
3,000
2,000
1,000
0
-1,000
-2,000
-3,000
Compensation Actually Paid ($000s)
120,000
110,000
100,000
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
2020
2021
2022
2023
2024
Fiscal Year
VST Former CEO
VST Current CEO
Avg. Other VST NEOs
VST Net Income

78	2025 Proxy Statement

OTHER INFORMATION

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

Compensation Actually Paid vs. VST Adjusted EBITDA
VST Adjusted EBITDA ($millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid ($000s)
$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2020
2021
2022
2023
2024
Fiscal Year
VST Former CEO
VST Current CEO
Avg. Other VST NEOs
VST Adj. EBITDA

Tabular List of Most Important Financial Performance Measures
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2024. Please see the Compensation Discussion and Analysis for a further description of the metrics used in the Company’s executive compensation program.

•	Adjusted EBITDA

•	Adjusted FCFbG per share

•	Total Cost ($s)

•	Safety Index (% achieved across a number of safety measures, included as part of our Generation Operating Index)

2025 Proxy Statement	79

OTHER INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2024.

	Securities to be issued upon exercise of outstanding options, warrants and rights (#) (1)	Weighted average exercise price of outstanding options, warrants and rights ($) (2)	Number of securities remaining available for future issuance under equity compensation plans (#) (3)

Equity compensation plans approved by security holders	8,741,337	$ 19.98	10,821,967

Equity compensation not approved by security holders	—	N/A	—

Total	8,741,337	$ 19.98	10,821,967

(1)
Reflects 8,741,337 shares subject to outstanding awards granted under
the 2016 Incentive Plan, of which 3,595,378 shares were subject to outstanding options, 3,005,232 shares were subject to outstanding restricted stock unit awards, and 2,140,727 shares were subject to outstanding performance stock unit awards assuming target performance.

(2)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not consider the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

(3)	Represents available shares for future issuance of 10,821,967 shares under the 2016 Incentive Plan as of December 31, 2024.

80	2025 Proxy Statement

PROPOSAL 3 – AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

Consistent with the Delaware General Corporation Law (the “DGCL”), Section 1 of Article XII of the Company’s Restated Certificate of Incorporation (the “Charter”) contains a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The DGCL was amended in 2022 to permit Delaware corporations to include a similar provision in their certificates of incorporation to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, the Board has unanimously adopted, approved and declared advisable an amendment to the Charter to provide for such officer exculpation as permitted by Delaware law (the “Exculpation Amendment”).

As amended, the DGCL only permits, and our proposed Exculpation Amendment would only permit, exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.

Rationale for and Reasons Why the Board Recommends Voting for the Exculpation Amendment

The Board of Directors believes it is important to protect our officers to the fullest extent permitted by the DGCL to continue to attract and retain experienced and highly qualified officers. Following the recent amendments to the DGCL, other Delaware corporations have adopted, and will likely continue to adopt, amendments to their certificates of incorporation that limit the personal liability of officers. Additionally, the corporate laws of several other states also permit corporations to exculpate officers in a similar manner to the DGCL. Failure to adopt the Exculpation Amendment could impede the Company’s ability to attract and retain highly qualified and experienced officers.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers and the potential to discourage frivolous lawsuits, the Board determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.

The proposed amendments to current Article XII of the Charter are as follows, with added text underlined.

No Personal Liability. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. For purposes of this Section 11.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

Additional Information

The foregoing description of the Exculpation Amendment is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to the Charter contained in Appendix A are indicated by double underlining and deletions of text are indicated by strike-outs.

For clarity, Appendix A sets forth the text of the entirety of the Charter as proposed to be amended and restated if the Exculpation Amendment, the Corporate Opportunity Amendment (Proposal 4), and the Supermajority Amendment (Proposal 5) are each approved. It also amends the Company’s name in Article I to give effect to the Certificate of Amendment effective as of July 2, 2020. If the Exculpation Amendment is not approved, the above-referenced changes to Article XII will not be implemented.

If this proposal to amend our Charter is approved by our stockholders, the resulting Amended and Restated Certificate of Incorporation for the Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. The Board retains the discretion to abandon, and not implement, the Exculpation Amendment at any time before it becomes effective, even if it is approved by the Company’s stockholders.

The Board of Directors recommends that stockholders vote FOR approval of the Exculpation Amendment.

2025 Proxy Statement	81

PROPOSAL 4 – AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO REPEAL PROVISIONS RELATING TO THE WAIVER OF CORPORATE OPPORTUNITIES IN FAVOR OF FORMER PRINCIPAL STOCKHOLDERS OF THE COMPANY

Article VIII of the Charter includes certain provisions relating to the waiver by the Company of corporate opportunities in favor of the Company’s Former Principal Stockholders (as defined below). These provisions were put in place with affiliates of Apollo Management Holdings L.P., Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. and Oaktree Capital Management, L.P. (collectively, the “Former Principal Stockholders”), which were first lien creditors of our predecessor prior to our emergence from bankruptcy and, at the time, held approximately 39% of our outstanding common stock. Since the Former Principal Stockholders were, and are, large private equity institutions with multiple portfolio company investments, they required a waiver that did not prohibit the Former Principal Stockholders and their representatives from taking corporate opportunities that may compete with the Company for themselves without first offering such opportunities to the Company.

Section 8.1(f) of the Charter provides that the Company cannot amend Article VIII without the approval of at least 80% of the Company’s stockholders until such time as (i) each Former Principal Stockholder and their respective affiliates cease to beneficially own an amount of shares of our common stock representing at least five percent (5%) of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock entitled generally to vote on the election of directors at any annual or special meeting of stockholders (the “Minimum Ownership Threshold”) and (ii) no director is serving on the Board pursuant to the right of any Former Principal Stockholder to nominate any such director (together with the Minimum Ownership Threshold, the “Operative Date”). Following the Operative Date, the provisions are permitted to be amended or repealed by majority vote of the stockholders of the Company.

Since the Operative Date has occurred, the Board has determined that the corporate opportunity waiver is no longer appropriate or needed and is proposing an amendment to the Charter to repeal the provisions relating to the waiver of corporate opportunities in favor of the Former Principal Stockholders as described below (the “Corporate Opportunity Amendment”).

If approved by the requisite stockholder vote at the Annual Meeting, Proposal 4 will:

•	delete Article VIII of the Charter in its entirety;

•	amend Section 11.1 of the Charter to remove the proviso referencing the supermajority voting requirements contained in Section 8.1(f) until the occurrence of the Operative Date; and

•	update section references in the Charter to reflect the removal of Article VIII.

Additional Information

The foregoing description of the Corporate Opportunity Amendment is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to the Charter contained in Appendix A are indicated by double underlining and deletions of text are indicated by strike-outs.

For clarity, Appendix A sets forth the text of the entirety of the Charter as proposed to be amended and restated if the Corporate Opportunity Amendment, the Exculpation Amendment (Proposal 3), and the Supermajority Amendment (Proposal 5) are each approved. It also amends the Company’s name in Article I to give effect to the Certificate of Amendment effective as of July 2, 2020. If the Corporate Opportunity Amendment is not approved, the deletion of Article VIII and the related changes to Article XI will not be made.

If this proposal to amend our Charter is approved by our stockholders, the resulting Amended and Restated Certificate of Incorporation for the Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. The Board retains the discretion to abandon, and not implement, the Corporate Opportunity Amendment at any time before it becomes effective, even if it is approved by the Company’s stockholders.

The Board of Directors recommends that stockholders vote FOR approval of the Corporate Opportunity Amendment.

82	2025 Proxy Statement

PROPOSAL 5 – AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING STANDARDS

While nearly all matters submitted to a vote of our stockholders can be approved by a majority of the voting power of our outstanding shares entitled to vote thereon, Article XI of the Charter include provisions requiring certain fundamental corporate actions to be approved by a supermajority of the outstanding shares:

•	Section 11.1 of the Charter requires amendments to Article XI and Article XII of the Charter to be approved by 66 2/3 of the Company’s stockholders (a “Supermajority”); and

•	Section 11.2 of the Charter requires amendments to Article VI and Article X of the Bylaws to be approved by a Supermajority.

We are seeking stockholder approval to amend the Charter to remove these supermajority voting provisions and to replace such provisions with a simple majority standard in each case, as applicable following the stockholder vote on these proposals (the “Supermajority Amendment”). The Board has carefully considered the advantages and disadvantages of maintaining the heightened voting thresholds currently required by the Charter and, after reviewing these considerations together with feedback from our stockholders, has unanimously approved, and is recommending that the Company’s stockholders approve, the Supermajority Amendment.

If approved by the requisite stockholder vote at the Annual Meeting, Proposal 5 will amend Sections 11.1 and 11.2 of the Charter to remove supermajority voting requirements from the Charter and to permit any future amendments to Article XI and Article XII of the Charter and Article VI of the Bylaws to be approved by a simple majority vote of the Company’s stockholders entitled to vote thereon. Currently, the Bylaws do not contain an Article X.

The Board has also approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) to remove the corresponding supermajority amendment threshold from the Bylaws to align the Bylaws with the proposed amendments to the Charter, the effectiveness of which is subject to stockholder approval of the Supermajority Amendment at the Annual Meeting and the filing of the Amended and Restated Certificate of Incorporation of the Company. If the foregoing events occur, such amendment to the Bylaws would become effective contemporaneously with the filing of the Amended and Restated Certificate of Incorporation.

Additional Information

The foregoing description of the Supermajority Amendment is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to the Charter contained in Appendix A are indicated by double underlining and deletions of text are indicated by strike-outs.

For clarity, Appendix A sets forth the text of the entirety of the Charter as proposed to be amended and restated if the Supermajority Amendment, the Exculpation Amendment (Proposal 3) and the Corporate Opportunity Amendment (Proposal 4) are each approved. It also amends the Company’s name in Article I to give effect to the Certificate of Amendment effective as of July 2, 2020. If the Supermajority Amendment is not approved, the amendments to Article XI will not be made.

If this proposal to amend our Charter is approved by our stockholders, the resulting Amended and Restated Certificate of Incorporation for the Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. The Board retains the discretion to abandon, and not implement, the Supermajority Amendment at any time before it becomes effective, even if it is approved by the Company’s stockholders.

The Board of Directors recommends that stockholders vote FOR approval of the Supermajority Amendment.

2025 Proxy Statement	83

PROPOSAL 6 – APPROVE THE COMPANY’S 2025 EMPLOYEE STOCK PURCHASE PLAN

Overview

In Proposal 6, stockholders are being asked to approve the Company’s 2025 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. The Board approved the ESPP, subject to stockholder approval at the 2025 Annual Meeting. The ESPP will become effective upon the approval of the ESPP by the Company’s stockholders.

The ESPP is described in more detail below. A copy of the ESPP is attached to this Proxy Statement as Appendix B.

The ESPP

The ESPP is designed to allow eligible employees of the Company to purchase shares of Common Stock with their accumulated payroll deductions. The ESPP is divided into two components: the “Section 423 Component” and the “Non-Section 423 Component”. The Section 423 Component is intended to qualify under Section 423 of the Internal Revenue Code. The Non-Section 423 Component is not intended to qualify under Section 423 of the Internal Revenue Code and will be used to grant stock options to certain non-U.S. employees. The material terms of the ESPP are summarized below. The purpose of the ESPP is to assist such employees in acquiring a stock ownership interest in the Company. The Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Why Stockholders Should Vote to Approve the ESPP

The ESPP will authorize the issuance of 1,000,000 shares of Common Stock.

The primary purpose of the ESPP will be to provide eligible employees with an opportunity to participate in the ownership of our company by purchasing Common Stock through payroll deductions so that they may increase their proprietary interest in our success and to align employee interests to those of our stockholders. Therefore, the ESPP is intended to benefit the Company as well as its stockholders and employees. The ESPP gives employees an opportunity to purchase shares of Common Stock at a discounted price.

The Company firmly believes that the ESPP is a powerful incentive and retention tool that will benefit all of our stockholders. Specifically, the ESPP will enable the Company to: (1) provide eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the Company, and (3) provide an incentive for continued employment. The ESPP will also align the interests of employees with those of stockholders through increased stock ownership.

In determining whether to approve the ESPP, the Board considered that the Company expects the proposed aggregate share reserve under the ESPP to provide us with enough shares for the operation of the ESPP for the next seven years, noting that future circumstances, including employee participation rates and changes in our stock price, may change this. We cannot predict our future share usage under the ESPP, the future price of our shares of Common Stock or future hiring activity with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time. The Board has determined that the size of the share reserve under the ESPP is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the ESPP.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.

Administration

Subject to the terms and conditions of the ESPP, the Social Responsibility & Compensation Committee will administer the ESPP. The Social Responsibility & Compensation Committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons.

84	2025 Proxy Statement

PROPOSAL 6 – APPROVE THE COMPANY’S 2025 EMPLOYEE STOCK PURCHASE PLAN

Shares Available for Awards

The maximum number of shares of Common Stock which will be authorized for sale under the ESPP is 1,000,000 shares of Common Stock, subject to the adjustment provisions contained in the ESPP. The shares reserved for issuance under the ESPP may be authorized and unissued shares, treasury shares and/or shares purchased on the open market.

Eligibility

Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our designated subsidiaries on the first trading day of the offering period, or the enrollment date. The ESPP administrator may provide that our employees (and, if applicable, any employees of our subsidiaries) who are highly compensated employees, have been employed less than two years, customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week may not be eligible to participate in the ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be permitted to participate in the ESPP.

As of March 3, 2025, we had approximately 4,878 employees who were eligible to participate in the ESPP.

Participation

Employees will enroll under the ESPP by completing a subscription agreement permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation (or such other maximum percentage as may be designated by the ESPP administrator). Such payroll deductions shall be expressed as a whole number percentage, and the accumulated deductions will be applied to the purchase of shares of Common Stock on each purchase date.

Offering

Under the ESPP, participants are offered the option to purchase shares of Common Stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering period be longer than 27 months in length. The offering periods are each comprised of one or more equal length or shorter purchase periods.

The option purchase price will be the lower of 85% of the closing trading price per share of our Common Stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date. Our closing trading price of our Common Stock as of March 3, 2025 was $123.95.

Under the Section 423 Component, participants may not purchase shares of our Common Stock at a rate which exceeds $25,000 of fair market value of our stock (determined at the time the option to purchase shares under the ESPP is granted) for each calendar year in which the option is outstanding (as determined in accordance with Section 423 of the Internal Revenue Code).

Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above. Participation will end automatically upon a participant’s termination of employment.

A participant may withdraw all of his or her payroll deductions credited to his or her account that have not yet been used to purchase shares of Common Stock at any time by giving written notice to the Company no later than 15 days prior to the end of the offering period or, if earlier, the end of the purchase period. Upon withdrawal, the participant will

2025 Proxy Statement	85

PROPOSAL 6 – APPROVE THE COMPANY’S 2025 EMPLOYEE STOCK PURCHASE PLAN

receive a refund of the participant’s account balance in cash without interest (except as may be required by applicable local laws). A participant may also decrease or increase his or her payroll deduction authorization once during any offering period. In addition, if a participant wants to increase or decrease the rate of payroll deductions, he or she may do so effective for the next offering period by submitting a new subscription agreement before the offering period for which such change is to be effective.

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Adjustments

In the event of certain transactions or events affecting the shares of our Common Stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights if the ESPP administrator determines it is appropriate to prevent dilution or enlargement of rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the plan administrator may provide for (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.

Amendment and Termination

The administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be needed to either (i) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the ESPP (other than an adjustment that is permitted under the ESPP) or (ii) change the corporations or classes of corporations whose employees may be granted rights under the ESPP.

Material United States Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. As such, tax consequences for employees participating in the Non-Section 423 Component of the ESPP are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares.

Upon such a sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income. The amount of such ordinary income recognized by the participant will be added to the participant’s basis in the shares for purposes of determining capital gain or loss upon the sale or disposition of the shares by the participant.

86	2025 Proxy Statement

PROPOSAL 6 – APPROVE THE COMPANY’S 2025 EMPLOYEE STOCK PURCHASE PLAN

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. The amount of such ordinary income recognized by the participant will be added to the participant’s basis in the shares for purposes of determining capital gain or loss upon the sale or disposition of the shares by the participant. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company generally will not be entitled to a tax deduction with respect to the shares purchased under the Section 423 Component of the ESPP, unless the participant disposes the shares before the expiration of the holding periods described above, in which case the Company will be entitled to a tax deduction equal to the corresponding amount of ordinary income recognized by the participant.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our Common Stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of Common Stock have been issued under the ESPP as it is not yet effective.

Board’s Recommendation

The Board unanimously recommends that the Company’s stockholders vote “FOR” the approval of the 2025 Employee Stock Purchase Plan.

2025 Proxy Statement	87

AUDIT COMMITTEE REPORT

Committee Purpose and Evaluation. The principal purposes of the Audit Committee are, on behalf of the Board, to (i) oversee (a) the quality and integrity of the financial statements of the Company; (b) the Company’s financial reporting processes and financial statement audits; (c) the independent registered public accounting firm’s qualifications, independence, and performance; (d) the performance of the Company’s internal audit function; (e) the Company’s system of internal controls over financial reporting, accounting, legal and regulatory compliance, and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on the financial statements; and (f) the systems of disclosure controls and procedures; (ii) foster open communications among the independent registered public accounting firm and senior management, internal audit and the Board; and (iii) encourage continuous improvement and foster adherence to the Company’s policies, procedures and practices at all levels. The role and responsibilities of the Audit Committee are fully set forth in the Audit Committee’s written charter, which was approved by the Board and is available on the Company’s website at www.vistracorp.com/corporate-governance. In its annual self-evaluation, the Audit Committee reviews and assesses how effectively it fulfilled these purposes over the prior year and identifies areas for improvement.

2025 Committee Engagement. In addition to the matters discussed below, the Audit Committee engages proactively with Deloitte and management as needed to understand the status and strategy of the Company’s audit and to discuss new accounting standards or potentially significant events that may impact the Company’s financial reporting and internal controls.

Committee Composition. The Audit Committee consists of Company directors who satisfy the requirements of independence, financial literacy and other qualifications under applicable law and regulations of the SEC and the NYSE and is chaired by J. R. Sult. The Board annually reviews these standards and has determined that each of the members of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules. Each of the members of the Audit Committee is also independent as defined by the rules of the NYSE. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

Required Communications with Deloitte. The Audit Committee has discussed with Deloitte, the independent registered public accounting firm for the Company, the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards, as well as the critical audit matters identified during the 2024 audit. The Audit Committee has received the written disclosures and letter from Deloitte, as required by the PCAOB, regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee has received reports from Deloitte and Company management relating to services provided by Deloitte and associated fees. In this regard, the Audit Committee has considered whether or not the provision of non-audit services by Deloitte for the year 2024 is compatible with maintaining the independence of the firm. In furtherance of the objective of assuring Deloitte’s independence, the Audit Committee has adopted a policy relating to the engagement of the Company’s independent registered public accounting firm, as described on page 91 of this Proxy Statement.

Committee Oversight and Assessment of Deloitte. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: the quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence; and the potential impact of changing the independent registered public accounting firm. Additionally, the Audit Committee has reviewed the audit and non-audit fees that the Company has paid to the independent registered public accounting firm to consider whether the nature and relative value of those fees are compatible with maintaining the firm’s independence. Based on this evaluation, the Audit Committee has retained Deloitte as our independent registered public accounting firm for 2025. The Audit Committee and its Chair are directly involved in and approve the selection of the lead partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. Pursuant to the requirements, the lead partner will be required to rotate following the completion of the 2025 audit. The process for selecting the Company’s lead audit partner will involve Company management and the Audit Committee Chair interviewing the candidates presented by our independent auditor, with consultation by the full Audit Committee for the final selection of the lead audit partner. We anticipate identifying the successor lead partner in early 2025.

88	2025 Proxy Statement

AUDIT COMMITTEE REPORT

Committee Oversight of Financial Statements. The Audit Committee reviewed and discussed with Company management and Deloitte the audited consolidated financial statements of the Company for 2024 and the audit of internal controls over financial reporting. In conformance with PCAOB rules, the Audit Committee reviewed and discussed with Deloitte two critical audit matters (CAMs) arising from the current period audit of the Company’s consolidated financial statements. CAMs are defined as any matter arising from the audit of the consolidated financial statements that was communicated or required to be communicated to the Audit Committee and that 1) relate to accounts or disclosures that are material to the consolidated financial statements and 2) involve especially challenging, subjective, or complex audit judgment. The Audit Committee concurred with Deloitte’s assessment and identification of the CAMs contained in its Audit Report included within the Company’s 2024 Annual Report on Form 10-K. The Audit Committee also discussed with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and SEC concerning the quality of the Company’s accounting principles as applied in our consolidated financial statements. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Recommendation. Based on the review and discussions above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Stockholder comments to the Audit Committee are welcomed and should be addressed to the Corporate Secretary of the Company at the Company’s offices.

This report is submitted by the members of the Audit Committee as of March 19, 2025.

Audit Committee

John R. (J. R.) Sult, Chair

Arcilia C. Acosta

Paul M. Barbas

2025 Proxy Statement	89

AUDIT COMMITTEE REPORT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRINCIPAL ACCOUNTANT FEES

The following table sets forth information regarding fees for professional services rendered by the Company’s current independent registered public accounting firm, Deloitte, in the years ended December 31, 2024 and 2023:

	Year
	2024	2023
Audit Fees. Fees for professional services necessary to perform the annual audit, review SEC filings, fulfill statutory requirements, provide comfort letters and consents	$12,772,000	$9,822,000
Audit-Related Fees. Fees for assurance and related services, including due diligence and other services related to acquisitions, accounting consultations in connection with acquisitions and divestitures, attestation services that are not required by statute or regulation, review of greenhouse gas emissions data, and consultation concerning financial accounting and reporting standards	170,000	372,000
Tax Fees.	—	—
All Other Fees. License fees for accounting research software products, fees for seminars and services including process improvement reviews, forensic accounting reviews, litigation assistance, and training services	61,000	2,000

Total	$13,003,000	$10,196,000

Fees for 2024 increased primarily due to additional procedures performed associated with the acquisition of Energy Harbor. All of the fees and services described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved under the Audit Committee’s pre-approval policy and pursuant to the applicable SEC rules and regulations, described further below. None of the services described above were provided pursuant to the de minimis exception provided for in applicable SEC rules and regulations.

90	2025 Proxy Statement

PROPOSAL 7 – RATIFICATION OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee has selected the firm of Deloitte to act as independent registered public accounting firm for the Company for fiscal year 2025 to audit the consolidated financial statements of the Company and the effectiveness of internal controls over financial reporting and to make a report thereon to the stockholders. The Audit Committee and the Board believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm for the 2025 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its selection but may still decide to retain Deloitte. Even if the stockholders ratify Deloitte’s appointment, the Audit Committee may choose to select another auditor if it determines it to be in the best interests of the Company and its stockholders. Representatives of Deloitte are expected to be present at the 2025 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The persons named in the proxy will, unless otherwise instructed thereon, vote your shares in favor of the following resolution, which will be submitted to the stockholders for ratification at the 2025 Annual Meeting:

RESOLVED, that the appointment of the firm of Deloitte, independent registered public accounting firm, to audit the consolidated financial statements of the Company and the effectiveness of internal controls over financial reporting for fiscal year 2025, to make a report thereon, and to perform other services, be, and hereby is, ratified.

The firm of Deloitte, independent registered public accounting firm, has been the independent registered public accounting firm for the Company since 2016, and also served as the independent accounting firm for the Predecessor prior to the Predecessor’s emergence from bankruptcy in 2016.

The Audit Committee has adopted a policy relating to the engagement of the Company’s independent registered public accounting firm. The policy provides that in addition to the audit of the Company’s consolidated financial statements and effectiveness of internal controls over financial reporting, related quarterly reviews and other audit services, and providing services necessary to complete SEC filings, the Company’s independent registered public accounting firm may be engaged to provide non-audit services as described herein. Prior to engagement, all services to be rendered by the independent registered public accounting firm must be authorized by the Audit Committee in accordance with pre-approval procedures that are defined in the policy. The pre-approval procedures require (i) the annual review and pre-approval by the Audit Committee of all anticipated audit and non-audit services; and (ii) the quarterly pre-approval by the Audit Committee of services, if any, not previously approved and the review of the status of previously approved services. The Audit Committee may also approve certain ongoing non-audit services not previously approved in the limited circumstances provided for in applicable SEC rules. The Audit Committee may delegate to the Audit Committee Chair the authority to grant such pre-approvals. All services performed by the independent registered public accounting firm for the Company and our subsidiaries in 2024 were pre-approved by the Audit Committee in accordance with these procedures.

The policy defines those non-audit services that the Company’s independent registered public accounting firm may also be engaged to provide as follows: (i) audit-related services (e.g., due diligence, accounting consultations and audits related to mergers, acquisitions and divestitures; employee benefit plan audits; accounting and financial reporting standards consultation; internal control reviews); (ii) tax related services (e.g., tax compliance; general tax consultation and planning; tax advice related to mergers, acquisitions, and divestitures); and (iii) other services (e.g., process improvement, review and assurance; litigation; general research; forensic and investigative services; training services). The policy prohibits the engagement of the Company’s independent registered public accounting firm to provide: (a) bookkeeping or other services related to the accounting records or financial statements of the Company; (b) financial information systems design and implementation services; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management or human resource functions; (g) broker-dealer, investment advisor, or investment banking services; (h) legal and expert services unrelated to the audit; and (i) any other service that the PCAOB determines, by regulation, to be impermissible. In addition, the policy prohibits the Company’s independent registered public accounting firm from providing tax or financial planning advice to any officer of the Company.

Ongoing compliance with the Audit Committee’s policy relating to the engagement of Deloitte is monitored on behalf of the Audit Committee by the Company’s CFO. Reports from Deloitte and the CFO describing the services provided by the firm and fees for such services are provided to the Audit Committee no less often than quarterly.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

2025 Proxy Statement	91

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

GENERAL INFORMATION

Why am I receiving these materials?

The Board of the Company has made these materials available to you over the Internet, or has delivered these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2025 Annual Meeting. The 2025 Annual Meeting is scheduled to be held virtually on Wednesday, April 30, 2025 at 9:00 a.m. (CT). You will need the control number provided on your proxy card or voting information form to vote or attend the meeting. This solicitation is for proxies for use at the 2025 Annual Meeting or at any reconvened meeting after an adjournment or postponement of the 2025 Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 19, 2025, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What is included with these materials?

These materials are first being mailed or made available to stockholders on or about March 19, 2025, and include the notice, Proxy Statement, and our Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2024. If you received printed versions of these materials, a proxy card or voting instruction form (if applicable) for the 2025 Annual Meeting is also included.

What items will be voted on at the 2025 Annual Meeting?

1.	A proposal to elect the 11 directors named in this Proxy Statement to serve on the Board until the 2026 Annual Meeting;

2.	A proposal to approve, on a non-binding advisory basis, the 2024 compensation of the Company’s Named Executive Officers;

3.	A proposal to approve an amendment to the Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware Law;

4.

A proposal to approve an amendment to the Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the Company;

5.	A proposal to approve an amendment to the Restated Certificate of Incorporation to remove supermajority voting standards;

6.	A proposal to approve the Company’s 2025 Employee Stock Purchase Plan; and

7.	A proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

92	2025 Proxy Statement

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

What are the Board’s voting recommendations?

The persons named as proxies were designated by the Board. Any proxy given pursuant to this solicitation and received prior to the 2025 Annual Meeting will be voted as specified in the proxy card. If you return a properly executed proxy card but do not mark any voting selections, then your proxy will be voted as follows in accordance with the recommendations of the Board:

Board Recommendation
Proposal 1: To elect the 11 Directors named in this Proxy Statement to serve on the Board until the 2026 Annual Meeting	✓ For
Proposal 2: To approve, on a non-binding advisory basis, the 2024 Compensation of our Named Executive Officers	✓ For
Proposal 3: To approve an amendment to the Company’s Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware Law	✓ For

Proposal 4: To approve an amendment to the Company’s Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the Company

✓ For
Proposal 5: To approve an amendment to the Company’s Restated Certificate of Incorporation to remove supermajority voting standards	✓ For
Proposal 6: To approve the Company’s 2025 Employee Stock Purchase Plan	✓ For
Proposal 7: To ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2025	✓ For

Why did I only receive one set of materials when there is more than one stockholder at my address?

If two or more stockholders share one address, only one copy of our Annual Report or Proxy Statement will be delivered unless one or more of the stockholders provides contrary instructions. Stockholders who do not receive a separate copy of our Annual Report or Proxy Statement and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report or Proxy Statement via the Internet, e-mail or telephone as outlined in the “Requesting Copies of Materials” section on page 8. Stockholders who share an address and receive multiple copies of our Annual Report or Proxy Statement may also request to receive a single copy by following the instructions above.

What is the quorum requirement for the 2025 Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock, entitled to vote shall constitute a quorum necessary to transact business at the 2025 Annual Meeting.

What is the record date?

The close of business on March 3, 2025 has been fixed as the time as of which stockholders entitled to notice of, and to vote with respect to, the 2025 Annual Meeting and any adjournments or postponements thereof shall be determined. At such date, there were outstanding and entitled to vote 340,157,073 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders at the 2025 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

•

Stockholder of Record. If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC (which may be referred to as “Equiniti” in the materials you receive), you are considered the stockholder of record with respect to those shares, and the Proxy Statement, Annual Report and proxy card were sent directly to you by us.

2025 Proxy Statement	93

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by that organization with copies of the Proxy Statement and Annual Report. The organization holding your account is considered the stockholder of record for purposes of voting at the 2025 Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Where is the 2025 Annual Meeting?

As permitted by Delaware law and the Company’s Bylaws, the 2025 Annual Meeting will be held solely as a virtual meeting via the Internet. You must register in advance at www.proxydocs.com/VST to receive a unique link to gain access to attend the 2025 Annual Meeting.

What do I need to attend the 2025 Annual Meeting?

In order to attend the 2025 Annual Meeting, you must register in advance at www.proxydocs.com/VST prior to the deadline of April 25, 2025 at 5:00 p.m. (ET). The Control Number provided on your voting information form or proxy card is necessary to register in advance for the 2025 Annual Meeting. You will not be able to attend the 2025 Annual Meeting unless you register in advance by the deadline. Upon completing registration, you will immediately receive a confirmation e-mail, which will contain further instructions about when you will receive a unique link to allow you access to the 2025 Annual Meeting and instructions for submitting questions in advance of the meeting. Approximately one hour prior to the meeting start time, all pre-registered stockholders will receive an e-mail containing a unique URL link to allow them access to the meeting—as well as a link giving them the ability to vote during the meeting. Please be sure to review and follow the instructions found on your proxy card and/or voting instruction form, as well as the instructions that will be delivered to you via e-mail after you register.

If I am a stockholder of record of Vistra’s shares, how do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to: www.proxypush.com/VST, where you may submit a proxy by Internet 24 hours a day, 7 days a week. To be valid, your proxy must be received by the 2025 Annual Meeting.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call the number listed on your proxy card any time on a touch-tone telephone. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple prompts and instructions provided by the recorded message. To be valid, your proxy must be received by the 2025 Annual Meeting.

•

By Submitting a Proxy by Mail. If you choose to submit your proxy by mail, simply mark your proxy, date and sign it and return it in the postage-paid envelope provided. To be valid, your proxy must be received by the 2025 Annual Meeting.

•

During the Annual Meeting. To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/VST. Upon completing your registration, you will receive further instructions via e-mail, including your unique link that will allow you to access the 2025 Annual Meeting and to submit questions prior to the 2025 Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via e-mail. Stockholders will be able to log into the 2025 Annual Meeting platform beginning at 8:45 a.m. (CT) on April 30, 2025 pursuant to the unique access instructions they receive following their advance registration at www.proxydocs.com/VST.

The Control Number provided on your voting information form or proxy card is necessary to vote. Please review the materials provided to you and vote as soon as possible.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, please refer to the proxy card or voting information form forwarded to you by your broker or other nominee to see what voting options are available to you. Please review the materials provided to you and vote as soon as possible.

94	2025 Proxy Statement

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

How may I submit questions at the 2025 Annual Meeting?

We are committed to ensuring that our stockholders have similar opportunities to participate in our virtual 2025 Annual Meeting as they would at an in-person meeting. To submit questions at the 2025 Annual Meeting, you must first register in advance at www.proxydocs.com/VST prior to the deadline of April 25, 2025 at 5:00 p.m. (ET). Upon completing your registration, you will receive further instructions via e-mail, including your unique links that will allow you access to the meeting and will also permit you to submit questions. The Control Number provided on your voting information form or proxy card is necessary to access the virtual meeting site. All questions must be submitted in advance of the meeting by April 25, 2025 at 5:00 p.m. (ET). In order to ensure an efficient and organized meeting, stockholders will not be permitted to ask additional questions at the meeting.

Appropriate, pre-submitted questions related to the business of the 2025 Annual Meeting (the proposals being voted upon) will be answered during the 2025 Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the 2025 Annual Meeting due to time constraints will be posted and answered on the Investor Relations section of our website as soon as practical after the 2025 Annual Meeting. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized and answered are found in the rules of conduct for the 2025 Annual Meeting, which will be available at www.proxydocs.com/VST.

What if during the check-in time or during the 2025 Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the 2025 Annual Meeting login page and included in the meeting access e-mail. Registration support is also available by directing your question(s) to the e-mail address displayed on the registration page.

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•

if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on Proposals 1, 2, 3, 4, 5, 6 and 7 in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2025 Annual Meeting.

Beneficial Owner of Shares Held in Street Name; “Broker Non-Votes.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the NYSE, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, as determined by the stock exchange. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Please note that brokers may not vote your shares on the election of directors or the proposal regarding Named Executive Officer compensation, the amendments to the Charter, or the approval of the Company’s ESPP (Proposals 1, 2, 3, 4, 5 and 6) in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted.

2025 Proxy Statement	95

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

Which ballot measures are anticipated to be considered “routine” or “non-routine”?

The following chart indicates which matters we believe will be considered routine and non-routine, respectively.

Routine	• Proposal 7 (Ratification of Appointment of Independent Registered Public Accounting Firm)
Non-Routine

•  Proposal 1 (Election of Directors)

•  Proposal 2 (Advisory Vote on 2024 Compensation of our Named Executive Officers)

•  Proposal 3 (Amendment of the Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law)

•  Proposal 4 (Amendment of the Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the company)

•  Proposal 5 (Amendment of the Restated Certificate of Incorporation to remove supermajority voting standards)

•  Proposal 6 (Approval of the Company’s 2025 Employee Stock Purchase Plan)

A broker will be able to vote “FOR” Proposal 7 in the absence of your voting instructions if you beneficially own your shares in street name. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

96	2025 Proxy Statement

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

What are the voting requirements for each proposal, and how will abstentions and broker non-votes be treated?

For the purpose of determining whether a quorum is present, abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person or by proxy for each matter. The following table sets forth the voting requirement with respect to each of the proposals, including the treatment of abstentions and broker non-votes:

Proposal	Vote Required	Effect of Broker Non-Votes	Effect of Abstentions

Election of the 11 Directors named in the Proxy Statement to serve on the Board until the 2026 Annual Meeting	Nominees will be elected if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election. In a contested election, nominees shall be elected by a plurality of the votes cast, which means that nominees who receive the most FOR votes among votes properly cast in person or by proxy will be elected.	No effect. Brokers have no discretion to vote	Abstentions have no effect

Advisory Vote on our 2024 Named Executive Officer Compensation	Affirmative vote of at least a majority of the voting power represented in person or by proxy at the meeting and entitled to vote thereon	No effect. Brokers have no discretion to vote	Abstentions have the same effect as a vote “Against”

Approval of Exculpation Amendment*	Affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon	Broker non-votes have the same effect as a vote “Against”	Abstentions have the same effect as a vote “Against”

Approval of Corporate Opportunity Amendment	Affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon	Broker non-votes have the same effect as a vote “Against”	Abstentions have the same effect as a vote “Against”

Approval of the Supermajority Amendment	Affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon.	Broker non-votes have the same effect as a vote “Against”	Abstentions have the same effect as a vote “Against”

Approval of the Company’s 2025 ESPP	Affirmative vote of at least a majority of the voting power represented in person or by proxy at the meeting and entitled to vote thereon	No effect. Brokers have no discretion to vote	Abstentions have the same effect as a vote “Against”

Ratification of Independent Registered Public Accounting Firm for 2025	Affirmative vote of at least a majority of the voting power represented in person or by proxy at the meeting and entitled to vote thereon	Brokers have discretion to vote	Abstentions have the same effect as a vote “Against”

*

Although the officer exculpation clause could have been approved by a majority voting threshold, including if the clause had been introduced in a standalone article, the Company is requesting approval pursuant to the higher 66 2/3% supermajority voting standard.

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke your proxy, substitute a new proxy, or change your vote by:

•	Submitting in a timely manner a new proxy through the Internet or by telephone that is received by the 2025 Annual Meeting;

•	Requesting, executing and mailing a later-dated proxy card that is received by the 2025 Annual Meeting;

•	Sending written notice of revocation to our Corporate Secretary at the address provided below (which must be received by 5:00 p.m. (ET), on April 25, 2025); or

•	Voting during the virtual Annual Meeting.

2025 Proxy Statement	97

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Vistra or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a proxy solicitation.

Who will count votes at the 2025 Annual Meeting?

We have retained BetaNXT to provide hosting services related to the annual meeting and assist as master tabulator and inspector of election.

Who is paying the cost of this proxy solicitation?

We will bear the cost of soliciting proxies. Proxies may be solicited by mail or facsimile, or by our directors, officers or employees, without extra compensation, in person or by telephone. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies in connection with the 2025 Annual Meeting. The Company will pay the firm customary fees, expected to be no more than $11,500, plus reasonable out-of-pocket expenses. In addition, if requested, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our Common Stock.

What if I have questions about the proposals?

Questions concerning the proposals to be acted upon at the 2025 Annual Meeting should be directed to:

Vistra Corp.

Attention: Corporate Secretary

6555 Sierra Drive

Irving, Texas 75039

How can I find out if I am a stockholder of record entitled to vote?

For at least 10 days before the 2025 Annual Meeting, a complete list of stockholders of record entitled to vote at the 2025 Annual Meeting will be available during ordinary business hours at our principal executive office, 6555 Sierra Drive, Irving, Texas 75039, for inspection by stockholders of record for proper purposes.

Where can I find the voting results of the 2025 Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K that will be filed with the SEC (www.sec.gov) and made available on our website at www.vistracorp.com within four business days following the 2025 Annual Meeting.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Rule 14a-8 Stockholder Proposals. If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2026 Annual Meeting, under the rules of the SEC, the proposal must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 on or before the close of business on November 19, 2025 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders). The submission of a stockholder proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

98	2025 Proxy Statement

QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

Advance Notice Stockholder Proposals or Nominations. The Company’s Bylaws require advance notice for any business to be brought before a meeting of stockholders outside of the Rule 14a-8 process. For such business, including director nominations, to be properly brought before the 2026 Annual Meeting by a stockholder, written notice of the stockholder proposal must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 between close of business on December 31, 2025 (the 120th day before the one-year anniversary date of the 2025 Annual Meeting) and close of business on January 30, 2026 (the 90th day before the one-year anniversary date of the 2025 Annual Meeting). The stockholder’s notice to the Corporate Secretary must provide certain information and satisfy other requirements set out in the Company’s Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder nominating such director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company at 6555 Sierra Drive, Irving, Texas 75039 no later than March 1, 2026 (60 calendar days prior to the one-year anniversary date of the 2025 Annual Meeting).

Proxy Access Stockholder Right. Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who have held at least 3% of the voting power of our capital stock entitled to vote in the election of directors (and must continue to hold such stock through the date of the annual meeting) continuously for at least 3 years to nominate and include in our proxy materials director nominees, constituting up to two individuals or 20% of our Board, whichever is greater, if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. With respect to nominations submitted by a stockholder for inclusion in our proxy materials for our 2026 Annual Meeting, timely notice of a proxy access nomination must be received by us in accordance with our Bylaws no earlier than the close of business on October 20, 2025 (the 150th day before the one-year anniversary date of the release of these proxy materials to stockholders) and no later than the close of business on November 19, 2025 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders), unless the date of our 2026 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2025 Annual Meeting, in which case notice by the stockholder to be timely must be delivered by: (1) not earlier than the close of business on the 150th day prior to the 2026 Annual Meeting and (2) not later than the close of business on the later of (i) the 120th day prior to the 2026 Annual Meeting or (ii) the 10th day following the date of the first public announcement by the Company of the date of the 2026 Annual Meeting. Such notice must contain the information required by our Bylaws.

Other than as stated herein, the Board does not intend to bring any business before the 2025 Annual Meeting and it has not been informed of any matters that may be presented to the 2025 Annual Meeting by others. However, if any other matters properly come before the 2025 Annual Meeting, it is the intent of the Board that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment in such matters.

This Proxy Statement and our 2024 Annual Report to stockholders are available on the Company’s website at www.vistracorp.com.

By Order of the Board of Directors

Yuki Whitmire
Vice President, Associate General Counsel, and Corporate Secretary

Dated: March 19, 2025

Whether or not you will be able to attend the meeting,

please vote your shares promptly.

2025 Proxy Statement	99

ANNEX A

VISTRA CORP. – NON-GAAP RECONCILIATIONS

We report our financial results in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. We use these non-GAAP financial measures as measures of performance and liquidity, respectively, and Vistra’s management and Board of Directors have found these measures informative to evaluate trends in our underlying performance. We use the following non-GAAP financial measures in this Proxy Statement:

•

“Adjusted EBITDA” refers to earnings (net income) before interest expense, income taxes, depreciation and amortization (EBITDA), as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases. Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA.

•

“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) refers to cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and believes it is a useful metric to assess current performance in the period and that analysis of capital available to allocate for debt service, growth and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth.

Set forth below are reconciliations of the non-GAAP financial measures referenced in this Proxy Statement to the most directly comparable financial measures calculated and presented in accordance with GAAP:

2025 Proxy Statement	Annex A-1

VISTRA CORP.

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated

Net income (loss)	$1,216	$2,133	$902	$471	$(1,794)	$2,928	$(116)	$2,812

Income tax expense	—	—	—	—	655	655	—	655

Interest expense and related charges (a)	54	(46)	(9)	(1)	898	896	4	900

Depreciation and amortization (b)	114	686	1,278	86	66	2,230	—	2,230
EBITDA	1,384	2,773	2,171	556	(175)	6,709	(112)	6,597

Unrealized net (gain) loss resulting from hedging transactions	52	(790)	(76)	(332)	—	(1,146)	(9)	(1,155)

Purchase accounting impacts	—	1	(12)	—	(14)	(25)	—	(25)

Impacts of Tax Receivable Agreement (c)	—	—	—	—	(5)	(5)	—	(5)

Non-cash compensation expenses	—	—	—	—	100	100	—	100

Transition and merger expenses	2	1	22	—	111	136	—	136

Decommissioning-related activities (d)	—	26	(91)	2	—	(63)	—	(63)

ERP system implementation expenses	8	7	5	1	—	21	2	23

Other, net	17	14	(2)	11	(111)	(71)	2	(69)
Adjusted EBITDA	$1,463	$2,032	$2,017	$238	$(94)	$5,656	$(117)	$5,539

Note:	Texas and East segments include nuclear PTC revenue estimate of $281 million and $264 million, respectively.
(a)	Includes $53 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $105 million and $282 million, respectively, in the Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of TRA Rights in the year ending December 31, 2024.
(d)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Annex A-2	2025 Proxy Statement

VISTRA CORP.

NON-GAAP RECONCILIATIONS – ADJUSTED FREE CASH FLOW BEFORE GROWTH

FOR THE YEAR ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated

Adjusted EBITDA	$5,656	$(117)	$5,539

Interest paid, net (a)	(939)	—	(939)

Taxes paid	(56)	—	(56)

Change in working capital, margin deposits, and accrued environmental allowance obligations	1,048	—	1,048

Reclamation and remediation expenditures	(39)	(49)	(88)

ERP implementation expenditures	(53)	—	(53)

Transition and merger expenses	(155)	(1)	(156)

Other changes in other operating assets and liabilities	(757)	25	(732)
Cash provided by (used in) operating activities	$4,705	$(142)	$4,563

Capital expenditures for maintenance including net nuclear fuel purchases and LTSA prepayments (b)	(1,092)	—	(1,092)

Proceeds from sale of transferable investment tax credits	150	—	150

Change in working capital, margin deposits, and accrued environmental allowance obligations	(1,048)	—	(1,048)

Transition and merger expenditures	155	1	156

ERP implementation expenditures	53	—	53

Other net investing activities (c)	(35)	—	(35)
Adjusted free cash flow before growth	$2,888	$(141)	$2,747

(a)	Net of interest received.
(b)	Excludes $800 million of capital expenditures related to growth and development.
(c)	Includes net contributions to nuclear decommissioning trusts and other.

2025 Proxy Statement	Annex A-3

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VISTRA ~~ENERGY~~ CORP.

(a Delaware corporation)

(originally incorporated on October 3, 2016

under the name TCEH Corp.)

ARTICLE I

NAME

The name of the corporation is Vistra ~~Energy~~ Corp. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is ~~1675 South State St., STE B~~108 Lakeland Ave., in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 1,900,000,000, of which 1,800,000,000 shall be designated as Common Stock, par value $.01 per share (the “Common Stock”), and 100,000,000 shall be designated as Preferred Stock, par value $.01 per share (the “Preferred Stock”). For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Corporation shall not issue nonvoting equity securities; provided, however, that the foregoing restriction (i) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors, and shall share equally on a per share basis in all such dividends.

2025 Proxy Statement	A-1

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the Corporation with any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series, which may be by distinguishing number, letter or title;

(ii) the dividend rate (or method of determining such rate) on the shares of such series, if any; whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple, fractional or no votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion rights, and, if so, the terms and conditions of such rights, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the restrictions, if any, on the issuance of the same series or of any other class or series;

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(ix) any other relative rights, powers, preferences and qualifications, limitations or restrictions of such series.

Unless otherwise provided in the resolution or resolutions providing for the issuance of such series of Preferred Stock, shares of Preferred Stock, regardless of series, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series of Preferred Stock, and the Corporation shall have the right to reissue such shares.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock

A-2	2025 Proxy Statement

may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Term; Removal.

(a) Other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) (the “Preferred Stock Directors”)), commencing with the 2020 annual meeting of stockholders, directors shall be elected to hold office for a term expiring on the date of the next annual meeting of stockholders following their election and until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

(b) Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next annual meeting and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. A director may resign at any time upon notice to the Corporation as provided in the Corporation’s Bylaws. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(c) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, and only by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(d) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Subject to the provisions of the DGCL and to any limitations in this Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2025 Proxy Statement	A-3

Section 5.4 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation: (a) may be called at any time by the Board of Directors; and (b) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more stockholders of record that (i) at the time a request is delivered, hold shares representing at least a majority of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws of the Corporation. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

~~CORPORATE OPPORTUNITIES~~

~~Section 8.1~~

~~(a) In recognition and anticipation that (1) certain directors, principals, officers, employees and/or other representatives of Apollo Management Holdings L.P. (“Apollo”), Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (“Brookfield”) and Oaktree Capital Management, L.P. (“Oaktree”) and their respective Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, and (2) Apollo, Brookfield and Oaktree and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve Apollo, Brookfield and Oaktree or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.~~

~~(b) None of Apollo, Brookfield or Oaktree or any of their respective Affiliates shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, none of Apollo,~~

A-4	2025 Proxy Statement

~~Brookfield and Oaktree or any of their respective Affiliates shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary or other duty by reason of the fact that Apollo, Brookfield or Oaktree or any of their respective Affiliates engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for Apollo, Brookfield or Oaktree or any of their respective Affiliates and the Corporation or any of its Affiliates, except as provided in clause (c) of this Section 8.1. Subject to said clause (c) of this Section 8.1, in the event that Apollo, Brookfield or Oaktree or any of their respective Affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, Apollo, Brookfield and Oaktree and their respective Affiliates shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that Apollo, Brookfield or Oaktree or any of their respective Affiliates pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.~~

~~(c) The Corporation does not renounce its interest in any corporate opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of clause (b) of this Section 8.1 shall not apply to any such corporate opportunity.~~

~~(d) In addition to and notwithstanding the foregoing provisions of this Article VIII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its Affiliates if it is a business opportunity that (1) the Corporation and its Affiliates are neither financially or legally able, nor contractually permitted to undertake, (2) from its nature, is not in the line of the Corporation’s or its Affiliates’ business or is of no practical advantage to the Corporation or its Affiliates or (3) is one in which the Corporation and its Affiliates have no interest or reasonable expectancy.~~

~~(e) The following terms is used in this Section 8.1 shall have the meanings ascribed to them in this clause (e): (1) “Affiliate” shall mean (i) in respect of each of Apollo, Brookfield and Oaktree, any Person that, directly or indirectly, is controlled by Apollo, Brookfield or Oaktree, as applicable, controls such entity or is under common control with such entity, or is an investment fund, fund or account that is advised, managed, or controlled by any of the foregoing, and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), and (ii) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (2) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.~~

~~(f) Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any vote of the Board of Directors required by this Certificate of Incorporation or the DGCL, until the last to occur of (i) each of Apollo, Brookfield and Oaktree and their respective Affiliates cease to beneficially own (as shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) shares of Common Stock representing at least five percent (5%) of the votes entitled to be cast by the then-outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation (or any class thereof) at any annual or special meeting of stockholders, or (ii) no director is serving on the Board of Directors pursuant to the right of Apollo, Brookfield or Oaktree to nominate such director for election to the Board of Directors in accordance with the Corporation’s Bylaws and pursuant to each such party’s respective Stockholder Agreement, dated as of October 3, 2016 by and between the Corporation and such party (together with subparagraph (i), the “Operative Date”), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with, any provision of this Article VIII. Neither the amendment, alteration or repeal of this Article VIII nor the adoption of any provision inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, alteration, repeal or adoption.~~

~~(g) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.~~

2025 Proxy Statement	A-5

~~ARTICLE IX~~

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation hereby expressly states that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

ARTICLE ~~X~~ IX

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE ~~XI~~ X

AMENDMENT

Section ~~11.1~~10.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation; provided, that except as otherwise provided in this Certificate of Incorporation and in addition to any requirements of law, to the extent any amendment, alteration, change or repeal of any provision contained in this Certificate of Incorporation is subject to the affirmative vote of the stockholders pursuant to Section 242 of the DGCL, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to so adopt, amend or repeal such provision~~; provided, however, that except as otherwise provided in this Certificate of Incorporation and in addition to any requirements of law, the affirmative vote of at least 662/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal, or adopt any provision inconsistent with this Article XI and Article XII of this Certificate of Incorporation; provided, further, however, as provided in Section 8.1(f) of this Certificate of Incorporation, until the occurrence of the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with, any provision of Article VIII.~~.

Section ~~11.2~~10.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Except as otherwise provided in this Certificate of Incorporation or the Bylaws of the Corporation, and in addition to any requirements of law, the affirmative vote of ~~at least 662/3%~~a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision ~~inconsistent with Article VI and Article X~~ of the Bylaws of the Corporation.

ARTICLE ~~XII~~XI

LIABILITY OF DIRECTORS AND OFFICERS

Section ~~12.1~~11.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director~~.~~ or officer. For purposes of this Section 11.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

Section ~~12.2~~11.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article ~~XII~~XI that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

A-6	2025 Proxy Statement

ARTICLE ~~XIII~~ XII

FORUM FOR ADJUDICATION OF DISPUTES

Section ~~13.1~~12.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring internal corporate claims (as defined below) shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). For purposes of this Article ~~XIII~~XII, internal corporate claims means claims, including claims in the right of the Corporation (or so-called derivative claims): (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery. If any action the subject matter of which is within the scope of this Article ~~XIII~~XII is filed in a court other than a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) (a “Foreign Action”) by any stockholder (including any beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article ~~XIII~~XII, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section ~~13.2~~12.2 Enforceability. If any provision of this Article ~~XIII~~XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article ~~XIII~~XII (including, without limitation, each portion of any sentence of this Article ~~XIII~~XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

The remainder of this page has been intentionally left blank

2025 Proxy Statement	A-7

APPENDIX B

2025 EMPLOYEE STOCK PURCHASE PLAN

VISTRA CORP.

2025 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Social Responsibility & Compensation Committee of the Board, unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3 “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2025 Proxy Statement	B-1

2.6 “Common Stock” means common stock of the Company and such other securities of the Company that may be substituted therefore.

2.7 “Company” means Vistra Corp., a Delaware corporation, or any successor.

2.8 “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including amounts received by such Eligible Employee under the Vistra Annual Incentive Plan (as may be amended or restated from time to time), but excluding prior week adjustments, overtime payments, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, commissions, other incentive compensation, other bonuses (including one-time and non-recurring bonuses, e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.9 “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.10 “Effective Date” means [●], 2025.

2.11 “Eligible Employee” means:

(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.12  “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment

B-2	2025 Proxy Statement

relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13 “Enrollment Date” means the first Trading Day of each Offering Period.

2.14 “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

2.15 “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.16 “Offering” means an offer under the Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

2.17 “Offering Document” has the meaning given to such term in Section 4.1.

2.18 “Offering Period” has the meaning given to such term in Section 4.1.

2.19 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.21 “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.22 “Plan” means this 2025 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended or restated from time to time.

2.23 “Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.

2.24 “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2025 Proxy Statement	B-3

2.25 “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.26 “Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.27 “Share” means a share of Common Stock.

2.28 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.29 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component of the Plan shall not exceed an aggregate of 1,000,000 Shares, subject to Article VIII.

3.2 Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares shall be carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed twenty-seven months;

(b) the length of the Purchase Period(s) within the Offering Period;

B-4	2025 Proxy Statement

(c) in connection with each Offering Period that contains only one Purchase Period, the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 5,000 Shares;

(d)  in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 5,000 Shares; and

(e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b) Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease and/or suspend (but not increase) his or her payroll deduction elections one time during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d) Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

2025 Proxy Statement	B-5

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7 Non-U.S. Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to the Participant’s authorized payroll deduction.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. Fractional Shares may be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining

B-6	2025 Proxy Statement

after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.

6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later fifteen (15) days prior to the end of the Offering Period or, if earlier, the end of the Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal without any interest thereon (except as may be required by applicable local laws) and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

2025 Proxy Statement	B-7

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable without any interest thereon (except as may be required by applicable local laws), and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN SHARES

8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

B-8	2025 Proxy Statement

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan.

9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, after taking into account Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may

2025 Proxy Statement	B-9

be required by applicable local laws), or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X.

TERM OF PLAN

The Plan shall become effective on the Effective Date. The effectiveness of the Section 423 Component of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Section 423 Component of the Plan prior to such stockholder approval. The Plan shall remain in effect until terminated under Section 9.1. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.

ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Social Responsibility & Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine when and how rights to purchase Shares shall be granted and the provisions of each Offering of such rights (which need not be identical).

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c) To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e) To amend, suspend or terminate the Plan as provided in Article IX.

(f) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g) To adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

11.3 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

B-10	2025 Proxy Statement

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

2025 Proxy Statement	B-11

12.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.12 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * *

B-12	2025 Proxy Statement

Your vote matters!
Have your ballot ready and please use one of the methods below for easy voting:
Your control number
Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
Vistra Corp.
For Stockholders of record as of March 3, 2025 Wednesday, April 30, 2025 9:00 AM, Central Time
Annual Meeting to be held live via the Internet—www.proxydocs.com/VST for more details and to register to attend.
Internet:
• www.proxypush.com/VST
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
Phone:
1-866-829-5001
• • Use any touch-tone telephone
• Have your Proxy Card ready
Follow the simple recorded instructions
Mail:
• • Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Central Time, April 30, 2025.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Stephanie Zapata Moore and Yuki Whitmire, and each or either of them, as the true and lawful attorneys of the undersigned (the “Named Proxies”), with full power of substitution and revocation, and authorizes the Named Proxies, and each of them, to vote all the shares of capital stock of Vistra Corp. (the “Company”), which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement revoking thereof, conferring any proxy authority heretofore upon given the . Named Proxies to vote in their discretion on such other matters as may properly come before the meeting and THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In postponement their discretion, thereof the Named . Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

VISTRA

Vistra Corp. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following 11 directors:				
		FOR	AGAINST	ABSTAIN	
	1.01 Scott B. Helm	☐	☐	☐	FOR
	1.02 Hilary E. Ackermann	☐	☐	☐	FOR
	1.03 Arcilia C. Acosta	☐	☐	☐	FOR
	1.04 Gavin R. Baiera	☐	☐	☐	FOR
	1.05 Paul M. Barbas	☐	☐	☐	FOR
	1.06 James A. Burke	☐	☐	☐	FOR
	1.07 Lisa Crutchfield	☐	☐	☐	FOR
	1.08 Julie A. Lagacy	☐	☐	☐	FOR
	1.09 John W. (Bill) Pitesa	☐	☐	☐	FOR
	1.10 John R. (J. R.) Sult	☐	☐	☐	FOR
	1.11 Robert C. Walters	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on a non-binding advisory basis, the 2024 compensation of the Company's named executive officers;	☐	☐	☐	FOR
3.	To approve an amendment to the Company's certificate of incorporation (as amended and restated, the "Restated Certificate of Incorporation") to provide for the exculpation of officers as permitted by Delaware Law;	☐	☐	☐	FOR
4.	To approve an amendment to the Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the Company;	☐	☐	☐	FOR
5.	To approve an amendment to the Restated Certificate of Incorporation to remove supermajority voting standards;	☐	☐	☐	FOR
6.	To approve the Company's 2025 Employee Stock Purchase Plan; and	☐	☐	☐	FOR
7.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐	FOR

Vistra Corp. Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 5, 6 AND 7
PROPOSAL
YOUR VOTE

1.	To elect the following 11 directors:

1.1	Scott B. Helm

1.2	Hilary E. Ackermann

1.3	Arcilia C. Acosta

1.4	Gavin R. Baiera

1.5	Paul M. Barbas

1.6	James A. Burke

1.7	Lisa Crutchfield

1.8	Julie A. Lagacy

1.9	John W. (Bill) Pitesa

1.10	John (J. R.) Sult

1.11	Robert C. Walters

FOR AGAINST ABSTAIN

2.	To approve, on a non-binding advisory basis, the 2024 compensation of the Company’s named executive officers;

3.	To approve an amendment to the Company’s certificate of incorporation (as amended and restated, the “Restated Certificate of Incorporation”) to provide for the exculpation of officers as permitted by Delaware Law;

4.	To approve an amendment to the Restated Certificate of Incorporation to repeal provisions relating to the waiver of corporate opportunities in favor of former principal stockholders of the
Company;

5.	To approve an amendment to the Restated Certificate of Incorporation to remove supermajority voting standards;

6.	To approve the Company’s 2025 Employee Stock Purchase Plan; and

7.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Note: Such other business as may properly come before the meeting or any adjournment thereof.
To attend the virtual 2025 Annual Meeting, you must pre-register at www.proxydocs.com/VST prior to the deadline of April 25, 2025 at 5:00 PM (Eastern Time).
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date